QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on August 3, 2004

Registration No. [            ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMCOR Pharmaceutical Co.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	2834 (Primary Standard Industrial Classification Code Number)	62-1742885 (I.R.S. Employer Identification No.)

6175 Lusk Boulevard, San Diego, California 92121 (858) 410-5601
(Address and telephone number of registrant's principal executive offices)

Taffy J. Williams, Ph.D.
President and Chief Executive Officer
6175 Lusk Boulevard, San Diego, California 92121 (858) 410-5601
(Name, address and telephone number of agent for service)

Copy to:

Theodore W. Grippo
Grippo & Elden LLC
227 West Monroe, Suite 3600
Chicago, IL 60606
Phone: (312) 704-7720
Fax: (312) 558-1195

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Number of units to be registered(1)	Proposed maximum aggregate offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $.001 par value per share(3)	25,374,999	$.21	$5,328,750	$675

Common Stock, $.001 par value per share, issuable upon exercise of warrants(4)	14,717,502	$.21	$3,090,675	$392

(1)
Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of the registrant's common stock as may be issuable upon any stock split, stock dividend or similar transaction.

(2)
Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sale prices of the registrant's common stock as reported on the Pink Sheets on July 29, 2004, a date within five days of the original filing date of this registration statement.

(3)
Shares of the registrant's common stock issued in connection with a securities purchase agreement dated as of April 19, 2004.

(4)
Shares of the registrant's common stock issuable upon the exercise of warrants issued pursuant to a securities purchase agreement dated as of April 19, 2004.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 3, 2004

PROSPECTUS

40,092,501 Shares

IMCOR Pharmaceutical Co.

Common Stock

        We are registering up to 40,092,501 shares of our common stock for offer or sale by the selling security holders named in this prospectus. Of the shares being registered, 25,374,999 shares have been issued to the selling security holders and 14,717,502 shares are issuable upon exercise of warrants issued to the selling security holders. The selling security holders may offer or sell all or a portion of their shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the shares being registered for offer and sale by the selling security holders.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 2.

        Our common stock is traded on the Pink Sheets under the symbol "ICPH". The last reported sale price of our common stock on July 29, 2004 was $0.19 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

August 3, 2004

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Applicable rules of the Securities and Exchange Commission may require us to update this prospectus in the future.

PROSPECTUS SUMMARY

About IMCOR Pharmaceutical Co.

        We are an emerging, development-stage specialty pharmaceutical company focused on developing and marketing medical imaging pharmaceutical products. We have one FDA approved product, Imagent® (perflexane lipid microspheres), an ultrasound imaging contrast agent that we acquired in June 2003, and two additional contrast agents in development for use in computed tomography (CT) and x-ray imaging with potential applications (1) as a blood pool agent, to diagnose diseased tissue in the cardiovascular system and other organs, which we call PH-50, and (2) to diagnose cancer metastasizing into the lymphatic system, which we call N1177. The product designations PH-50 and N1177 refer to the same chemical entity. We established the two names to distinguish between cardiovascular imaging (and all other indications) (PH-50) and the field of lymphography (N1177). On February 5, 2004, we changed our name to IMCOR Pharmaceutical Co., reflecting the changed nature of our business to imaging pharmaceuticals.

        In December 2001, we announced positive preclinical results of PH-50. Based on these studies, the extensive preclinical toxicology and other study work, including the product's use in approximately 65 patients for lymphography, we shifted the strategic research direction of IMCOR to focus on the cardiovascular and lymphography applications. We accomplished this shift in focus also by splitting off our therapeutic line of business, and, in June 2003 acquiring the medical imaging business (the "Imagent business") of Alliance Pharmaceutical Corp. ("Alliance") led by Imagent® (perflexane lipid microspheres), an FDA approved diagnostic imaging agent.

        For the two years up to the time of our acquisition of the Imagent business, substantially all of our research and development efforts were focused on the preclinical testing of PH-50. During that period, we operated with a very small staff and conducted substantially all of our research activities through contracts with academic institutions and contract research laboratories. In addition, we had conducted research and development activities on the development of certain therapeutic photodynamic therapy applications (namely a product we called PH-10 for the treatment of certain dermatological conditions) and the development of a medical laser. These operations were split off to our founding scientists in 2002 and have been recorded as discontinued operations in our financial statements.

        PH-50 and N1177 are still in early stages of development. Of these products, based on the availability of capital, we intend to focus our research efforts first on the continued development of PH-50 and secondly, N1177.

        Pharmaceutical imaging agents are used with echocardiography, computed tomography ("CT"), nuclear medicine and magnetic resonance imaging ("MRI") equipment in order to increase the diagnostic capabilities of these techniques. By enhancing the contrast between different types of tissues, these intravenously administered contrast agents provide critical anatomical and disease state information that is not obtainable using the equipment alone. There are numerous potential applications for a contrast agent used in imaging parts or all of the cardiovascular system as well as other organs. Our products have the potential to enhance a physician's ability to diagnose certain cardiovascular abnormalities and the spread of cancer in the lymphatic system.

        We are based in San Diego, California. We have approximately 30 full time employees and a 53,000 square foot cGMP (current Good Manufacturing Practices) manufacturing facility at our San Diego location. Our personnel have expertise in sales, marketing and manufacturing, clinical development, clinical trial design and regulatory approval processes. We also work closely with consultants experienced in drug development and regulatory requirements.

        Our principal executive offices are located at 6715 Lusk Boulevard, San Diego, California 92121, and our telephone number is (858) 410-5601.

About the Offering

        This prospectus covers the public sale of up to 40,092,501 shares of our common stock to be sold by the selling security holders identified herein. Of this amount, 25,374,999 shares were issued to certain of the selling security holders on April 19 and June 30, 2004 in a private placement transaction to certain institutional and accredited investors pursuant to a securities purchase agreement by and among the Company and such investors. The remaining 14,717,502 shares of our common stock covered by this prospectus are issuable upon the exercise of warrants issued to the investors pursuant to that securities purchase agreement. The aggregate purchase price paid by the investors for the securities issued in the private placement was approximately $10,150,000.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the following information about certain of the risks of investing in our common stock, together with other information contained in this prospectus, before you decide to purchase our common stock.

Business and Financial Risks

We must raise additional financing in the future and our inability to do so will prevent us from continuing as a going concern and implementing our business development plan.

        Our cash and securities on hand at March 31, 2004, following expenditures incurred by our operations and the acquisition of the Imagent business, including the financing of that business pending its acquisition, was approximately $76,234. At March 31, 2004, we had liabilities, including current liabilities, deferred revenue and mezzanine equity of $36,400,986, and we are in default under obligations to pay $923,000 to former secured creditors of Alliance Pharmaceutical Co. in connection with our acquisition of Imagent. We will need substantial additional financing to continue operations including our manufacturing, marketing and product development programs. We estimate that we will need at least $25,000,000 through the 2005 fiscal year.

        We cannot accurately estimate the amount of additional financing required to develop our products. In particular, we are currently seeking capital in one or more transactions to fund our immediate and longer-term capital needs. Additional funds may not be available on acceptable terms, if at all, and existing stockholders may be diluted as a result of those offerings. The pricing of our common stock, or other securities convertible into common stock, in any such transaction may also result in an increase in the number of shares of common stock issuable upon exercise of warrants in accordance with the anti-dilution provisions in the instruments governing those securities.

We have a history of losses, we are in a net deficit position (our liabilities exceed our assets as of March 31, 2004) and we may not achieve or maintain profitability in the future or pay cash dividends.

        We have incurred losses since the beginning of our operations. As of March 31, 2004, we have incurred cumulative net losses (before dividends on preferred stock) of approximately $56,366,049 and our liabilities exceeded our assets. We expect our losses to increase in the future as our financial resources are used for manufacturing, marketing, research and development, preclinical and clinical testing, regulatory activities, and other related expenses. We may not be able to achieve or maintain profitability in the future. We have never declared or paid any cash dividends to stockholders and do not expect to do so in the foreseeable future.

We have conducted only limited studies on our products in development and we do not have any revenues from sales; accordingly, we are a development stage company.

        Our company and our technologies, other than our recently acquired Imagent product, are in early stages of development. We began our business as a biopharmaceutical company in 1997. To date, we have not generated material revenues from sales or operations. We expect to generate revenue from sales of Imagent, but there can be no assurance that we will be able to generate enough revenue from such sales to be profitable for at least several years, if at all.

        The products we currently contemplate developing will require costly and time-consuming research and development, preclinical and clinical testing and regulatory approval before they can be commercially sold. We may not be able to develop our technology into marketable products or develop our technology so it is effective for diagnosis or treatment of human diseases. As a result of changing economic considerations, market, clinical or regulatory conditions, or clinical trial results, we may shift our focus or determine not to continue one or more of the projects we are currently pursuing.

The markets for imaging products are extremely competitive, and many of our competitors have greater resources and have products that are in more advanced stages of development than we do, which may give them a competitive advantage over us.

        In addition to Imagent, there are currently two FDA approved ultrasound contrast agents being marketed in the U.S. for certain cardiology applications by Amersham Health, Inc. and Bristol-Myers Squibb. In addition, Bracco International has filed a New Drug Application with the FDA seeking approval to market its product. Two other companies (POINT Biomedical and Acusphere) are in advanced clinical trials for the use of ultrasound contrast agents for assessing certain organs and vascular structures. We expect that competition in the ultrasound contrast imaging field will be based primarily on each product's safety profile, efficacy, stability, ease of administration, breadth of approved indications, and physician, healthcare payer and patient acceptance. We are at the very early stages of launching the Imagent product, and we cannot predict whether it will compete successfully with these other products.

We filed a suit against Amersham for patent infringement which, if resolved unfavorably, could impede our ability to utilize our patents for Imagent.

        We filed a complaint against Amersham Health, Inc. and two other Amersham affiliates alleging that certain Amersham products infringe on claims in our patents covering Imagent. We also seek a declaration that our patents do not infringe on Amersham's in this area, and other relief. Alliance joined us as a plaintiff in this suit. Amersham filed an answer denying the material allegations of our claims and asserting certain counterclaims. If the suit is resolved unfavorably to us, we may have difficulty utilizing the protections of our patents for Imagent and there may be other complications that may make it difficult to implement our commercialization strategy for Imagent.

        Intellectual property disputes are often settled through licensing arrangements that could be costly to us. In any intellectual property litigation, it is possible that licenses necessary to settle the dispute would not be available on commercially reasonable terms or that we would not be able to redesign our technologies to avoid any claimed infringement thus resulting in our inability to sell the product.

Our proposed products are subject to extensive testing and government approval, and we may not obtain or maintain the approvals necessary to sell our proposed products.

        Other than Imagent, none of our proposed imaging products has received the FDA's approval for commercial sales. An extensive series of clinical trials and other associated requirements must be completed before our proposed products can be approved and sold in the U.S. or other countries. Requirements for FDA approval of a product include preclinical and clinical testing for effective use and safety in animals and humans, which can be extremely costly. The time frame necessary to perform these tasks for any individual product is long and uncertain, and we may encounter problems or delays that we cannot predict at this time. Even if testing is successful, our proposed products may not demonstrate sufficient effectiveness or safety to warrant approval by the FDA or other regulatory authorities. Any regulatory approval may not cover the clinical symptoms or indications that we may seek. We must also obtain regulatory approvals comparable to those required in the U.S. to market our products in other countries.

        Other than Imagent, our proposed technologies and products generally must complete preclinical tests in animals and three phases of tests (also called clinical trials) in humans before we can market them for use. Use of our technology has been limited primarily to laboratory experiments and animal testing; only N1177 has completed Phase 1 human clinical trials. We have not yet conducted substantive studies of our compounds in development on their effectiveness on human subjects. Our results from early clinical trials may not predict results that we will obtain in large-scale clinical trials, as a number of companies have suffered significant setbacks in advanced clinical trials, even after promising results in early trials. We may not conduct additional Phase 2 or Phase 3 clinical trials for our products and such trials, if begun, may not demonstrate any efficacy or may not be completed successfully in a timely manner, if at all. The rate of completion of our clinical trials depends upon, among other things, the rate of patient enrollment. Patient enrollment is a function of many factors, including the size of the patient population for a particular indication, the nature of the clinical protocol under which our products will be studied, the proximity of the patient to a clinical site and the eligibility criteria for the study. Delays in planned patient enrollment may result in increased costs, regulatory filing delays, or both. Furthermore, we, the FDA or other regulatory authorities may alter, suspend or terminate clinical trials at any time. If we do not successfully complete clinical trials and obtain regulatory approval for a product, we will not be able to market that product.

Any products approved by the FDA are subject to postmarket requirements of the FDA.

        Our FDA approved product, Imagent, is subject to numerous postmarket requirements by regulatory authorities. We will be subject to inspection and marketing surveillance by the FDA to determine our compliance with regulatory requirements with respect to any approved products. If the FDA finds that we have failed to comply, it can institute a wide variety of enforcement actions, ranging from a public warning letter to more severe sanctions such as:

  •
  fines, injunctions and civil penalties;

  •
  recall or seizure of our products;

  •
  operating restrictions, partial suspension or total shutdown of production; and

  •
  criminal prosecution.

        Any enforcement action by the FDA may also affect our ability to commercially distribute our products in the U.S.

Product liability claims could increase our costs and adversely affect our results of operations.

        The marketing and clinical testing of Imagent and our product candidates may expose us to product liability claims, and we may experience material product liability losses in the future. We maintain certain levels of product liability insurance for the use of our products, but our coverage may not continue to be available on terms acceptable to us or adequate for liabilities we actually incur. A successful claim brought against us in excess of available insurance coverage, or any claim or product recall that results in significant adverse publicity against us, may have a material adverse effect on our business and results of operations.

If we do not obtain and maintain patent or other protection of our core technologies (namely Imagent and PH-50 for cardiovascular imaging and N1177 for lymphography), we may have difficulty commercializing products using these technologies.

        Our success depends in part on our ability to obtain, assert and defend our patents, protect trade secrets and operate without infringing the intellectual property of others. Among the important risks in this area are that:

  •
  our patent applications may not result in issued patents. Moreover, any issued patents may not provide us with adequate protection of our intellectual property or competitive advantages, and the law on the scope of patent coverage is continually changing.

  •
  various countries limit the subject matter that can be patented and limit the ability of a patent owner to enforce patents in the medical field. This may limit our ability to obtain or utilize those patents internationally.

  •
  existing or future patents or patent applications (and the products or methods they cover) of our competitors (or others, such as research institutions or universities) may interfere, invalidate, conflict with or infringe our patents or patent applications. Similarly, the use of the methods or technologies contained in our patents, patent applications and other intellectual property may conflict with or infringe the rights of others.

  •
  if an advance is made that qualifies as a joint invention, the joint inventor or his or her employer may have rights in the invention.

        We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that these rights are covered by valid and enforceable patents or effectively maintained as trade secrets. We acquired a patent portfolio related to Imagent as part of the acquisition of the Imagent business. We also own two patents in the U.S., and certain other patents in foreign countries including Australia, Canada, Japan and Germany that relate to methods for performing lymphography.

        Other than the patents and patent applications we acquired through the purchase of the Imagent Business, we have filed patent applications in the U.S. and under the Patent Cooperation Treaty covering a number of foreign countries. These patent applications relate to the use of nanoparticulates, including PH-50, as cardiovascular imaging agents and to deliver pharmacologically active substances for treatment of various diseases. We are also the exclusive licensee of a group of patented proprietary compounds known as "nanoparticulates," including N1177 and PH-50 from Nycomed Imaging AS. We are the exclusive licensee of U.S. and foreign patent applications from Massachusetts General Hospital which relate to diagnostic imaging agents and methods for using the diagnostic imaging agents for medical location, treatment and diagnosis of tumors and other diseased tissues.

        Additional patents may never be issued on any of the patent applications we own or license from third parties. Even if those patents are issued, the validity of the patents might successfully be challenged by a third party. The patents might not provide protection against competitive products or otherwise be commercially valuable, or the applications filed by others might result in patents that would be infringed by the manufacture, use or sale of our products.

        The patent position of biopharmaceutical companies involves complex legal and factual questions and therefore we cannot assure the enforceability of these patents. Litigation over patents and other intellectual property rights occurs frequently in our industry and there is a risk that we may not prevail in disputes over the ownership of intellectual property. Further, an interference proceeding with the Patent and Trademark Office may be instituted over the rights to certain inventions and there is a risk that we may not prevail in such an interference proceeding. Those disputes can be expensive and time consuming, even if we prevail. Intellectual property disputes are often settled through licensing arrangements that could be costly to us. In any intellectual property litigation, it is possible that licenses necessary to settle the dispute would not be available on commercially reasonable terms or that we would not be able to redesign our technologies to avoid any claimed infringement thus resulting in our inability to sell the product.

        Confidentiality agreements covering our intellectual property may be violated and we may not have adequate remedies for any violation. Third parties may challenge our existing patents and seek to hold them invalid or unenforceable. Also, our trade secret intellectual property may in other ways become known or be independently discovered by competitors.

        To the extent we use intellectual property through licenses or sub-licenses (as is the case for some of our lymphography technology), our rights are subject to us performing the terms of the license or sub-license agreement with third parties. Our rights are also subject to the actions of third parties we may not be able to control, such as our sub-licensor complying with the terms of its license with the patent owner and the patent owner maintaining the patent. In addition, where intellectual property results from a research project supported by government funding, the government has limited rights to use the intellectual property without paying us a royalty.

We are highly dependent upon a small number of employees and consultants who provide management expertise, and it may be difficult to implement our business operations and development plans without this expertise.

        These individuals have entered into employment or consulting agreements, confidentiality and/or non-competition agreements with us. We could suffer competitive disadvantage, loss of intellectual property or other material adverse effects on our business and results of operations if any employee or consultant violates or terminates these agreements or terminates his or her association with us. Our growth and future success also depends upon the continued involvement and contribution from these individuals, as well as our ability to attract and retain highly qualified personnel now and in the future.

        We currently employ three senior executive officers: Dr. Williams (our Chief Executive Officer), Mr. Boveroux (our Chief Financial Officer) and Mr. DeFranco (our Sr. Vice President Marketing and Business Development). We also have retained consultants to advise us in regulatory affairs and product development matters. If we lost the services of our executive officers or outside consultants, we could experience a delay in the implementation of our business plan until we arranged for another individual or firm to fulfill the role.

The raw materials for Imagent are subject to a long-term supply contract with one supplier and the raw materials necessary for the manufacture of PH-50 and N1177 are supplied by one supplier. An interruption in availability of those materials may impair our ability to market or test those products.

        We assumed the rights and obligations of Alliance under the terms of the long-term supply agreement that Alliance had for the principal raw material for Imagent. Some raw materials for Imagent are currently qualified from only one source and, although we have some inventory, we will attempt to acquire additional inventory of these materials and to negotiate long-term supply arrangements. Raw materials used in Imagent cannot be changed without equivalency testing of any new material by us and approval of the FDA.

        We currently rely on Nanosystems, a division of Élan, as the sole supplier of the raw nanoparticulates used to manufacture PH-50 and N1177. There can be no assurance that Nanosystems will continue to supply us with the raw materials that we need in a timely manner on conditions that are acceptable to us.

We may encounter difficulties starting or expanding our manufacturing operations.

        We are leasing a single manufacturing facility located in San Diego, California. This facility is subject to a variety of quality systems regulations, international quality standards and other regulatory requirements, including requirements for good manufacturing practices, or current good manufacturing procedures. We may encounter difficulties expanding our manufacturing operations in compliance with these regulations and standards, which also could result in a delay or termination of manufacturing or an inability to meet product demand.

        We will face risks inherent in operating a single facility for the manufacture of Imagent. At this time, we do not have alternative production plans in place or alternative facilities available should the San Diego manufacturing facility cease to function. These risks include unforeseen plant shutdowns due to personnel, equipment or other factors, and the resulting inability to meet customer orders on a timely basis.

We have to rely on third parties and collaborative relationships for the marketing, manufacturing and clinical testing of Imagent and our proposed products, and it may be difficult to implement our business development plans without these collaborations.

        We currently have an agreement for sales and marketing of Imagent by Cardinal Health, Inc. We have had and expect to continue in the future to have a variety of research agreements with universities and other research institutions to investigate specific protocols. We also contract and expect to continue to contract with research organizations and other third parties to manage clinical trials of our products. We must obtain and maintain collaborative relationships with third parties for research and development, preclinical and clinical testing, marketing and distribution of our proposed products. Collaborative relationships may limit or restrict our operations or may not result in an adequate supply of necessary resources. Our collaborative partner could also pursue alternative technologies as a means of developing or marketing products for the diseases targeted by our collaborative program. If a third party we are collaborating with fails to perform under its agreement or fails to meet regulatory standards, this could delay or prematurely terminate clinical testing of our proposed products.

Our products may not be fully accepted by physicians, laboratories and health insurance providers, which would reduce our revenue and limit our ability to raise capital.

        Our growth and success will depend upon market acceptance by physicians, laboratories and health insurance providers of our products. This requires acceptance of our products as clinically useful and cost-effective alternatives to other medical imaging methods. In addition, physicians may utilize imaging techniques other than those for which our products are being developed (such as magnetic resonance imaging (MRI)) to image internal vasculature and organs and therefore, our products may not be utilized.

Changes in health care reimbursement policies or legislation may make it difficult for patients to use or receive reimbursement for using our products, which could reduce our revenues.

        Our success will depend, in part, on the extent to which health insurers, managed care entities and similar organizations provide coverage or reimbursement for using the medical procedures we have and plan to develop. These third-party payers are increasingly challenging the price of medical procedures and services and establishing guidelines that may limit physicians' selections of innovative products and procedures. We also cannot predict the effect of any current or future legislation or regulations relating to third-party coverage or reimbursement on our business. We may not be able to achieve market acceptance of our proposed products or maintain price levels sufficient to achieve or maintain any profits on our products if adequate reimbursement coverage is not available. Failure by physicians, hospitals and other users of our products to obtain sufficient reimbursement from third-party payers for the procedures in which our products would be used or adverse changes in governmental and private third-party payers' policies toward reimbursement for such procedures would have a material adverse effect on our business.

Risks Related To Our Common Stock

A small group of stockholders control IMCOR, which may make it difficult for stockholders who are not in that group to influence management.

        As of June 30, 2004, a small group of stockholders control approximately 51,384,623 shares of our outstanding common stock. These stockholders are also parties to a Voting, Drag-Along and Right of First Refusal Agreement (the "voting agreement") concerning the election of certain designees to the Board of Directors and certain other corporate actions. The Voting Agreement requires these stockholders to vote their shares for the election of certain individuals nominated by parties to the Voting Agreement. This concentration of ownership and control may delay or prevent a change in control of IMCOR, and may also result in a small supply of shares available for purchase in the public securities markets. These factors may affect the market and the market price for our common stock in ways that do not reflect the intrinsic value of our common stock.

The price and trading volume of our common stock fluctuates significantly, like that of many biopharmaceutical companies, which may make it difficult for us or a stockholder to sell our common stock at a suitable price and may cause dilution for existing stockholders when we issue additional shares.

        During the period from January 1, 2004 through June 30, 2004 the closing trade price of our common stock ranged from $2.20 to $0.30 per share. Daily trading volume ranged from zero shares to approximately 42,900 shares during that period.

        The market prices for securities of biopharmaceutical companies in general have been highly volatile and may continue to be highly volatile in the future. The following factors may have an impact on the price of our common stock:

  •
  Sales performance of Imagent;

  •
  Announcements by us or others regarding scientific discoveries, technological innovations, commercial products, patents or proprietary rights;

  •
  Announcements by us concerning the licensing or other transactions of our products or technologies;

  •
  Private sales of a significant block of our common stock at a price below the then current market price of our common stock and the subsequent registration and sale of those shares;

  •
  The progress of preclinical or clinical testing;

  •
  Developments or outcome of litigation concerning proprietary rights, including patents;

  •
  Changes in government regulation;

  •
  Public concern about the safety of devices or drugs;

  •
  Limited coverage by securities analysts;

  •
  The occurrence of any of the risk factors described in this section;

  •
  Sales of large blocks of stock by an individual or institution;

  •
  Changes in our financial performance from period to period, securities analysts' reports, and general market conditions; and

  •
  Economic and other external factors or a disaster or crisis.

If stockholders holding substantial amounts of our common stock should sell their stock in the public market, the price of our stock could fall and it may be more costly for us to raise capital.

        We have reserved shares of common stock for future issuance upon grants of options, or exercise or conversion of outstanding options and warrants and convertible securities. In addition, some of our shares are eligible for sale in the public market free of restriction under Rule 144 of the Securities Act. Others shares of our common stock are subject to agreements requiring us to permit the holders of the shares, under certain circumstances, to join in a public offering of our stock or to demand that we register their shares for resale. The sale of these shares could place downward pressure on the overall market price of our common stock.

        If our options and warrants are all issued and exercised, investors may experience significant dilution in the voting power of their common stock. The sale of these shares could also place downward pressure on the overall market price of our common stock.

We have issued a substantial number of securities convertible into shares of our common stock which will result in substantial dilution to the ownership interests of our existing shareholders.

        As of July 25, 2004, 27,076,324 shares of our common stock were reserved for issuance upon exercise or conversion of the following securities:

  •
  27,022,294 shares upon exercise of outstanding stock options and warrants; and

  •
  54,030 shares upon exercise of options available for future grant under our existing option plans.

        The exercise or conversion of these securities will result in a significant increase in the number of outstanding shares and substantially dilute the ownership interests of our existing shareholders.

Applicable Securities and Exchange Commission rules governing the trading of "penny stocks" limits the trading and liquidity of our common stock which may affect the trading price of our common stock.

        Our common stock currently trades on the Pink Sheets. Because our common stock continues to trade below $5.00 per share, our common stock is considered a "penny stock" and is subject to Securities and Exchange Commission rules and regulations which impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

We do not intend to pay dividends in the foreseeable future.

        We have never declared or paid a dividend on our common stock. We intend to retain earnings, if any, for use in the operation and expansion of our business and, therefore, do not anticipate paying any dividends on our common stock in the foreseeable future.

FORWARD-LOOKING STATEMENTS

        This prospectus contains (and press releases and other public statements we may issue from time to time may contain) a number of forward-looking statements regarding our business and operations. Statements in this document that are not historical facts are forward-looking statements. Such forward-looking statements include those relating to:

  •
  our current business and product development plans,

  •
  our future business and product development plans,

  •
  the timing and results of regulatory approval for proposed products, and

  •
  projected capital needs, working capital, liquidity, revenues, interest costs and income.

        Examples of forward-looking statements include predictive statements, statements that depend on or refer to future events or conditions, and statements that may include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "should," "may," or similar expressions, or statements that imply uncertainty or involve hypothetical events.

        Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, in the materials incorporated by reference into this prospectus, or in our press releases or other public statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or other documents incorporated by reference might not occur. No forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement. We do not undertake any obligation to release publicly any revisions to these forward looking statements, to reflect events or circumstances after the date of this prospectus, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

USE OF PROCEEDS

        The shares are being registered hereunder for resale by the selling security holders. We will not receive any proceeds from the sale of the shares by the selling security holders. We will receive the exercise price of certain warrants held by the selling security holders. We expect to use the proceeds of any such sales for development of our technologies or as otherwise determined by our Board of Directors, in accordance with the securities purchase agreement we have with the selling security holders.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        Our common stock currently trades on the Pink Sheets under the symbol "ICPH." Until June 28, 2004, our stock traded in the Nasdaq SmallCap Market. The following table sets forth the range of high and low bid prices per share of our common stock for each of the calendar quarters identified below as reported by the Nasdaq SmallCap Market and the Pink Sheets. These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
2004:
Quarter ended June 30, 2004	$2.20	$0.30
Quarter ended March 31, 2004	$2.03	$0.96
2003:
Quarter ended December 31, 2003	$1.93	1.07
Quarter ended September 30, 2003	$2.44	0.97
Quarter ended June 30, 2003	$2.60	1.50
Quarter ended March 31, 2003	$2.73	0.90
2002:
Quarter ended December 31, 2002	$2.64	1.00
Quarter ended September 30, 2002	$4.20	1.32
Quarter ended June 30, 2002	$5.20	3.12
Quarter ended March 31, 2002	$6.36	2.52

        The last price of our common stock as reported on the Pink Sheets on July 29, 2004 was $0.19 per share.

Holders

        As of July 29, 2004 the number of stockholders of record of our common stock was 281.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        This Management's Discussion and Analysis of Financial Condition and Results of Operations and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth in the section captioned "RISK FACTORS" and elsewhere in this prospectus. The following should be read in conjunction with our audited and unaudited financial statements included below.

        References to the "Company," "IMCOR," "we" or "our" are to IMCOR Pharmaceutical Co. (formerly known as Photogen Technologies, Inc.) and, where appropriate, our subsidiary, Sentigen, Ltd. References to the "Imagent Business", "Technology Purchase" or "Purchased Technology" are to the medical imaging business of Alliance Pharmaceutical Corp. ("Alliance") acquired by us on June 18, 2003. Imagent® (perflexane lipid microspheres) is a registered trademark owned by IMCOR.

        The accompanying financial statements have been prepared assuming we are a going concern. In 2003 and up to the closing of the 2004 equity financing, the company has received capital through its issuance of demand notes payable to its major institutional investor and, to a lesser extent, proceeds received from the license of Imagent in Japan. Without obtaining additional debt or equity financing we will not be able to continue to fund operations through the end of 2004. The financial statements do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from this uncertainty.

        We are an emerging, development-stage specialty pharmaceutical company focused on developing and marketing medical imaging pharmaceutical products. These agents are used with echocardiography, computed tomography ("CT"), nuclear medicine and magnetic resonance imaging ("MRI") equipment in order to increase the diagnostic capabilities of these techniques. By enhancing the contrast between different types of tissues, these intravenously administered contrast agents provide critical anatomical and disease state information that is not obtainable using the equipment alone. Our products have numerous potential applications and the potential to enhance a physician's ability to diagnose certain cardiovascular abnormalities and the spread of cancer in the lymphatic system.

        We have one FDA approved product, Imagent®, an ultrasound imaging contrast agent that we acquired as part of the Imagent Business, and two additional contrast agents in development for use in computed tomography (CT) and x-ray imaging with potential applications (1) as a blood pool agent, to diagnose diseased tissue in the cardiovascular system and other organs, which we call PH-50, and (2) to diagnose cancer metastasizing into the lymphatic system, which we call N1177. The product designations PH-50 and N1177 refer to the same chemical entity. We established the two names to distinguish commercialization rights between cardiovascular imaging (and all other indications) (PH-50) to which we retain rights, and the field of lymphography (N1177), which we had licensed to our joint venture (Sentigen, Ltd.) with affiliates of Elan Corporation. The joint venture was terminated as of June 10, 2004. Please see "Subsequent Events", below.

        PH-50 and N1177 are still in early stages of development. Of these products, based on the availability of capital, we intend to focus our research efforts first on the continued development of PH-50 and secondly, N1177.

        Currently, the raw materials necessary to produce N1177 and PH-50 are supplied by a sole supplier. We presently have limited supplies of these products on hand. While our raw materials are supplied by a sole supplier, there are additional sources for these materials. However, to make any significant change in the manufacturing process or change in suppliers, we must conduct certain equivalency studies and receive approval by the FDA. Considerable delays in our research and development programs for these products could result from our having to change to a different supplier. While we have no reason to believe that our supplier will be unable or unwilling to provide the necessary supplies for our research, there can be no assurance that this will continue. As we continue to develop these products, we expect to identify and qualify additional suppliers of raw materials.

        On February 5, 2004, we changed our name to IMCOR Pharmaceutical Co., reflecting the changed nature of our business to imaging pharmaceuticals. IMCOR is based in San Diego, California. We have approximately 30 full time employees and a 53,000 square foot facility in San Diego a part of which is an FDA approved cGMP (current Good Manufacturing Practices) manufacturing plant sufficient for our current and projected manufacturing needs of Imagent. Our personnel have expertise in sales, marketing and manufacturing, clinical development, clinical trial design and regulatory approval processes. To supplement our internal capabilities, we work closely with consultants experienced in drug development and regulatory requirements, third party research laboratories, contract research organizations and manufacturers for clinical material supplies and the management of clinical trials and with academic and other institutions to conduct specified research projects.

        We have been funding our operations through the use of proceeds received from our licensing agreement with Kyosei Pharmaceutical Co., Ltd., a unit of Sakai Group of Japan, demand notes we have issued to our major institutional investor and, most recently, proceeds from the closing of the private placement of equity securities received during April and June 2004. We are aggressively seeking additional equity or debt financing. We will need substantial additional financing for our research, clinical testing, product development and marketing programs. We cannot accurately estimate the amount of additional financing required; however, we believe we will need an additional approximately $25 million or more through the 2005 fiscal year. In particular, we are currently seeking to raise additional capital through the sale of stock to accredited investors. See "Subsequent Events" and "Risk Factors—We must raise additional financing in the future and our inability to do so will prevent us from continuing as a going concern and implementing our business development plan."

        We expect that our quarterly and annual results of operations will fluctuate based on several factors including, our ability to raise additional capital to implement our sales, marketing and manufacturing programs, the results of our litigation against Amersham, the timing and amount of expenses involved in marketing and manufacturing Imagent, conducting our research programs, particularly the conduct of clinical trials, the cost of clinical material used in those trials and required for compliance with FDA regulations and the amount, if any, of fees, milestone payments and research support payments received from potential strategic partners.

        We consider the valuation of our investment in the purchased technology of Imagent Business to be a significant estimate. The carrying value of this purchased technology at March 31, 2004 is approximately $14,654,000, net of accumulated amortization. The assumptions underlying the financial forecast have been based on currently available information including estimates of market size and penetration, pricing, competitive threats and general operating expenses. We have also instituted litigation against Amersham, and Amersham has responded with counterclaims. Should we lose this litigation, our business and the value of the Purchased Technology would be materially and adversely affected. These estimates may change and such changes may impact future estimates of carrying value.

        We also consider our investment in the joint venture with affiliates of Elan to be subject to a significant estimate. The carrying value of our 80.1% equity interest in Sentigen, Ltd., the joint venture entity, plus advances to Sentigen, Ltd., at March 31, 2004 totaled approximately $2,607,000. The assumptions underlying the financial forecasts were based on currently available information, including estimates of development costs, pricing, operating expenses and market sizes and penetration. These estimates may change and any such changes may impact future estimates of appropriate carrying values. The joint venture arrangement with Elan terminated in June, 2004.

        As part of our annual audits, we, on behalf of the Sentigen joint venture, prepared cash flow projections of the product, N1177 including assumptions of research and clinical development costs, market size, market share and resulting potential revenues and the costs (manufacturing, marketing and sales along with administrative costs) to generate the projected revenue stream. These cash flows, assuming that the research is successful, were then discounted to a present value. During the year, we incorporated these projections as part of the analysis of any impairment in the value of the joint venture.

Results of Operations

        The following is a discussion of our results of operations for the quarters ended March 31, 2004 and March 31, 2003, for the years ended December 31, 2003, 2002 and 2001.

        Since inception, IMCOR had been developing products for both therapeutic and medical imaging applications. Prior to our acquisition of the Imagent Business in June, 2003, our efforts were focused on the development and clinical testing of diagnostic products, specifically PH-50, being developed as a cardiovascular imaging agent, and N1177, being developed for lymphography, the diagnosis of cancer metastasizing to lymph nodes. During that period, we operated with a very small staff and conducted substantially all of our research activities through contracts with academic institutions and contract research laboratories. In addition, we had conducted research and development activities on the development of certain therapeutic photodynamic therapy applications (namely a product we called PH-10 for the treatment of certain dermatological conditions) and the development of a medical laser. These operations were split off to our founding scientists as of November 12, 2002 and have been recorded as discontinued operations in our financial statements.

        On June 18, 2003, we acquired the Imagent Business consisting of assets, including Purchased Technology, related to the diagnostic imaging business of Alliance. Included in the purchase were Imagent (an FDA-approved product) an FDA-approved manufacturing facility, the marketing, manufacturing and supporting infrastructure for the product and an intellectual property portfolio of approximately thirty patents in the area of ultrasound imaging.

        The amount of consideration was determined through arms-length negotiations. The attractiveness of the ultrasound imaging market potential together with the acquisition of an approved product and an extensive intellectual property portfolio were fundamental reasons for the acquisition and primary determinants of the purchase price of approximately $7,240,000 for plant, property and equipment, $15,638,000 for the purchased technology, plus future earn out payments as describe in the agreement based upon Imagent revenue.

        During 2003 we have conducted limited test marketing of Imagent to certain hospitals and physicians. To date, we have not generated significant revenues from the sale of any proposed diagnostic products or other operations.

        In December 2003 we entered into a license agreement with Kyosei Pharmaceutical Co., Ltd. ("Kyosei"), a unit of Sakai Group, for the development and marketing of Imagent in Japan for all radiology and cardiology indications. Terms of the agreement call for the payment to IMCOR of up to $10 million in fees and development milestone payments plus royalties on commercial sales. Kyosei will also pay IMCOR to manufacture Imagent for Kyosei's clinical and commercial requirements. At the closing, we received a gross payment of $2 million from Kyosei. Recognition of this payment will be made ratably over the anticipated life of the agreement.

        In 2004, we received an additional gross payment of $2 million from Kyosei. Additional payments are expected in 2005 and beyond. The future payments from Kyosei are based on certain milestones of clinical development, including the commencement of and completion of clinical studies and approval for sale by Japanese regulatory authorities. Commencement of clinical studies is not expected to be earlier than 2005, and the development program, including regulatory approval, is expected to take four or more years. Accordingly, commercial sales, upon which we will earn royalties, are not expected to commence earlier than 2008. While we believe that Imagent clinical studies will be successful, there can be no assurance that such studies conducted in Japan will be successful or that the product will be approved for sale by Japanese authorities.

        As part of the our review of our financial statements at year end 2002, we evaluated the carrying value of the Sentigen license in light of the projection of cash flows and availability of capital to conduct the research in a timely manner. Accordingly, we advised Sentigen to reduce the carrying value of the Elan license by $2,500,000.

        Further, as part of our review of our financial statements for the quarter ended June 30, 2003, we again evaluated the carrying value of the Sentigen license in light of the projection of cash flows, the availability of capital to conduct the research in a timely manner, the knowledge that this area of research was no longer an area stated by Elan to be an area of focus for that company, and the priority of committing capital to the further development of N1177 in light of our other priorities, namely the continued development of PH-50 and the manufacturing and marketing of its recently acquired Imagent Business. Accordingly, we advised Sentigen to reduce the carrying value of the Elan license by $5,750,000 to a value of approximately $4,060,000, it being also determined in the judgment of certain of our directors with experience in these matters, that a value of approximately $4,000,000 could be fair should Sentigen either sell or license N1177 to a third party.

        We have issued two series of convertible preferred stock: Series A, issued in October 1999, which was outstanding at March 31, 2004, and Series B, issued in February 2000, which was retired in November 2002. Both the Series A and Series B shares were converted into shares of our common stock. Please see "Subsequent Events", below.

        The holder of Series A Preferred Stock was entitled to a mandatory, cumulative, semi-annual payment-in-kind dividend of 7% (i.e., 0.07 additional shares of Series A Preferred Stock). The terms of the Series A Preferred Stock and the Series B Preferred Stock had each created additional preferred returns for the holders. The Series A Preferred Stock was issued with detachable warrants. The value allocated to those warrants caused the preferred shareholders to receive an additional return. That additional return has been amortized over the period from issuance through October 2001, when the stock was first convertible. The additional return related to the Series A Preferred Stock recorded was $391,154 in 2001.

        The Series B Preferred contained beneficial conversion features. Emerging Issues Task Force Issue 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," requires the issuer to assume that the holder will not convert the instrument until the time of the most beneficial conversion, which would occur after January 1, 2002. Using the conversion ratio at January 1, 2002 of 0.36 shares of common stock and the stock price at the date of issuance, the maximum beneficial conversion amount was $2,322,316. This amount was recorded as additional preferred stock dividends over the period from issuance until January 1, 2002.

Quarters ended March 31, 2004 and 2003

        The accompanying financial statements for the period ended March 31, 2003 represent the operations of the Company prior to the acquisition of the Imagent Business and those for the period ended March 31, 2004 include the results of operations following the acquisition. Please see Note 4 to the March 31, 2004 financial statements for a presentation of the pro-forma results of operations for all periods.

        We had no revenue in the first quarter of 2003 and recognized $41,667 as License Revenue in the first quarter of 2004 pursuant to the Kyosei Agreement.

        Research and development expenses for the quarters ended March 31, 2003 and 2004 were $554,163, and $960,831 respectively. These expenses include personnel costs, fees and other compensation paid to outside consultants, and costs associated with conducting preclinical and clinical studies and manufacturing product to be used in these studies.

        The increase in research expenses was primarily due to the increase in the number of research personnel and supporting laboratory spending we incurred as a result of acquiring the Imagent Business. Substantially all of the research expenses in 2004 were oriented to expenses associated with regulatory compliance and continued development of Imagent for new indications. We expect our development priorities, based on the availability of sufficient capital, to focus on the continued development of PH-50, compliance with regulatory obligations for Imagent and development of new indications for Imagent. Expenses associated with the development of N1177 were charged to our joint venture prior to June 2004, and expenses associated with the development of N1177 and our other products are now borne completely by us.

        We are planning the remaining pre-clinical studies of PH-50 for potentially significant new applications in cardiovascular imaging and have filed for additional patent protection of the use of the compound for vascular and organ imaging applications. To date, we have incurred a total of approximately $2,125,000 of expenses in connection with the development of PH-50.

        We have been developing N1177 through a joint venture with affiliates of Elan. Research and development expenses for N1177 have been charged to the joint venture. To date, we have incurred a total of approximately $3,130,000 of expenses in connection with the development of N1177. Due to capital constraints, no research was conducted on N1177 during 2003 or 2004.

        Selling, general and administrative expenses the quarters ended March 31, 2003 and 2004 were $4,195,358 and $3,705,734 respectively. These expenses include in 2003 costs associated with our acquisition of the Imagent business prior to firmly committing to the acquisition (costs incurred following our firm commitment to acquire the Imagent business have been capitalized as part of the acquisition cost) including (i) provisions we had taken against advances we had made to Alliance and shares of our common stock we had issued to Xmark pursuant to a standstill agreement with Xmark (approximately $2,615,000), (ii) costs of conducting due diligence and other activities related to the acquisition of the Imagent Business, and (iii) costs associated with obtaining patent protection for our intellectual property, costs associated with administrative personnel and corporate management, the amortization of options granted to our employees, legal and related expenses and facilities expenses. In 2004, these costs also included the costs of selling and marketing programs for Imagent and amortization of Purchased Technology related to the acquisition of the Imagent Business.

        During the first quarter 2003 and 2004 we recorded losses from our joint venture with Elan, Sentigen, of $195,897 and $195,897, respectively. As there have been delays, principally due to capital constraints, on the development of N1177, these losses were the result of the amortization of the license purchased from Elan as, due to the lower priority of the development of N1177, limited development work was being conducted.

        Investment and other income for the quarters ended March 31, 2003 and 2004 was $4,522, and $224,236, respectively. Investment income is generated by the amount of capital in our investment portfolio prior to it being used to fund our operations and the rate of interest earned on that capital. We invest funds in the investment portfolio in U.S. Government obligations. In 2003 investment and other income reflected earnings on the investment portfolio following our capital raising efforts in late 2002. In 2004 investment and other income reflected:

  •
  reversal of the remaining provision for the closing of our former offices in New Hope, PA upon the landlord's successful efforts in replacing our lease;

  •
  disgorgement of profits to the Company resulting from certain sales of our common stock by a shareholder, deemed to be an affiliate of the company;

  •
  sales proceeds resulting from the test marketing of Imagent; and

  •
  earnings on the investment portfolio.

        We expect investment income to continue to fluctuate both as the size of the investment portfolio decreases or increases and as the rate of interest earned by the portfolio varies due to shifts in short term interest rates.

        Purchases of equipment and leasehold improvements for the quarters ended March 31, 2003 and 2004 were $0 and $4,520, respectively. Our purchases, if any, are primarily for the acquisition of laboratory and other equipment necessary to conduct manufacturing operations and leasehold improvements at our offices in San Diego. During the next twelve months, assuming that we obtain sufficient capital, we expect capital expenditures for equipment to be less than $500,000.

        We recorded preferred stock dividends (payable in additional shares of Series A Preferred) of $258,466 and $276,870 in the quarters ended March 31, 2003 and 2004 for Series A Preferred Stock.

        Net loss applicable to common shareholders (after preferred dividends) was $5,199,362 and $5,277,797 for the three month periods ended March 31, 2003 and 2004, respectively, and our cumulative losses since inception, including preferred stock and beneficial conversion dividends totaling $8,989,379, are approximately $65,418,738.

Years ended December 31, 2002, 2001 and 2000

        Research and development expenses for the years ended December 31, 2001, 2002 and 2003 were $437,958, $1,227,897, and $2,529,679 respectively. These expenses include personnel costs, fees and other compensation paid to outside consultants, and costs associated with conducting preclinical and clinical studies and manufacturing product to be used in these studies. We are completing pre-clinical studies of PH-50 for potentially significant new applications in cardiovascular imaging and have filed for additional patent protection of the use of the compound for vascular and organ imaging applications. Through December 31, 2003, we have incurred a total of approximately $2,125,000 of expenses in connection with the development of PH-50 (approximately 438,000, 1,228,000 and 462,000 for the years ended December 31, 2001, 2002 and 2003, respectively). In 2003, we had approximately a $700,000 reduction in PH-50 expenditures due to capital constraints on the Company. Please see "Technology—Development of PH-50" and the discussion below of research and development expenses in 2003.

        We have been developing N1177 through a joint venture with affiliates of Elan. Research and development expenses for N1177 have been charged to the joint venture. Through December 31, 2003, we have incurred a total of approximately $3,130,000 of expenses in connection with the development of N1177 (approximately $1,160,000, $658,000 and $0 incurred by the joint venture for the years ended December 31, 2001, 2002 and 2003, respectively). Due to capital constraints, no research was conducted on N1177 during 2003. Please see "Technology—Development of N1177" and Note 4 to our financial statements for the period ended December 31, 2003.

        Research expenses (from continuing operations) in 2002 increased by $789,939 to $1,227,897 primarily due to the shift in research spending from N1177 to the development of Imagent and PH-50,

a product having greater market potential than N1177. During 2002, the Company operated with a limited internal staff and utilized third party contract laboratories and consultants to conduct its research programs under the guidance of its internal staff. The increased expenditures were due to the additional contract work conducted by these third party laboratories and consultants.

        Substantially all of the $2,529,679 in research expenses in 2003 were oriented to the preclinical development of PH-50, and, since the acquisition of the Imagent Business, expenses associated with regulatory compliance and continued development of Imagent for new indications. The research expenditures were composed of expenses incurred for the development of PH-50 (approximately $462,000) and, since the acquisition of the Imagent Business personnel costs (approximately $1,400,000) in laboratory and equipment leases (approximately $225,000) and outside service expenses (approximately $375,000) at our San Diego operation. The expenditures incurred in our San Diego operations were directed to product and regulatory support and compliance and not to a particular significant product research program. We expect our development priorities, based on the availability of sufficient capital, to focus first on the development of new indications for Imagent and the continued development of PH-50 and then to the further development of N1177. Expenses associated with the development of N1177 were charged to our joint venture, and now expenses associated with the development of N1177 and our other products are borne completely by us.

        Selling, general and administrative expenses were $3,220,584, $4,030,083 and $14,241,767 for the years ended December 31, 2001, 2002, and 2003, respectively. These expenses include (in 2002 and 2003) costs associated with our acquisition of the Imagent business prior to firmly committing to the acquisition (costs incurred following our firm commitment to acquire the Imagent business have been capitalized as part of the acquisition cost), and for all years costs associated with obtaining patent protection for our intellectual property, costs associated with sales and marketing programs, administrative personnel and corporate management, the amortization of options granted to our employees, legal and related expenses and facilities expenses.

        In 2002, selling, general and administrative expenses increased by $809,499 to $4,030,083. As part of the November, 2002 restructuring and financing, stock options were granted to the remaining employees of IMCOR with an exercise price equal to the price at which common stock was sold to the new institutional investors. As the exercise price was below the closing price of the company's common stock at the date of grant, we recorded an expense of approximately $988,000 reflecting the differential between those two prices.

        In 2003, selling, general and administrative expenses increased by $10,211,684 to $14,241,767. The primary reasons for the increase were related to our acquisition of the Imagent business from Alliance including, (i) provisions we have taken against advances we had made to Alliance and shares of our common stock we had issued to Xmark pursuant to a standstill agreement with Xmark (approximately $2,615,000), (ii) costs of conducting due diligence and other activities related to the acquisition of the Imagent business (approximately $775,000), (iii) costs incurred by us to operate the Imagent business following its acquisition (approximately ($4,445,000), (iv) depreciation (approximately ($945,000), and (v) amortization of the purchased technology (approximately $658,000). Of the costs to operate the Imagent Business after acquisition, approximately $1,962,000 was for third party contract services, contract sales and marketing and legal expenses, $850,000 for facilities expenses and $775,000 for payroll and related expenses.

        As part of the November, 2002 restructuring and financing, stock options were granted to our remaining employees with an exercise price equal to the price at which common stock was sold to the new institutional investors. As part of the acquisition of the Imagent business and the related hiring of employees from Alliance in June 2003, we granted these new employees an aggregate of 1,865,750 stock options with an exercise price of $1.25 per share. Pursuant to an agreement in July 2003 with Dr. Taffy Williams, our Chief Executive Officer, an aggregate of 1,050,000 stock options were granted to Dr. Williams, subject to shareholder approval (shareholders representing an excess of 50% of our outstanding common stock have indicated their commitment to vote in favor of approving these options). As the exercise prices were below the closing price of our common stock at the dates of grant, we recorded an expense of approximately $1,236,566 in 2003 reflecting the differentials between those respective two prices.

        In September 2000, we initiated a restructuring of our clinical development operations. We closed our Westborough, Massachusetts office. Clinical development activities formerly carried on in Westborough were assumed by outside consultants and other company employees. We initially took a charge against earnings of $597,025 for termination of our office lease and associated expenses and termination costs associated with the employees at that location. During 2002, we recorded an additional charge of $807,483 all of which was related to the valuation of certain stock options granted to one of the Westborough employees as part of a settlement of certain litigation. At December 31, 2002, none of this charge was remaining.

        During 2001, 2002 and 2003 we recorded losses from the joint venture with affiliates of Elan of $1,952,758, $3,452,837, and $5,389,338, respectively. In 2001 and 2002 these losses resulted from our share of development expenses incurred in the joint venture by the two participants, including personnel expenses and costs associated with developing a manufacturing process, including the purchase of drug substance and other materials. As there have been delays, principally due to capital constraints, on the development of N1177, Sentigen recorded in 2002 a $2.5 million charge, of which our 80.1% share is approximately $2.0 million, as an impairment to the carrying value of the Sentigen license. In 2003, these losses were substantially the result of the amortization of the license purchased from Élan and a $4,605,000 charge for further impairment of the license value as, due to the lower priority of the development of N1177 and capital constraints, limited development work was being conducted.

        Investment income for the years ended December 31, 2001, 2002 and 2003 was $110,741, $1,563, and $7,394, respectively. Investment income is generated by the amount of capital in our investment portfolio prior to it being used to fund our operations and the rate of interest earned on that capital. We invest funds in the investment portfolio in U.S. Government obligations. In the first half of 2001, we received a total of $1,068,723 in net proceeds of common stock sold under our shelf registration statement that was declared effective in February 2001. Investment income declined in 2001 due primarily to the decline in the average balances of our investment portfolio as funds were used to support operations and, to a lesser extent, the general decline in short term interest rates. In 2002, investment income declined to $1,563 as the entire portfolio was used to support operating expenses. In 2003 investment income increased to $7,394 reflecting earnings on the investment portfolio following our capital raising efforts in late 2002. We expect investment income to continue to fluctuate both as the size of the investment portfolio decreases or increases and as the rate of interest earned by the portfolio varies due to shifts in short term interest rates.

        As one of a series of transactions on November 12, 2002, we split off our therapeutic business to certain founding shareholders in exchange for all of their 52.9% ownership interest in IMCOR. Accordingly, the expenses associated with that business have been reclassified as discontinued operations. Our therapeutic business had been focused on the development of certain photodynamic therapy products, in particular a compound we called PH-10. In the years ended December 31, 2001 and 2002, we incurred losses related to these operations of $2,909,820 and $1,496,430, respectively. The split off resulted in a gain of $11,779,752 based upon the market value of our common stock on that date, net of the net assets that were split off.

        On November 12, 2002, the holders of Series B Preferred Stock converted all of their issued and outstanding shares (including accrued and unpaid dividends) for shares of our common stock at an exchange rate of 4.25 (pre-reverse split) shares of common for each share of Series B Preferred Stock.

        Purchases of equipment and leasehold improvements, other than the June 18, 2003 acquisition of the Imagent Business including the assumption of the lease of a manufacturing facility located in San Diego, for the years ended December 31, 2001, 2002 and 2003 were $45,938, $0 and $0, respectively. These purchases were primarily for the acquisition of laboratory and other equipment necessary to conduct pre-clinical and clinical studies and leasehold improvements in the Knoxville and Westborough offices that we maintained at that time. During the next twelve months, assuming that we obtain sufficient capital, we expect capital expenditures for equipment to be less than $500,000.

        During 2001, as a result of the closing of the Westborough facility and the shift in the research priorities, we determined that certain equipment we were leasing would no longer be useful in our research. Accordingly, we recorded provisions for future lease payments totaling $1,264,208 representing the remaining lease obligations. We are in default under the lease and received a demand letter from the lessor for payment of $787,000 for remaining unpaid lease obligations and other fees. In June 2004 we settled the claim demand for a payment of $100,000 plus the issuance of 616,580 shares of our common stock. If, within 12 months after we register the lessor's shares, the lessor does not obtain $468,601 in net proceeds then (subject to certain conditions) we will pay the difference between that amount and the net proceeds actually received by the lessor.

        We recorded the following dividends for our Series A and Series B Preferred Stock. As a result of the combination of the mandatory dividends, the preferential value amortization and, in 2002, deemed dividends associated with the beneficial conversion rates offered to holders of our Series B Preferred Stock as part of our November 12, 2002 financing, we recorded preferred stock dividends of $2,943,755, $1,997,723 and $1,066,280 in 2001, 2002 and 2003 for Series A Preferred Stock and (for the years 2001 and 2002) Series B Preferred Stock.

        As a result of the above factors, the net loss applicable to common stockholders (after preferred dividends) was $12,666,771, $1,649,604 and $23,839,784 for the years ended December 31, 2001, 2002 and 2003 respectively. Basic and diluted loss per common share was $1.33, $0.16 and $1.24, respectively, for these periods and our cumulative losses since inception, including preferred stock and beneficial conversion dividends totaling $8,712,509, are approximately $60,231,207.

Liquidity; Capital Resources

        The following is a discussion of our liquidity and capital resources for the quarters ended March 31, 2004 and 2003, for the years ended December 31, 2003, 2002 and 2001.

        At March 31, 2004, we had a net deficit position (our liabilities exceeded our assets) of approximately $12,010,031. Among other factors, we have reclassified $12,015,000 of our Series A Preferred Stock as mezzanine equity to acknowledge the holder's right to exchange that security for that number of additional shares of Sentigen to increase its ownership of Sentigen to 50%.

        Under the Certificate of Designations of the Series A Preferred Stock the holder has a Series A Liquidation Preference entitling it as of March 31, 2004 to the first $16,313,680 of funds available for distribution to stockholders upon liquidation of the Company and has the right to convert shares of Series A Preferred Stock into common stock at any time after October 20, 2001 at a conversion price of $84.68 per share. The conversion price was subject to adjustment for certain dilutive events. Alternatively, the holder of Series A Preferred Stock could exchange shares of Series A Preferred Stock for common shares of Sentigen so that the holder of Series A Preferred Stock owned 50% of the equity of Sentigen. The exchange right terminates six years after issuance, or October 19, 2005. As the initial 12,015 shares of the Series A Preferred Stock was exchangeable at the holder's option into additional shares of Sentigen, we have reclassified $12,015,000 as mezzanine equity until such time that the exchange right terminates either by the passage of time or the agreement of the holder to terminate or irrevocably to not exercise the right. We believed that as the development program for N1177 will require several years to complete and as no research had been conducted on N1177 during

2003 due to our capital constraints that the probability of the holder exercising its exchange right prior to the expiration of that right is remote; and the exchange right terminated on June 10, 2004 when the Series A Preferred Stock was converted into common stock.

        We have been funding our operations through the use of proceeds received from our licensing agreement with Kyosei Pharmaceutical Co., Ltd., a unit of Sakai Group of Japan, demand notes we have issued to our major institutional investor and, currently, proceeds from the closing of the private placement of equity securities received during April and June 2004.

        We will need substantial additional financing for our manufacturing and marketing operations as well as research, clinical testing and product development programs. We estimate we will require at least $25 million through the 2005 fiscal year. If we raise additional funds by issuing equity securities, substantial dilution to existing stockholders may result. However, there can be no assurance that such capital will be available under acceptable terms, if at all. See "Risk Factors-We must raise additional financing in the future and our inability to do so will prevent us from continuing as a going concern and implementing our business development plan," below.

Subsequent Events

        On April 19 and June 30, 2004, we closed on the sale of approximately $10.1 million of our common stock at a price of $0.40 per share plus half a warrant to purchase an additional share exercisable at $.50 per share, issuing approximately 25,374,999 shares of common stock and 14,717,502 warrants, including warrants issued to our two agents. In addition, holders of an aggregate of approximately $12,719,500 principal amount of our Secured Promissory Notes and Revolving Convertible Senior Secured Promissory Notes ("Notes"), including accrued interest, converted these Notes into 33,740,672 shares of our common stock at $0.40 per share.

        On May 3, 2004, we repaid the last Senior Secured Note in the principal amount of $1,250,000 to Xmark. As a result, Xmark's remaining security interest in assets of the Imagent Business related solely to its put right, which at March 31, 2004 totaled $1,779,668. In June 2004, we entered into an agreement with Xmark whereby we exchanged all puttable shares held by Xmark for an aggregate of $2,128,447 of Secured Notes payable before December 1, 2004.

        In June 2004, we settled the demand by a lessor of approximately $787,000 for certain lease payments for an equipment lease for a payment of $100,000 and the issuance of 616,580 shares of our common stock. We will make an additional payment equal to the difference (if any) between the net proceeds the lessor receives from sales of the stock during the 12 months after we register it and $468,601.

        In June 2004, the holder of our Series A Preferred Stock converted all shares, including accrued but unpaid dividends, for 195,263 shares of our common stock. Accordingly, the $12,015,000 of Preferred Stock we had reclassified as Mezzanine Equity will be classified as permanent equity, and the liquidation preference totaling $16,534,840 attributable to the Preferred Stock will no longer be in effect.

        In connection with the conversion of the Series A Preferred Stock, we terminated the Sentigen joint venture with units of Elan through the purchase of Elan's 19.9% interest for certain future royalties on two products: N1177 and PH-50.

Acquisition of the Imagent Business—June 18, 2003

        At the closing of the Imagent Business acquisition, we paid approximately $669,000 in cash and delivered 2,198,137 shares of our common stock. At the direction of Alliance, we delivered the cash and stock to creditors, employees and vendors of Alliance. In addition to bridge financing we provided to Alliance before the closing, our purchase of a $1,250,000 interest in Alliance's obligations to two of its creditors, Xmark Fund, Ltd. and Xmark Fund, L.P. (collectively "Xmark"), and our assumption of specified Alliance operating liabilities related to Imagent, we are obligated to pay additional amounts to Alliance secured and unsecured creditors after the closing. At various times between 90 and 365 days after the closing, we must pay, subject to reaching satisfactory agreements with these creditors, an aggregate amount of up to approximately $2,825,000 (as at March 31, 2004) to creditors other than Xmark and following stockholder approval (which we received on February 5, 2004) deliver an aggregate of approximately 2,054,000 shares of our common stock. The amount of consideration was determined through arms-length negotiations.

        In addition, after the closing and through 2010, we must pay Alliance further consideration in the form of an earn out based on Imagent revenue we invoice (subject to certain reductions). This earn out equals, for each year of the earn out: 7.5% of Imagent revenue up to $20,000,000; 10% of Imagent revenue between $20,000,000 and $30,000,000; 15% of Imagent revenue between $30,000,000 and $40,000,000; and 20% of Imagent revenue above $40,000,000. The earn out will be reduced by amounts we pay pursuant to a license agreement with Schering Aktiengesellschaft ("Schering"), net of payments we receive from Schering under the license, and amounts of any indemnification claims we have against Alliance. The earn out is subject to three additional offsets (which are to be applied in the manner described in the Asset Purchase Agreement dated as of June 10, 2003 with Alliance) that entitle us to retain portions of the earn out otherwise payable to Alliance:

  •
  Up to approximately $1,600,000 for a fixed price offset, depending on the satisfaction of certain conditions;

  •
  The amount of any payments not committed to at closing that we make after the closing to Alliance's creditors plus up to $1,000,000 of litigation expenses for certain patent and other litigation; and

  •
  Approximately $4,800,000, which is the principal and accrued interest under our bridge loans to Alliance, depending on the satisfaction of certain conditions.

        As the amount of the earn out cannot be estimated, it has not been reflected in the purchase price. Amounts paid will be expensed as incurred.

        Imagent has been approved for marketing by the FDA for use in patients with sub optimal echocardiograms to opacify the left ventricle and thereby improve visualization of the main pumping chamber of the heart, and to improve delineation of the endocardial borders of the heart. As a result, ultrasound with Imagent may better distinguish normal and abnormal heart structure and function—two critical indicators of cardiac health. Echocardiography is the most widely used imaging modality for the diagnosis of heart disease, the leading cause of death in the U.S. The attractiveness of the ultrasound imaging market potential together with the acquisition of an approved product and an extensive intellectual property portfolio were fundamental reasons for the acquisition and primary determinants of the purchase price of approximately $7,240,000 for plant, property and equipment and $15,638,000 for the purchased technology.

        As part of the acquisition of the Imagent business, we issued shares of our common stock to two companies, Cardinal Health and inChord, that had been providing services to the Imagent business when it had been owned by Alliance and that were creditors of Alliance. As settlement of the Alliance obligations, we issued Cardinal Health 1,100,000 shares and inChord Communications 429,000 shares of our common stock, respectively. As part of the development plan for Imagent, we expect to continue to use the services of Cardinal and inChord. Currently, Imagent will be marketed and distributed in the United States through agreements with Cardinal. Various Cardinal companies will also provide packaging, sales support, and distribution services. InChord will provide advertising, medical education and similar services.

        As part of the development plan for Imagent, we expect to continue to use the services of Cardinal and inChord. Currently, Imagent will be marketed and distributed in the United States through agreements with Cardinal. Various Cardinal companies will also provide packaging, sales support, and distribution services. InChord will provide advertising, medical education and similar services.

        In connection with the closing of the acquisition of the Imagent assets, we issued approximately 18% of our outstanding common stock. Nasdaq rules applicable under these circumstances required us to obtain prior stockholder approval before issuing more than 20% of our stock. We held a meeting of stockholders on February 5, 2004 and at that meeting obtained approval to issue an additional 1,985,522 shares in connection with the acquisition. In our financial statements at December 31, 2003, the value of these shares has been included in our equity as "Common Stock to be Issued".

Transactions with Xmark

        We entered into a series of agreements with Xmark related to our acquisition of the Imagent Business. Pursuant to a Standstill and Make Whole Agreement dated as of December 30, 2002, we issued 750,000 shares of our common stock in the first quarter 2003 to Xmark, who agreed to not exercise any rights against Alliance as a creditor for the period of the standstill. On May 2, 2003, we entered into a Going Forward Agreement pursuant to which Xmark agreed to extend the period during which Xmark had refrained from exercising its rights as a creditor against Alliance to permit us to complete the acquisition. On that date, we also purchased a $1,250,000 interest in Alliance's obligations to Xmark.

        At the closing of our acquisition of the Imagent Business, pursuant to the Going Forward Agreement, we delivered to Xmark our promissory notes in the total principal amount of $2,500,000. These notes were payable in two equal installments on August 5, 2003 and November 3, 2003 or (if sooner) at the time we complete a financing resulting in at least $18,000,000 of gross proceeds to us and bear interest at 3% over the prime rate (payable in shares of our common stock). At the closing of the Imagent acquisition, we also issued Xmark an additional 1,056,144 shares that represented payment of interest that was due to Xmark by Alliance through the closing date of the acquisition.

        Our obligations to Xmark, including Xmark's put right, were secured by a first priority security interest on the Imagent related tangible and intangible assets. Xmark would be entitled to foreclose on its lien covering these assets if we default on our obligations to Xmark, if we lose FDA approval for Imagent, if we fail to pay other debts, or if we file for bankruptcy protection or similar matters.

        We defaulted on the principal payment due on August 5, 2003 and Xmark delivered a notice to us stating that it was accelerating all amounts due under the notes. We negotiated a new agreement with Xmark dated August 18, 2003 (the "Letter Agreement") pursuant to which we agreed to make an immediate payment of $1,250,000 and Xmark agreed to rescind the default notice.

        In August 2003 we repaid $1,250,000 principal amount of the Senior Secured Notes. On May 3, 2004, we repaid the last Senior Secured Note in the principal amount of $1,250,000 to Xmark. Xmark's remaining security interest in assets of the Imagent Business related solely to its put right, which at March 31, 2004 totaled $1,779,668. Xmark's put right and related shares were exchanged for $2,128,447 of our Secured Notes in June 2004.

Quarters ended March 31, 2004 and 2003.

        At March 31, 2004, we had cash and cash equivalents totaling approximately $76,234. Our ability to conduct operations is entirely dependent on our ability to obtain additional capital. Without additional financing we will not have sufficient cash resources for our entire fiscal year ending December 31, 2004.

        On June 18, 2003, we closed the acquisition of the Imagent Business from Alliance. Please see "Acquisition of Imagent Business—June 18, 2003", above.

        We are currently in default under obligations to pay $923,000 to certain former secured creditors of Alliance in connection with our acquisition of Imagent. While there can be no assurance of success, we believe that we can resolve these defaults and that they do not give rise to a reduction in the carrying value of Purchased Technology of the Imagent Business. We also have not registered the resale of shares we issued in connection with that acquisition, which in some cases is a condition to the effectiveness of agreements to release us from any claims by the Alliance creditor.

        At March 31, 2004 we were in default under an equipment lease and had received a demand letter of approximately $787,000. In June 2004 we settled the demand for a payment of $100,000 and the issuance of 616,580 shares of our common stock. If the net proceeds of the lessor's sales of that stock for 12 months after we register it do not equal $468,601, we will pay an additional amount equal to the shortfall.

        Except as specifically amended by the Letter Agreement, the terms of the Going Forward Agreement and the other agreements governing our obligations to Xmark remained in effect, including Xmark's put right with respect to an aggregate 1,779,668 shares, or $1,779,668 of our common stock that Xmark owns. Please see "Subsequent Events", above.

        Three of our existing institutional investors have provided capital to us in exchange for our Promissory Notes in an aggregate principal amount of up to $12,719,500 at March 31, 2004. The notes bore interest at a rate of 7.25% per annum, compounded monthly. We had defaulted on the payment of $4,160,000 of these notes on August 5, 2003; however while under no obligation to do so, these investors continued to loan us capital under demand notes, which bore interest at the rate of 7.25% per annum, compounded monthly.

        To secure the obligations under our notes to these investors, we granted them a security interest in all of our tangible and intangible assets, including intellectual property. This lien covers our Imagent-related assets, but as to these assets the investors' lien is subordinate to the security interest held by Xmark.

        On April 19 and June 30, 2004, all of the Notes converted into shares of our common stock at an exchange ratio of $.40 per share. Please see "Subsequent Events", above.

        We have used, and expect to use capital available from sales of common stock, for general corporate purposes, including activities related to manufacturing and marketing Imagent, preparing for and conducting clinical trials, purchase and preparation of clinical material, conduct of preclinical studies, administrative expenses to support our operating activities, capital expenditures and to meet working capital needs.

        We are currently seeking to raise capital in one or more transactions to fund our immediate and longer-term capital needs. In addition, we expect to evaluate from time to time the acquisition or license of businesses, technologies or products. The purchase of any such licenses or technologies would be funded by a portion of any net proceeds of future offerings or the issuance of debt or equity securities specifically for that purpose. We expect our use of capital to increase as we build the commercial presence of Imagent and conduct further clinical trials of our products in development.

        We have two long-term commitments that are not recorded on our financial statements. At the time of the acquisition of the Imagent business, we entered into a non-cancelable operating lease agreement with a unit of Baxter International for certain equipment used for the manufacture of Imagent. Our annual cost for this lease is approximately $126,000. We lease our office and manufacturing space in San Diego, California. Annual rent for the California lease, which expires in 2008, is approximately $792,000.

Years ended December 31, 2003, 2002 and 2001

        At December 31, 2003, we had cash and cash equivalents totaling approximately $1,658,000. Since that date, we have expended all those funds and, as described above, are currently funding our operations through borrowings from two of our principal institutional investors, as cash is required for operations. These investors have continued to provide funding to us, but there can be no assurance that they will continue to provide funding to us.

        At December 31, 2003, we had a net deficit position (our liabilities exceeded our assets) totaling $8,194,743. Among other factors, we have reclassified $12,015,000 of our Series A Preferred Stock as mezzanine equity to acknowledge the holder's right to exchange that security for that number of additional shares of Sentigen to increase its ownership of Sentigen to 50%. The exchange right terminated in June 2004.

        Our ability to conduct operations is entirely dependent on our ability to obtain additional capital. Without additional financing we will not have sufficient cash resources for our entire fiscal year ending December 31, 2004. We have been financing our operations with the proceeds of the financing we closed in November and December 2002 and January 2003, the initial payment that we received from Kyosei (net of taxes and expenses) and currently through borrowings, evidenced by secured promissory notes, payable upon demand, from our principal institutional investors. We will need substantial additional financing for our manufacturing and marketing operations as well as research, clinical testing and product development programs. We cannot accurately estimate the total amount of additional financing required; however, we estimate we will need at least $25 million through the 2005 fiscal year. If we raise additional funds by issuing equity securities, substantial dilution to existing stockholders may result. However, there can be no assurance that such capital will be available under acceptable terms, if at all. See "Risk Factors—We must raise additional financing in the future and our inability to do so will prevent us from continuing as a going concern and implementing our business development plan," above.

        On April 8, 2002, we entered into a credit facility that provided us with a $2,500,000 revolving line of credit, bearing interest at 4.65%, for a period of five years. The loan was secured by a lien on all of our assets. In connection with our agreement to sell shares of our common stock to a group of institutional investors, both the amount outstanding, including accrued and unpaid interest, under the Elan credit line ($3,082,487 converted at a rate of $24.00 per share) and the $2,500,000 credit facility (at a conversion rate of $1.08 per share) were converted into shares of our common stock on November 12, 2002 and the respective lines of credit were cancelled.

        In 2002, our accounts payable increased by $531,229 reflecting primarily increases in payables to certain vendors as we managed our cash flow in light of its capital constraints. In 2002, our accrued expense balance decreased by $534,042 primarily due to reductions of accrued payroll and bonuses and accrued interest and restructuring charges. The change in the year-end balance of accrued expenses was offset by a non-cash transaction of the conversion of $235,577 of accrued interest into common stock as part of the November 2002 financing resulting in a net cash flow reduction of $298,465.

        In 2003, accounts payable increased by $1,049,787 reflecting primarily increases in balances due to certain vendors assumed by us as part of the Imagent Business acquisition and to other vendors as we continued to manage our cash flow. In 2003, accrued expense balance increased by $3,247,660 of which $2,530,434 related to liabilities assumed as part of the Imagent Business acquisition and the remaining increase was due to the New Hope office abandonment provision and general accruals and payroll liabilities. The 2003 year end accrued liability balance was offset by the non-cash impact of the Imagent Business transaction of $3,422,036 resulting in a net cash flow change of $174,375.

        Three of our existing institutional investors have provided capital to us in exchange for our Promissory Notes in an aggregate principal amount of up to $11,417,000 (at December 31, 2003). The notes bear interest at a rate of 7.25% per annum, compounded monthly. A total of $4,160,000 of these notes are convertible into our common stock. Unless converted into common stock, amounts due under the notes were payable on the earlier of August 5, 2003 or the date that we commit various defaults or become subject to bankruptcy or similar proceedings. We defaulted on the payment of $4,160,000 of these notes on August 5, 2003; however while under no obligation to do so, these investors continue to loan us capital under demand notes which bear interest at the rate of 7.25% per annum, compounded monthly.

        The entire principal and interest outstanding under our convertible notes to these investors automatically converts into shares of our common stock on the same terms and at the same price as the shares issued in a financing for additional long-term capital. To secure the obligations under our notes to these investors, we granted them a security interest in all of our tangible and intangible assets, including intellectual property. This lien covers our Imagent-related assets, but as to these assets the investors' lien is subordinate to the security interest held by Xmark.

        In 2003, we issued 1,926,619 shares of our common stock issued to Xmark, 1,141,993 shares to other creditors of Alliance pursuant to the Imagent Business acquisition, and an aggregate of 139,994 shares of our common stock pursuant to several factors including cash, compensation for services and the cashless exercise of stock options.

        In the second quarter of 2003, we recognized the issuance of 124,627 shares of our common stock that previously had been subject to rescission.

        We have used, and expect to use capital available from sales of common stock, for general corporate purposes, including activities related to manufacturing and marketing Imagent, preparing for and conducting clinical trials, purchase and preparation of clinical material, conduct of preclinical studies, administrative expenses to support our operating activities, capital expenditures and to meet working capital needs.

        We are currently seeking to raise capital in one or more transactions to fund our immediate and longer-term capital needs. In addition, we expect to evaluate from time to time the acquisition or license of businesses, technologies or products. The purchase of any such licenses or technologies would be funded by a portion of any net proceeds of future offerings or the issuance of debt or equity securities specifically for that purpose. We expect our use of capital to increase as we build the commercial presence of Imagent and conduct further clinical trials of our products in development.

        At the time of the acquisition of the Imagent business, we entered into a lease agreement with a unit of Baxter International for certain equipment used for the manufacture of Imagent. Our annual cost for this lease is approximately $126,000. Our other long-term commitments that are not recorded on our financial statements are for our office space in San Diego, California. Annual rent for the California lease, which expires in 2008, is approximately $792,000.

Plan of Operation

        Management believes it lacks sufficient working capital to fund operations for the entire fiscal year ending December 31, 2004. Therefore, substantial additional capital resources will be required to fund the ongoing operations related to our marketing and manufacturing of Imagent and our research and business development activities. Our financial condition raises substantial doubt about our ability to continue as a going concern. We believe there are a number of potential alternatives available to meet the continuing capital requirements such as public or private financings or collaborative agreements. We are taking continuing actions to reduce our ongoing expenses. If adequate funds are not available, we will be required to significantly curtail our operating plans and may have to sell or license out significant portions of our technology or potential products. Our financial statements, including those contained in this Registration Statement, do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of this uncertainty.

        During the next twelve months we will focus our efforts primarily on exploring various options concerning our business, including securing additional financing, joint ventures, licensing or selling all or a portion of our technology and other possible strategic transactions. Our ability to commercialize Imagent and develop PH-50 and N1177 depends on the successful implementation of one or more of these transactions.

        Depending on the availability of capital and whether or not we pursue a sale or licensing strategy for Imagent, we will focus our operating efforts on the sales and marketing of Imagent and the development of PH-50. Subject to the availability of sufficient capital, we expect to continue to incur losses for at least the next three years as we intensify research and development, preclinical and clinical testing and associated regulatory approval activities and engage in or provide for the manufacture and/or sale of any products that we have or may develop.

        Greater capital resources would also enable us to quicken and expand our marketing and research and development activities, and our failure to raise additional capital will (absent a suitable collaborative agreement providing for a third party to take over these functions) significantly impair or curtail our ability to conduct further activities. In any event, complete development and commercialization of our technology will require substantial additional funds. We are seeking to raise capital through the sale of our common stock or other securities in a private placement to fund our immediate and longer-term capital needs. See "Risk Factors-We must raise additional financing in the future and our inability to do so will prevent us from continuing as a going concern and implementing our business development plan," below.

        As of March 31, 2004, we expect to pay the following contractual obligations and commitments:

	Payments due by Year
	2004	2005-2006	2007-2008	Beyond 2008	Total
Recorded Liabilities
Long term debt	$—	$—	$—	$—	$—
Imagent purchase obligations	3,515,811	—	—	—	3,515,811
Commitments
Operating Lease Commitments	999,083	1,900,569	1,024,595	—	3,924,247

Total Contractual Obligations	$4,514,894	$1,900,569	$1,024,595	$—	$7,440,058

Recent Accounting Pronouncements

        During the quarter ended March 31, 2004 there were no new Accounting Pronouncements impacting the Company's accounting, financial position or operating results.

        In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective as of July 1, 2003. The adoption of SFAS No. 150 did not have a material impact on the results of operations or the financial position of the Company.

        In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have an impact on the results of operations or the financial position of the Company.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure", effective for fiscal years ending after December 15, 2002. This rule amends SFAS No. 123 to provide several alternatives for adopting the stock option expense provisions of SFAS No. 123, as well as additional required interim financial statement disclosures. SFAS No. 148 does not require companies to expense stock options in current earnings. The Company has not adopted the provisions of SFAS No. 123 for expensing stock based compensation (see "—Employee stock option and stock purchase plans"); however, the Company has adopted the additional interim disclosure provisions of the statement. The impact of the adoption of SFAS No. 148 did not have a material impact on the results of operations or the financial position of the Company.

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 eliminates Emerging Issues Task Force, or EITF, Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." Under SFAS No. 146, liabilities for costs associated with an exit or disposal activity are recognized when the liabilities are incurred, as opposed to being recognized at the date of entity's commitment to an exit plan under EITF No. 94-3. Examples of costs covered by the standard include lease termination cost and certain employee severance costs that are associated with a restructuring; discontinued operation, plant closing or other exit or disposal activity. Furthermore, SFAS No. 146 establishes that fair value is the objective for initial measurement of the liabilities. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002. During 2003 the Company recognized $136,947 of restructuring costs for lease termination and restructuring associated with the closure of its Pennsylvania facility and move to the Alliance facility in San Diego, CA.

        In January 2003, the FASB issued FASB Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities," which was originally effective on July 1, 2003. In December 2003, the FASB deferred the effective date for applying the provisions of FIN 46 to March 31, 2004 for interests held by public companies in variable interest entities or potential variable interest entities created before February 1, 2003. The Company has completed its evaluation of the provisions of FIN 46 and does not have any significant interests in variable interest entities. Accordingly, the adoption of FIN 46 did not have a material impact on the results of operations or the financial position of the Company.

        In November 2002, the FASB issued Interpretation No. (FIN) 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 requires a guarantor to include disclosure of certain obligations, and if applicable, at the inception of the guarantee, recognize a liability for the fair value of other certain obligations undertaken in issuing a guarantee. The recognition requirement is effective for guarantees issued or modified after December 31, 2002 and did not have a material impact on the Company.

DESCRIPTION OF THE BUSINESS

INTRODUCTION

        We are an emerging, development-stage specialty pharmaceutical company focused on developing and marketing medical imaging pharmaceutical products. We have one FDA approved product, Imagent® (perflexane lipid microspheres), an ultrasound imaging contrast agent that we acquired in June 2003, and two additional contrast agents in development for use in computed tomography (CT) and x-ray imaging with potential applications (1) as a blood pool agent, to diagnose diseased tissue in the cardiovascular system and other organs, which we call PH-50, and (2) to diagnose cancer metastasizing into the lymphatic system, which we call N1177. The product designations PH-50 and N1177 refer to the same chemical entity. We established the two names to distinguish between cardiovascular imaging (and all other indications) (PH-50) and the field of lymphography (N1177). On February 5, 2004, we changed our name to IMCOR Pharmaceutical Co., reflecting the changed nature of our business to imaging pharmaceuticals.

Our History

        In May, 1997, IMCOR Pharmaceutical Co. (formerly known as Photogen Technologies, Inc.), acquired Photogen, Inc. through a subsidiary merger. As a result, Photogen, Inc. became a wholly-owned subsidiary of the Company. In November, 2002, we effected the split off of Photogen, Inc. and substantially all of the assets and all of the liabilities related to our therapeutic line of business, including a compound known as PH-10, to our five founding stockholders in exchange for and in cancellation of all of their stock in the Company. At that time, we also sold $9.0 million of our common stock to a group of institutional investors at a price of $1.08 per share and effected a one-for-four reverse split of our common stock. In this offering, we received $6,500,000 in cash and converted a $2,500,000 credit facility into 2,314,815 shares of common stock at $1.08 per share. In December, 2002 and the beginning of January, 2003, we sold an additional approximately $3.0 million of our common stock at $1.08 per share to certain institutional investors and accredited individual investors.

TECHNOLOGY

        On June 18, 2003, we acquired assets related to the diagnostic imaging business, including Imagent, an FDA-approved product, of Alliance. Imagent is an intravenous contrast agent for use with ultrasound imaging equipment to improve visualization of blood vessels for better diagnosis of disease and assessment of organ function. Imagent consists of perfluorochemical-based "microbubbles" that are highly echogenic (reflect ultrasound signals strongly) in the bloodstream, thereby significantly enhancing ultrasound images. We also entered into a number of agreements related to that acquisition. Included in the purchase were an FDA-approved manufacturing facility, the marketing, manufacturing and supporting infrastructure for the product and an intellectual property portfolio of approximately thirty patents in the area of ultrasound imaging.

        Imagent has been approved for marketing by the FDA for use in patients with sub optimal echocardiograms to pacify the left ventricle and thereby improve visualization of the main pumping chamber of the heart, and to improve delineation of the endocardial borders of the heart. As a result, ultrasound with Imagent may better distinguish normal and abnormal heart structure and function—two critical indicators of cardiac health. Echocardiography is the most widely used imaging modality for the diagnosis of heart disease, the leading cause of death in the U.S. The attractiveness of the ultrasound imaging market potential together with the acquisition of an approved product and an extensive intellectual property portfolio were fundamental reasons for the acquisition and primary determinants of the purchase price of approximately $7,240,000 for plant, property and equipment and $15,638,000 for the purchased technology. We will manufacture Imagent at our facility in San Diego and plan to market Imagent through a sales relationship with units of Cardinal Health. We are currently seeking additional capital to operate the Imagent business and to continue our development programs.

        In 1999, we entered into an exclusive license for a group of proprietary materials, the lead compound of which was known as WN67722. At that time, the product was being developed only for the field of lymphography. We now call this product N1177 (for use in the field of lymphography) or PH-50 (when referring to cardiovascular and all other indications). The product designations PH-50 and N1177 refer to the same chemical compound. These materials are very small particles designed to travel through the circulatory or lymphatic system (depending on how they are administered) and are called "nanoparticulates." The compound is covered by patents and patent applications filed in the U.S. and elsewhere. As part of the initial acquisition of this product we also acquired patented methods for performing minimally invasive lymphography using x-ray, CT or MRI.

Cardiac and vascular imaging

        According to 1998 statistics of the National Heart, Lung, and Blood Institute, ischemic heart disease is the leading cause of death in the U.S., accounting for one of every five deaths. The American Heart Association (www.americanheart.org) estimates that approximately 1.1 million Americans suffer a myocardial infarction ("MI") annually, and over 40 percent will not survive the event. Atherosclerotic coronary artery disease ("CAD") is the underlying cause of most ischemic cardiac events and can result in MI, congestive heart failure, cardiac arrhythmias and sudden cardiac death. Clinically significant CAD is uncommon in men under 40 and pre-menopausal women, but risk increases with advancing age and in the presence of risk factors such as smoking, hypertension, diabetes, high cholesterol and family history of heart disease. Angina is the most common presenting symptom of myocardial ischemia and underlying CAD, but in many persons the first evidence of CAD may be MI or sudden death. The American Heart Association estimates that 1-2 million middle-aged men have asymptomatic but physiologically significant coronary disease, also referred to as silent myocardial ischemia. Over two million angiography procedures are conducted annually in the U.S. Although mortality from heart disease has declined steadily over the past three decades in the U.S., the total burden of coronary disease is predicted to increase substantially over the next 30 years due to the increasing size of the elderly population.

Lymphography

        Lymphography is a procedure used to determine if a patient's cancer has spread to the lymph nodes. The presence or absence of cancer in the lymph nodes is an important indication of whether the disease has spread from the original tumor and the seriousness of the disease. It also provides oncologists with critical information to help determine the stage of the disease and the appropriate course of treatment.

        It is generally accepted that breast cancer and melanoma spread by way of the lymph system as do cancers of the lung, prostate and many other cancers. Clinical studies have demonstrated that patients with cervical cancer have an increased survival rate if lymph nodes with cancerous tissue are removed. Effective treatment of these cancers can be aided by an early assessment of the presence or absence of disease (micro-metastases) in the lymph nodes.

        Patients believed to have cancer currently are subjected to injections of blue dye or radioactive particles that track the materials to the general area of the lymph node. In some of these diseases, the location of the lymph node is difficult to access. In the case of breast cancer, oncologists may remove 15-30 underarm lymph nodes for biopsy. Additional treatment will be required if cancer is discovered. Approximately 80% of the patients diagnosed with breast cancer or melanoma who undergo these painful procedures are found to have no sign of disease in their nodes.

        The particular properties of N1177 enable it to travel through the lymph system to the lymph nodes most likely to be affected if the cancer has spread. It is recognized by the body's immune system as being a foreign body and thus is normally ingested by macrophage (cells that engulf foreign material in the body for eventual elimination). It is a particular characteristic of tumors that they contain no or a minimal number of macrophage. N1177 is not penetrated by x-rays ("radiopaque"), and thus is seen on a CT scan as white areas. Tumors within a node, as they would not have retained N1177, are seen as dark areas. The difference in contrast created by the presence or absence of the imaging agent serves as the basis to determine the presence or absence of disease. We expect that N1177 would remain in the node to allow for an effective imaging procedure with a good safety profile and acceptable clearance times. A further benefit of these minimally invasive procedures is that they could be used multiple times and therefore provide a means to monitor the results of cancer treatment and detect recurrence.

Products and Product Candidates

Imagent—FDA Approved Product

        The Imagent business of Alliance we acquired included:

  •
  Imagent, an FDA-approved product;

  •
  an FDA-approved manufacturing facility;

  •
  the right to hire a 45-person operating organization; and

  •
  a portfolio of intellectual property in imaging technology and ultrasound imaging contrast agents, including over 30 patents.

        As part of the acquisition, we also assumed a worldwide development and commercialization agreement for Imagent with Schering that was amended in February, 2002 to give Alliance exclusive rights to market the product in the U.S. until February, 2007, with Schering to be paid a nominal royalty on such sales. As part of the assumed agreement we may also obtain exclusive rights to market the product internationally in exchange for the payment of additional royalties to Schering. At the expiration of the period, we have the right to pay all of any remaining royalty obligation to Schering and thus retain all rights to the product on a worldwide basis, or alternatively, to allow Schering the opportunity to obtain co-promotion rights along with us.

        The FDA approved Imagent in May 2002 for use in imaging the heart via ultrasound (echocardiography) in patients who are difficult to image using standard non-contrast procedures due to obesity, lung disease, body habitus, or other circumstances. Follow-on indications include use for perfusion (measuring defects in the heart muscle tissues), body imaging for detection of cancer in solid organs (liver, kidney, prostate, etc.), as well as for vascular diseases (carotid arteries, peripheral veins, etc.). Additional clinical studies are planned to support routine use in both cardiology and body imaging applications. Currently, Imagent qualifies for reimbursement by the Centers for Medicare & Medicaid Services in all medical settings for cardiology.

        We have assumed the rights and obligations of Alliance under the terms of a long-term supply agreement that Alliance had entered for the principal raw material for Imagent. Although some raw materials for Imagent are currently qualified from only one source and we have some inventory, we will attempt to acquire additional inventory of these materials and to negotiate long-term supply arrangements. Raw materials used in Imagent cannot be changed without equivalency testing of any new material by us and approval of the FDA. Our business could be materially and adversely affected if we are unable to obtain qualified raw materials on a timely basis and at a cost-effective price.

        In December 2003 we entered into a license agreement with Kyosei Pharmaceutical Co., Ltd., a unit of Sakai Group, for the development and marketing of Imagent in Japan for all radiology and cardiology indications. Terms of the agreement call for the payment to IMCOR of up to $10 million in fees and development milestone payments plus royalties on commercial sales. Kyosei will also pay IMCOR to manufacture Imagent for Kyosei's clinical and commercial requirements.

Development of PH-50

        We are developing PH-50 to extend the clinical utility of x-ray based imaging, chiefly CT. The indications we envision for PH-50 include: CT angiography (of the heart and peripheral blood vessels), assessment of whole-body disease burden of atherosclerosis, organ perfusion and cancer staging. PH-50 is a radiopaque contrast agent. When injected systemically into the circulatory system (i.e., the blood stream), it remains within the system mixing with the blood and flowing throughout the circulatory system. As the compound is radiopaque, a physician using a device such as a CT machine along with the contrast agent can create an image of the desired area. In our preclinical studies we have obtained encouraging results that have been demonstrated by imaging heart, liver and other organs with results that are comparable or superior to those obtained by currently available products. We believe that PH-50 could allow the imaging of the cardiovascular system (angiography) and other organs as a non-invasive procedure, at lower cost and with reduced risk and morbidity.

        We are completing pre-clinical studies of PH-50 for potentially significant new applications in cardiovascular imaging and have filed for additional patent protection of the use of the compound for vascular and organ imaging applications. To date, we have incurred a total of approximately $2,125,000 of expenses in connection with the development of PH-50 (approximately 438,000, 1,228,000 and 462,000 for the years ended December 31, 2001, 2002 and 2003, respectively). We plan to develop PH-50 as a blood pool contrast agent for several indications. Based on considerable existing preclinical studies and human clinical experience, we believe that we can commence further clinical studies in the near future. Our initial development strategy will be to evaluate PH-50 as a contrast agent in Phase 1 studies for cardiovascular and blood pool imaging using advanced CT. We plan to conduct Phase 1 trials to assess safety and patient tolerance of PH-50 as a cardiovascular imaging agent through intravenous administration following completion of remaining preclinical studies and approval of the FDA to conduct Phase 1 clinical studies. As part of the original acquisition and our further research, we have a substantial body of safety information in both animals and humans. Pre-clinical toxicology and pharmacology data for PH-50/N1177 includes testing in multiple animal models including studies in several models utilizing intravenous administration, which is the route of administration to be utilized in the cardiovascular indications. In animal experiments, our investigators from Stanford University have shown that PH-50 can be used as an effective imaging agent to visualize cardiac structures after a single, low-dose intravenous injection/infusion. We have an open investigational new drug application ("IND") with the FDA for the product in the lymphography indication and have filed an amendment to this application for the intravenous administration of PH-50 for use as a blood pool agent.

        Following Phase 1, and upon approval of the FDA, we would conduct Phase 2 and, if successful, Phase 3 studies; and then, assuming successful completion of the studies, prepare a New Drug Application submission to the FDA. The timing and costs of this work is dependent upon several factors including the structure of the studies as approved by the FDA, the number of patients that would be required to conduct and achieve statistical significance in these studies, the time required to recruit and study qualified patients, the program priority relative to other activities of the company, and thus the amount of capital to be allocated to the program, and other factors. Due to the significant variability of the nature and timing of these studies, the overall timing and cost is not presently estimable, but we believe that it would take several years with overall costs in the range of $10 to $12 million. We expect that completion of these studies and approval would require at least six years prior to obtaining significant net cash inflows.

        The conduct of these studies involves significant risk, and we cannot assume the product's ultimate success. Due to the nature of obtaining FDA approval to continue into any stage of clinical testing and the time required to recruit and test patients, significant delays could result. Should the product fail to achieve clinical success in any stage of development, we would have to carefully review the data to determine whether re-testing should be attempted, re-formulation or other alternatives be considered or whether the program should be terminated. While termination of a program would substantially reduce future capital needs, other than for shut-down expenses, the absence of the product could materially, negatively impact the then future operating plans for the company.

        Scaled-up manufacturing of PH-50/N1177 is performed for us by Elan through its Nanosystems division. Nanosystems has undertaken substantial work to manufacture PH-50 in compliance with the FDA's current Good Manufacturing Procedures ("GMP") regulations and in a scalable process sufficient to support commercial quantities. Currently, Nanosystems is our sole supplier of the raw materials necessary to produce PH-50 and N1177. There can be no assurance that Nanosystems will continue to supply us with the raw materials we need on terms that are acceptable to us.

Development of N1177

        We were developing N1177 through a joint venture with affiliates of Elan. As of June 10, 2004, the joint venture was terminated and we are planning to develop N1177 ourselves. Our goal is to demonstrate that the use of N1177 will enable physicians to precisely locate tumorous nodes by first injecting the material in the vicinity of the tumor and then taking an image using a CT device. Phase 1 clinical studies to evaluate the safety of N1177 in a total of 45 patients have been completed.

        Considerable preclinical testing of N1177 has been conducted in multiple animal models. The results of these studies suggest a favorable safety and efficacy profile for N1177. The results of the Phase I study involving 45 subjects indicate the safety and pharmacokinetic data are consistent with safety, pharmacokinetic and metabolic data obtained in previous nonclinical safety and disposition studies. In addition, the number of nodes visualized showed a statistically significant dose effect (an increase in the number of nodes visualized as the dose increased).

        Research and development work has been charged to the joint venture. To date, we have incurred a total of approximately $3,130,000 of expenses in connection with the development of N1177 (approximately $1,160,000, $658,000 and $0 incurred by the joint venture for the years ended December 31, 2001, 2002 and 2003, respectively). Due to capital constraints, no research was conducted on N1177 during 2003.

        We plan to commence Phase 2 clinical studies for detection of cancer metastasis in lymph nodes in patients with cervical cancer, subject to the availability of sufficient capital. In this patient population, studies document an increase in survival when lymph nodes containing cancer are removed. Tumor identification by CT imaging will be correlated to the results of biopsy results from patients undergoing surgery to demonstrate effectiveness in locating nodes and identifying those with cancer in them. Following Phase 2, and upon approval of the FDA, we would conduct Phase 3 studies; and then, assuming successful completion of the studies, prepare a New Drug Application submission to the FDA. The timing and costs of this work is dependent upon several factors including the nature of the cancer to be studied, the structure of the studies as approved by the FDA, the number of patients that would be required to conduct and achieve statistical significance in these studies, the time required to recruit and study qualified patients, the program priority relative to other activities of the company, and thus the amount of capital to be allocated to the program, and other factors. Due to the significant variability of the nature and timing of these studies, the overall timing and cost is not presently estimable, but we estimate that it would take several years with overall costs in the range of $10 to $12 million. We expect that completion of these studies and approval would require at least six years prior to obtaining significant net cash inflows, presuming that we obtain adequate capital to conduct the research in a timely manner.

        The conduct of these studies involves significant risk, and no assurance can be made of the product's ultimate success. Due to the nature of obtaining FDA approval to continue into any stage of clinical testing and the time required to recruit and test patients, significant delays could result. Should the product fail to achieve clinical success in any stage of development, we would have to carefully review the data to determine whether re-testing should be attempted, re-formulation or other alternatives be considered or whether the program should be terminated. While termination of a program would substantially reduce future capital needs, other than for shut-down expenses, the absence of the product could materially, negatively impact the then future operating plans for the company.

DEVELOPMENT AND COMMERCIALIZATION STRATEGY

        Our overall strategy is to leverage our proprietary technologies and to utilize the company as a platform for the acquisition and/or licensing of technologies in related fields using our internal organization supplemented by contractual collaborations with third parties. In particular (based upon the receipt of adequate capital resources), we plan to:

  •
  Manufacture and, through our relationship with units of Cardinal Health, market Imagent in the United States. We expect to negotiate and, if successful, enter into relationships with third parties for the development and marketing of Imagent outside the U.S.

  •
  Conduct preclinical research studies of our products using third party laboratories and/or clinicians to conduct preclinical trials. We intend to use the expertise of these third party clinicians to collect data necessary to obtain IND's (an Investigational New Drug application with the FDA) required to begin human trials.

  •
  Utilize our clinical development team and contractual collaborative arrangements with third parties to access the skills and resources required to design, test, obtain regulatory approval and manufacture our products in development.

  •
  Market potential products through the use of an internal sales force or strategic or distribution collaborations as determined by the specific characteristics of each product application.

        We do not have internal marketing and sales capabilities. Our strategy is to establish contract relationships for the marketing, sales, and distribution services or use our collaborative partners to market and sell any products that we develop successfully. Currently, Imagent will be marketed and distributed in the United States through agreements with Cardinal. Various Cardinal companies will provide packaging, sales, and distribution services. To the extent that we enter into co-promotion or other licensing arrangements, any revenues received by us will be dependent on the efforts of third parties, and there can be no assurance that any such efforts will be successful. Further, there can be no assurance that we will be able to enter into future marketing relationships on acceptable terms. The termination of any marketing relationships may limit our ability to market our products, thereby materially adversely affecting our business.

        Should we have to market and sell our products directly, we would need to develop a marketing and sales force with technical expertise and distribution capability. The creation of an infrastructure to commercialize pharmaceutical products is an expensive and time-consuming process. There can be no assurance that we would be able to establish the necessary marketing and sales capabilities or be successful in gaining market acceptance for our products.

        Imagent is manufactured in San Diego at our commercial-scale facility. It is manufactured using a proprietary process to form dry, PFC vapor-containing microspheres that are reconstituted with an aqueous solution to form microbubbles just prior to use. We have a long-term supply agreement for the principal raw material for Imagent. Although some raw materials for our products are currently qualified from only one source, we attempt to acquire a substantial inventory of such materials and to negotiate long-term supply arrangements. Raw materials used in our products cannot be changed without equivalency testing of any new material by us and approval of the FDA. No assurances can be given that we can maintain long-term supplies of these materials on terms acceptable to us. Our business could be materially and adversely affected if we are unable to obtain qualified raw materials on a timely basis and at a cost-effective price.

        Our ability to develop and manufacture any product successfully is subject to numerous contingencies and uncertainties, including certain "Risk Factors" described above. Our objectives, business strategy and product development efforts are subject to change based on numerous factors, including the results of preclinical and clinical testing, the availability of suitable collaborative relationships, the nature of competition, regulatory requirements and the availability of capital. The description of our business and business strategy contains forward-looking statements that should be read in conjunction with the "Risk Factors" described above.

PATENTS

        We are continuing to pursue patent protection for our proprietary technologies with the U.S. Patent and Trademark Office and in various foreign jurisdictions. We plan to prosecute, assert and defend our patent rights whenever appropriate. However, securing patent protection does not necessarily assure us of competitive success. See "Risk Factors—If we do not obtain and maintain patent or other protection of our core technologies (namely Imagent and PH-50 for cardiovascular imaging and N1177 for our lymphography materials and methods), we may have difficulty commercializing products using these technologies."

        We have several issued U.S. patents and patent applications related to Imagent. The issued patents and pending applications contain claims directed to the composition, manufacture, and use of novel stabilized microbubble compositions based on the discovery that PFC (perfluorocarbon) gases, in combination with appropriate surfactants or other non-PFC gases, can stabilize microbubbles for use in ultrasonic imaging. Foreign applications directed to the same subject matter are also granted or pending. We also have five issued U.S. patents covering the use of various contrast agents, including Imagent, in harmonic imaging.

        In 2003, we filed a complaint against Amersham Health, Inc. and two other Amersham affiliates alleging that certain Amersham products infringe on claims in our patents covering Imagent. The case is described under "Litigation" below.

        We also own two U.S. patents related to N1177 and we currently have two patent applications pending in the U.S. and one application filed under the Patent Cooperation Treaty ("PCT") which are directed to the use of nanoparticulates including PH-50 for cardiovascular imaging and for delivery of pharmacologically active substances.

        We have an exclusive license (subject to certain limitations) from Massachusetts General Hospital and Nycomed Imaging AS for the world-wide right to make, market, distribute and sell products using (i) the subject matter covered in pending U.S. and foreign patent applications relating to the research, development, manufacture and commercialization of diagnostic imaging agents for medical location, treatment and diagnosis of tumors and other diseased tissues or other material and (ii) the patent rights related to N1177 in the research, development, manufacture and commercialization of human ethical pharmaceutical products containing the diagnostic imaging compound N1177.

        As part of the termination of the joint venture arrangements with Elan, Elan agreed to negotiate with us for (1) a license agreement allowing us to use Elan's diagnostic imaging patents and know-how with N1177 for all in vivo diagnostic and drug applications worldwide (which expands the current manufacturing process know-how agreement), and (2) a services and manufacturing agreement providing for a technology transfer to enable us under certain circumstances to manufacture products using the compound and for Elan to supply materials and research and development support for our activities in this area.

        We are continuing to pursue patent protection for our other proprietary technologies with the U.S. Patent and Trademark Office, under the Patent Cooperation Treaty and in various foreign jurisdictions.

        Aside from our issued patents, no assurance can be given that any of these applications will result in issued U.S. or foreign patents. Although patents are issued with a presumption of validity and require a challenge with a high degree of proof to establish invalidity, no assurance can be given that any issued patents would survive such a challenge and would be valid and enforceable.

        Some of our patented or licensed technology arose from research that was partially funded by the U.S. Government ("Government"). As with other entities whose research is sponsored in any manner by the Government, certain patents that we own or license are subject to Confirmatory Licenses in favor of the Government, as required by applicable federal regulations. These regulations require us or the patent owner to agree to convey to the Government, upon the Government's request, rights in the technology if we decide not to continue prosecution of the patent applications or if the patent owner does not wish to retain title to the inventions covered in the patents. The Government also retains certain "march in rights" that permit the Government to use the technology under certain circumstances, including if that action is necessary because we or the patent owner have not taken or are not expected to take effective steps to achieve practical application of the inventions; it is necessary to alleviate health or safety needs not being met by us or the patent owner; or to meet the requirements for public use specified in certain federal regulations and those requirements are not being met by us or the patent owner. We intend to prosecute patent applications and in other respects develop patents we own so that the Government will not exercise its rights under these Confirmatory Licenses.

        We also attempt to protect our proprietary products, processes and other information by relying on trade secret laws and non-disclosure and confidentiality agreements with our employees, consultants, and certain other persons who have access to such products, processes and information. The agreements affirm that all inventions conceived by employees are the exclusive property of the Company. Nevertheless, there can be no assurance that these agreements will afford significant protection against or adequate compensation for misappropriation or unauthorized disclosure of our trade secrets.

        "IMCOR" is a trademark and Imagent® is a registered trademark of IMCOR. We have a pending application for registration of the mark IMCOR in the U.S. All other trademarks or trade names used in this Registration Statement are trademarks or trade names of their respective owners.

GOVERNMENT REGULATIONS

        All of the products we currently contemplate developing require approval by the FDA prior to sales being made within the U.S. and by comparable foreign agencies prior to sales being made outside the U.S. The FDA and comparable regulatory agencies impose substantial requirements on the manufacturing and marketing of pharmaceutical products and medical devices. These agencies and other entities extensively regulate, among other things, research and development activities and the testing, manufacturing, quality control, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of our proposed products. See "Risk Factors—Our proposed products are subject to extensive testing and government approval, and we may not obtain or maintain the approvals necessary to sell our proposed products," above.

        The regulatory process required by the FDA through which our products must successfully pass before they may be marketed in the U.S. generally involves the following:

  •
  Preclinical laboratory and animal testing;

  •
  Submission of an application that must become effective before clinical trials may begin;

  •
  Adequate and well-controlled human clinical trials to establish the safety and efficacy of the product for its intended indication; and

  •
  FDA approval of the application to market a given product for a given indication.

        For imaging and pharmaceutical products, preclinical tests include laboratory evaluation of the product, its chemistry, formulation and stability, as well as animal studies to assess the potential safety and efficacy of the product. Where appropriate (for example, for human disease indications for which there exist inadequate animal models), we will attempt to obtain preliminary data concerning safety and efficacy of proposed products using carefully designed human pilot studies. We will require sponsored work to be conducted in compliance with pertinent local and international regulatory requirements, including those providing for Institutional Review Board approval, national governing agency approval and patient informed consent, using protocols consistent with ethical principles stated in the Declaration of Helsinki and other internationally recognized standards. We expect any pilot studies to be conducted outside the U.S.; but if any are conducted in the U.S., they will comply with applicable FDA regulations. Data obtained through pilot studies will allow us to make more informed decisions concerning possible expansion into traditional FDA-regulated clinical trials.

        If the FDA is satisfied with the results and data from preclinical tests, it will authorize human clinical trials. Human clinical trials are typically conducted in three sequential phases, which may overlap. Each of the three phases involves testing and studying specific aspects of the effects of the pharmaceutical on human subjects, including testing for safety, dosage tolerance, side effects, absorption, metabolism, distribution, excretion and clinical efficacy.

        Data from preclinical and clinical trials are submitted to the FDA in an NDA for marketing approval and to foreign regulatory authorities under applicable requirements. Preparing an NDA or foreign application involves considerable data collection, verification, analyses and expense, and there can be no assurance that the applicable regulatory authority will accept the application or grant an approval on a timely basis, if at all. The marketing of pharmaceuticals in the U.S. may not begin without FDA approval. The approval process is affected by a number of factors, including primarily the safety and efficacy demonstrated in clinical trials and the severity of the disease. Regulatory authorities may deny an application in their sole discretion, if they determine that applicable regulatory criteria have not been satisfied or if additional testing or information is required. One of the conditions for initial marketing approval, as well as continued post-approval marketing, is that a prospective manufacturer's quality control and manufacturing procedures conform to the GMP regulations of the regulatory authority. In complying with these regulations, a manufacturer must continue to expend time, money and effort in the area of production, quality control and quality assurance to ensure full compliance. Manufacturing establishments, both foreign and domestic, also are subject to inspections by or under the authority of the FDA and by other federal, state, local or foreign agencies. Discovery of previously unknown problems with a product or manufacturer may result in restrictions on such product or manufacturer, including withdrawal of the product from the market.

        We have established a core clinical development team and have been working with outside regulatory consultants to assist us in developing product-specific development and approval strategies, preparing the required submittals, guiding us through the regulatory process, and providing input to the design and site selection of human clinical studies. The testing and approval process requires substantial time, effort and financial resources, and we may not obtain FDA approval on a timely basis, if at all. Success in preclinical or early-stage clinical trials does not assure success in later stage clinical trials. The FDA or the research institution sponsoring the trials may suspend clinical trials or may not permit trials to advance from one phase to another at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. Once issued, the FDA may withdraw a product approval if we do not comply with pertinent regulatory requirements and standards or if problems occur after the product reaches the market. If the FDA grants approval of a product, the approval may impose limitations, including limits on the indicated uses for which we may market a product. In addition, the FDA may require additional testing and surveillance programs to monitor the safety and/or effectiveness of approved products that have been commercialized, and the agency has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs. Further, later discovery of previously unknown problems with a product may result in restrictions on the product, including its withdrawal from the market. Marketing our products abroad will require similar regulatory approvals by equivalent national authorities and is subject to similar risks.

        In the ordinary course of business, we must also comply with a variety of other federal and state governmental regulations. These regulations impose, among other things, standards of conduct, record keeping, labeling and reporting.

        Specific regulations affecting our current and proposed operations include: environmental-type discharge requirements, good laboratory practices governing animal testing, good manufacturing practices regarding the manufacture of drugs and other FDA-regulated products, animal care and use regulations, laws and regulations relating to labor, and required general business practices. We do not currently anticipate that the cost of compliance in these areas, other than obtaining FDA approval, will present a major obstacle to achieving our goals.

        Another area of regulation that will impact our business is the recent developments in health care reimbursement and delivery practices as a means to better control health care costs. See "Risk Factors—Changes in health care reimbursement policies or legislation may make it difficult for patients to use or receive reimbursement for using our products, which could reduce our revenues," above.

COMPETITION

        The industry in which we operate is intensely competitive, and subject to significant change with respect to technology for the diagnosis and treatment of disease. Existing or future pharmaceutical and device companies, government entities and universities may create developments that accomplish similar functions to our technologies in ways that are less expensive, receive faster regulatory approval or receive greater market acceptance than our potential products. We expect that competition in the ultrasound contrast imaging agent field (and for our other potential products) will be based primarily on each product's safety profile, efficacy, stability, ease of administration, breadth of approved indications, and physician, healthcare payor and patient acceptance. See "Risk Factors—The markets for imaging products are extremely competitive, and many of our competitors have greater resources and have products that are in more advanced stages of development than we do, which may give them a competitive advantage over us," above.

        Our competitors have, in general, been in existence for considerably longer than we have, and may have greater capital resources and access to capital; greater internal resources for activities in research and development, clinical testing and trials, production and distribution; and existing collaborative relationships with third parties. See "Risk Factors—We have to rely on third parties and collaborative relationships for the marketing, manufacturing and clinical testing of Imagent and our proposed products, and it may be difficult to implement our business development plans without these collaborations," above.

        The existing market for radiopaque contrast agents is estimated by Frost & Sullivan to be approximately $3.4 billion worldwide. The dominant uses of media, totaling 86 percent, are those employed in conjunction with CT or x-ray scans. Approximately half of the usage is in the U.S. Omnipaque®, marketed by a unit of Amersham, is believed to be the leading agent utilized in coronary angiography. Other companies marketing contrast agents include Mallinckrodt, Inc. (a unit of Tyco International Ltd.), Berlex Laboratories, Inc. (a subsidiary of Schering) and Bracco.

        In addition to CT or x-ray scans, other modalities, such as MRI and ultrasound, are also used by physicians to image internal vasculature and organs. These modalities, including CT imaging, each have particular attributes that may make their use applicable to any particular situation.

Competition for Imagent

        There are two competitive ultrasound contrast agents approved in the U.S. for use in cardiology: Optison is sold by Amersham, and Definity is sold by Bristol-Myers Squibb Medical Imaging. Optison consists of a suspension of microbubbles of human serum albumin with perfluoropropane. Definity, when administered to human subjects, is a suspension of microbubbles of a lipid blend with perfluoropropane.

        Bracco International has filed an NDA in the U.S. late in 2000 for SonoVue®, and the application is under review. The product is a dry powder of negatively charged liposomal microbubbles containing sulfur hexafluoride gas, to be reconstituted with saline prior to administration.

        POINT Biomedical was scheduled to complete a 600-patient Phase 3 myocardial perfusion study for CardioSphere at the end of 2003. CardioSphere consists of a two-layer microspheres with one layer that contains human albumin.

        Acusphere initiated a Phase 3 myocardial perfusion study in December 2003 with AI-700. The product is composed of a synthetic biodegradable polymer filled with a perfluorocarbon gas, and requires refrigeration.

Competition for PH-50

        The existing market for radiopaque contrast agents is estimated to be approximately $3.4 billion worldwide. The dominant uses of media, totaling 86 percent, are those employed in conjunction with CT or x-ray scans. Approximately half of the usage is in the U.S. We believe that Omnipaque®, marketed by a unit of Amersham, is the leading agent utilized in coronary angiography. Other companies marketing contrast agents include Mallinckrodt, Inc. (a unit of Tyco International Ltd.), Berlex Laboratories, Inc. (a subsidiary of Schering AG ("Schering")) and Bracco. Physicians also use other modalities, such as MRI and ultrasound, to image internal vasculature and organs. These modalities, including CT imaging, each have particular attributes that may make their use applicable to any particular situation.

Competition for N1177

        As with PH-50, N1177 will be subject to competition with other companies marketing contrast agents such as Amersham, Mallinckrodt, Inc. (a unit of Tyco International Ltd.), Berlex Laboratories, Inc. (a subsidiary of Schering), and Bracco, and with other methods of imaging, such as MRI and ultrasound.

DESCRIPTION OF PROPERTY

        We do not own any real estate. We conduct operations from leased premises of approximately 53,000 square feet in San Diego, California. At this facility we maintain our executive offices, perform research and development, and manufacture Imagent. We have obtained regulatory approval to manufacture Imagent at this production facility. To our knowledge, the property and equipment is in good condition.

LEGAL PROCEEDINGS

        On June 18, 2003, we filed a complaint against Amersham Health, Inc. and two other Amersham affiliates alleging that certain Amersham products infringe on claims in our patents covering Imagent.

The case is captioned as Photogen Technologies, Inc. and Alliance Pharmaceutical Corp. v. Amersham Health Inc. et. al., Civil Action No. 03CV2853(SRC), in the United States District Court for the District of New Jersey. Our complaint alleges that principally through their Optison® product, Amersham Health Inc. and related Amersham entities infringe on eight patents owned by us. We are also seeking a declaration that the claims of fifteen Amersham patents are invalid and are not infringed by our Imagent product. Alliance, the party from whom we recently acquired the Imagent product, is also a plaintiff in the suit. We are seeking damages, an injunction against Amersham, a declaratory judgment and other relief.

        Amersham filed an answer dated July 18, 2003 denying the material allegations of our claims and asserting certain affirmative defenses and counterclaims. Amersham's counterclaims against us include claims of patent infringement of the fifteen Amersham patents, breach of contract, breach of good faith and fair dealing, and tortious interference with contract. The parties are exchanging written discovery at this time.

        It is not presently feasible to determine whether there is a reasonable possibility that a loss may have occurred. Such a determination will only be possible after the facts and circumstances of the litigation have been established and, potentially, litigated before a court of competent jurisdiction. Intellectual property disputes are often settled through licensing arrangements, which if resolved unfavorably, could be costly to us or ultimately make it unfeasible to market the product. In any intellectual property litigation, it is possible that licenses necessary to settle the dispute would not be available on commercially reasonable terms or that we would not be able to redesign our technologies to avoid any claimed infringement thus resulting in our inability to sell the product.

        On July 29, 2003, the European Patent Office revoked Amersham's European Patent (EP) No. 620744 with claims directed to contrast agents. We had brought the opposition proceeding against the EP '744 patent in the European Patent Office. The EP '744 is a counterpart to the patents that are the subject of our suit against Amersham in the United States described above. See "Risk Factors—We filed a suit against Amersham for patent infringement, which, if resolved unfavorably, could impede our ability to utilize our patents for Imagent," above.

MANAGEMENT

Directors and Executive Officers

        The following sets forth certain information regarding each of the directors and executive officers of the Company.

Name	Age	Position
Taffy J. Williams, Ph.D.(1)	54	Director, President and Chief Executive Officer
Richard T. Dean, Ph.D.(2)(3)	56	Director
Jonathan Fleming(1)	46	Director
William D. McPhee(3)	50	Director
Alan D. Watson, Ph.D., M.B.A.(2)(3)	51	Director
Darlene M. Deptula-Hicks, M.B.A.(2)	46	Director
Brian M. Gallagher, Ph.D.(1)	56	Director, Chairman of the Board

(1)
Member of the Executive Committee

(2)
Member of the Audit Committee

(3)
Member of the Compensation Committee

        Ms. Deptula-Hicks is the Chairman of our Audit Committee. Our Board has determined that she is an "audit committee financial expert" and is "independent" as contemplated by SEC rules. A brief discussion of the business experience of each director is set forth below.

        Taffy J. Williams, Ph.D. has served as our President, Chief Executive Officer and a director since May 17, 2000. Prior to joining the company, Dr. Williams served as CEO and President of PANAX Pharmaceuticals for two and half years and President of InKine Pharmaceuticals for two years. He received his Bachelor of Science in Chemistry from the University of Notre Dame and his Ph.D. in Chemistry from the University of South Carolina.

        Brian M. Gallagher, Ph.D. is Chairman of the Board and has served as a director since July 22, 2004. Dr. Gallagher received his B.S. is biology from St. Louis University, his M.S. in marine sciences from Long Island University, and his Ph.D. in biology from St. John's University. Dr. Gallagher currently serves as a Director of CollaGenex Pharmaceuticals, Inc. and ImaRx Therapeutics, Inc., a privately held, drug delivery/specialty pharmaceutical company with a focus on cardiovascular diseases. From 1994 to 2003, he was the Chairman, President and Chief Executive Officer of CollaGenex Pharmaceuticals, Inc.

        Richard T. Dean, Ph.D. has served as a director since October 27, 2003. Dr. Dean received his B.S. from Cornell University, his M.S. from the University of Michigan and his Ph.D. from the University of California at Berkeley. Since 2003, Dr. Dean has served as the Chief Executive Officer of Xanthus Life Sciences, Inc., a company founded to develop novel oncology drugs. From 1999 to 2003, Dr. Dean served in various capacities with Schering AG, including as Head of Strategic Business Development, Diagnostics and Radiopharmaceuticals. From 1990 to 1999, Dr. Dean was the Chief Executive Officer of Diatide Inc. Dr. Dean has over 25 years experience in the pharmaceutical and biotechnology field.

        Jonathan Fleming has served as a director since August 15, 2003. Mr. Fleming has been a Partner of Oxford Bioscience Partners since 1996 and its Managing Partner since 2001. Oxford Bioscience Partners is an international venture capital firm with committed capital of more than $800 million specializing in life science technology based investments. Mr. Fleming holds a Master's degree in Public Administration from Princeton University and a Bachelor of Arts degree from the University of California, Berkeley. Mr. Fleming is a co-founder and is Chairman of the Board of Memory Pharmaceuticals. He is also Chairman of the Board of BioProcessors Corporation and Dynogen

Corporation, and is a director of several private companies, including Leerink Swann. Mr. Fleming is a Trustee of the Museum of Science in Boston and is a Senior Lecturer at MIT's Sloan School of Management.

        William D. McPhee has served as a director since November 12, 2002. Mr. McPhee received his B.S. degree in pre-med and an L.L.B. degree in law, both from McGill University. Since 1998, he has been Managing General Partner of Mi3, L.P. where he has been responsible for managing the venture fund. Prior to that, he was Chief Executive Officer of Praxis Advisors, Inc., a strategy consulting firm.

        Alan D. Watson, Ph.D., M.B.A. has served as a director since November 12, 2002. Dr. Watson received his B.S. from the University of N.S.W., his Ph.D. in Chemistry from Australian National University, and his M.B.A. from Northeastern University. Since 2002, Dr. Watson has served as Executive Vice President and Chief Business Officer of Elixir Pharmaceuticals, Inc. Prior to that, he was the Senior Vice President, Corporate Development of Cubist Pharmaceuticals, Inc. from 1999 to 2002. From 1997 to 1999, he was Senior Vice President, Licensing and Intellectual Property of Nycomed Amersham plc.

        Darlene M. Deptula-Hicks, M.B.A. has served as a director since July 22, 2004. Ms. Deptula-Hicks received her B.S. in accounting from New Hampshire College and her M.B.A. from Rivier College. Since 2002, she has served as Executive Vice President and Chief Financial Officer of ONI Medical Systems, Inc. Prior to that, she was the Executive Vice President and Chief Financial Officer of Implant Sciences Corporation from 1998 to 2001.

Executive Officers and Significant Employees.

        The recent business experience of our other executive officers and significant employees follows.

        Brooks Boveroux, age 60, has served as our Senior Vice President—Finance, Chief Financial Officer and Treasurer since August 1, 2000. He has also served as the Company's Secretary since November 12, 2002. For the five years prior to joining the Company, Mr. Boveroux served as Chief Financial Officer and Vice President of Investor Relations for The Liposome Company, Inc., Chief Financial Officer of Synergy Pharmaceuticals, Inc. and as a consultant advising corporations in the area of corporate finance. He is a graduate of Hamilton College and received his Masters of Business Administration in Finance from the Wharton School of the University of Pennsylvania.

        Jack DeFranco, age 58, has served as Senior Vice President of our IMCOR Division since June 18, 2003. For the five years prior to joining the Company, Mr. DeFranco served as Vice President of Marketing and Business Development for Alliance Pharmaceutical Corp. Mr. DeFranco received his B.S. from Stephen F. Austin University and his M.B.A. and M.A. from Fairleigh Dickenson University.

EXECUTIVE COMPENSATION

        The following table sets forth a summary of the compensation paid to or accrued by our Chief Executive Officer and all of our other executive officers whose compensation exceeded $100,000 during fiscal year 2003 (the "named executive officers") for each of the fiscal years ended December 31, 2001, 2002 and 2003:

Long Term Compensation
	Annual Compensation						Awards		Payouts
Name and Principal Position	Year	Salary($)		Bonus($)		Other Annual Compensation($)	Restricted Stock Award(s)($)	Securities Underlying Options(#)(6)	LTIP Payouts($)	All Other Compensation($)
Taffy J. Williams, Ph.D(1) Director, President and Chief Executive Officer	2003 2002 2001	$ $ $	275,000 265,000 260,000	$ $ $	0 60,000 30,000	$0 — —	0 — —	1,050,000 1,233,450 —	0 — —		$0 — —
Brooks Boveroux(1) Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary	2003 2002 2001	$ $ $	225,000 216,250 215,000	$ $ $	25,000 32,250 32,250	$0 — —	0 — —	— 320,860 —	0 — —		$0 — —
Reinhard Koenig, M.D., Ph.D.(2) Senior Vice President-Medical and Regulatory Affairs	2003 2002 2001	$ $	75,000 280,625 200,020		$0 — —	$0 — —	0 — —	513,375 100,000	0 — —	$ $	0 50,000	(3)
Jack DeFranco(1)(4) Senior Vice President-Sales, Marketing and Business Development	2003 2002 2001	$ $ $	107,145 0 0	$ $ $	60,000 0 0	$0 — —	0 — —	170,000 — —	0 — —		$0 — —
Robert H. Lee, Ph.D.(1)(5) Vice President-Research	2003 2002 2001	$ $ $	145,000 19,466 0	$ $ $	0 0 0	$0 — —	0 — —	125,000 — —	0 — —		$0 — —

(1)
Dr. Williams and Messrs. Boveroux, and DeFranco are entitled to severance if their employment is terminated without cause, as discussed below.

(2)
Dr. Koenig resigned from the Company as of May 1, 2003

(3)
Reimbursement of moving expenses.

(4)
Mr. DeFranco joined the Company on June 18, 2003 as part of the acquisition of the medical imaging business of Alliance Pharmaceutical Corp.

(5)
Dr. Lee's employment began in December 2002

(6)
Reflects a one-for-four reverse split which occurred in November, 2002.

Option Grants in Year Ended December 31, 2003

        The following table sets forth all options granted during the year ended December 31, 2003 to each of the named executive officers:

	Individual Grants
Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in 2003	Exercise Price ($/Sh)		Expiration Date	Grant Date Present Value($)(3)
Taffy J. Williams, Ph.D.(1)	1,050,000	35.8%		$1.08	7/23/2013	$1,995,525
Brooks Boveroux	0	0%	$
Jack DeFranco(2)	170,000	5.8%		1.25	6/19/2013	$303,178
Reinhard Koenig, M.D., Ph.D.	0	0%
Robert H. Lee, Ph.D.	0	0%

(1)
The options were granted at an exercise price equal to the purchase price paid by the institutional investors in the institutional financing which closed on November 12, 2002. The market price of our Common Stock on the date of the option grant was $2.52. A portion of the options becomes exercisable on various dates in accordance with the terms of the respective Award Agreements covering the options.

(2)
The options were granted at an exercise price of $1.25 per share. The market price of our Common Stock on the date of the option grant was $2.20. A portion of the options becomes exercisable on various dates in accordance with the terms of the respective Award Agreements covering the options.

(3)
In accordance with SEC rules, grant date present value is determined using the Black-Scholes Model. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange-traded options. However, stock options granted by the company are long-term, non-transferable and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the market price, volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant and the estimated time period until exercise of the option. For the purposes of the calculation of the fair value of the options at grant date, the following assumptions were used: risk-free interest rate at grant date: 2.56%; expected stock price volatility: 98%; dividend yield: 0% and expected time until exercise of the option: 5 years. The shares subject to the options granted are identical to the publicly-traded securities of the company except for restrictions on trading, vesting periods prior to which the options may not be exercised and the presence of an expiration date of the grant. Due to these restrictions the shares subject to the options granted are worth less than their publicly-traded counterparts. The actual value, if any, that an executive officer may realize will depend on his continued employment through the options vesting period, and the excess of the market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes Model.

        We are subject to six sets of registration rights agreements. In the aggregate, these agreements cover approximately 47,730,000 shares of common stock (including 2,050,000 shares of common stock issuable pursuant to stock options) and require us to register those shares under various terms and subject to specific conditions in the agreements.

        As of March 30, 2004, approximately 19,056,000 shares of our common stock are "restricted stock" or are beneficially owned by persons who as of March 30, 2004 were affiliates of the company as defined in Rule 144 under the Securities Act. A portion of those shares would be eligible for resale by company affiliates and others who have satisfied the requisite holding periods, subject to the volume limitations and other provisions of Rule 144 and applicable law. As of March 30, 2004, we had approximately 2,486,000 shares eligible for sale free of restriction under Rule 144.

        In 2003, we granted qualified and non-qualified stock options pursuant to our 2000 Plan to purchase an aggregate of 1,840,250 shares of common stock each at an exercise price of $1.25 per share to employees joining the Company as part of the Imagent business acquisition and two options for 10,000 shares each granted at exercise prices of $0.93 and $2.05, respectively. The options vest at various times up to four years from the date of the grant.

        In July 2003, we granted our Chief Executive Officer options to acquire 1,050,000 shares of our common stock at an exercise price of $1.08 per share, subject to shareholder approval. Shareholders holding over 50% of our common stock have committed to vote in favor of this option.

Aggregated Option Exercises in the Year Ended December 31, 2003
and Fiscal Year-End Option Value

        The following table sets forth for each named executive officer, information regarding stock options exercised by such officer during the year ended December 31, 2003, together with the number and value of stock options held at December 31, 2003, each on an aggregated basis:

			Number of Securities Underlying Unexercised Options at Year End 2003(#)		Fair Value of Unexercised In-the-Money Options at Year End 2003($)(1)
	Shares Acquired On Exercise(#)
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Taffy J. Williams, Ph.D.	0	0	1,591,725	1,741,725	$351,533	$950,033
Brooks Boveroux	0	0	572,312	316,064	$157,000	$99,158
Jack DeFranco	0	0	0	170,000	$0	$68,000
Reinhard Koenig, M.D., Ph.D.	0	0	274,602	146,258	$128,023	$54,867
Robert H. Lee, Ph.D.	0	0	31,250	93,750	$52,025	$156,075

(1)
For purposes of this table, the "value" of stock options was determined by the difference between the exercise price and $1.65, the closing price for common stock on the last business day of the fiscal year. Shares acquired on exercise of these options are not registered under the Securities Act of 1933 and are not freely saleable except in compliance with exemptions from registration, including the holding period and other requirements of Rule 144 thereunder. Consequently, the values set forth in the table are only theoretical values and may not accurately represent actual market value.

Compensation of Directors

        All directors receive reimbursement of their out of pocket expenses incurred in the course of their duties as directors. Each non-employee director, other than Mr. Fleming, receives $20,000 annually for serving as a member of the Board. In addition, each of these persons received a stock option to purchase 60,000 shares of the Company's common stock. These options vest quarterly over two years. Members of the Audit Committee receive $5,000 annual compensation, and members of the Compensation Committee receive $3,000 annual compensation in addition to any fee that they receive as Board members. Dr. Watson has a consulting agreement with us providing for payments on a time and charges basis of up to $60,000. We have a consulting agreement with Dr. Watson pursuant to which he provides business and product development services to us. The consulting agreement commenced in

November, 2002. The term is on a month-to-month basis (unless terminated earlier by notice or cause). The consulting agreement provides that Dr. Watson will be paid $175 per hour of service, be reimbursed for all reasonable out-of-pocket expenses, and receive options to purchase up to 10,000 shares of the Company's Common Stock on February 3, 2003 and each January 1 thereafter so long as the agreement is in effect. The options have an exercise price of the fair market value of the Company's Common Stock on the date of grant. However, in no event will Dr. Watson receive more than $60,000 annually while he is on our Audit Committee. Dr. Gallagher, our Chairman of the Board, receives compensation of $10,000 monthly. In addition, Dr. Gallagher was awarded stock options to purchase 100,000 shares of our common stock.

Employment Agreements

        We have employment agreements with Drs. Williams and Lee and with Messrs. Boveroux and DeFranco. Each of these employment agreements is terminable at-will and can be terminated by either party at any time with or without cause. In addition, Dr. Williams and Messrs. Boveroux and DeFranco are bound by their respective Employee Confidentiality, Inventions and Noncompetition Agreements, as amended (each of these agreements is referred to as a "Confidentiality Agreement"). Each Confidentiality Agreement provides that while we employ the respective individual and for a period of two years after termination he will not engage in activities that compete with our business. Each Confidentiality Agreement also requires the respective employee to disclose to our Board of Directors all inventions or other intellectual property discovered or made by the employee during his employment and twelve months thereafter, if those inventions are related to or useful in our business, or result from duties assigned to that individual or from the use of any of our assets or facilities.

        In addition, pursuant to the terms of Dr. Williams' current employment agreement, he was awarded a non-qualified option to acquire 1,050,000 shares of our Common Stock at an exercise price of $1.08 per share. The option has a 10-year term and vests upon the earlier of a Change of Control, as defined therein, or when Dr. Williams ceases to be a salaried employee of the Company. The award was made subject to the approval of our stockholders, and if the increase in the number of shares available for issuance under the Company's 2000 Plan as set forth in Proposal 2 is approved by the stockholders, the option will be awarded under the 2000 Plan. Stockholders holding approximately 68.0% of our outstanding Common Stock (as of July 25, 2004) have agreed in writing to vote in favor of the issuance of Dr. Williams' option. Pursuant to the terms of Dr. Williams' employment agreement, because we closed a financing transaction by July 23, 2004 he was awarded a non-qualified option to purchase the number of shares, which taken together with all other options Dr. Williams has been awarded (other than his options to purchase 750,000 shares with an exercise price of $60 per share and 300,000 shares at $11 per share), equals 6% of our outstanding Common Stock on a fully diluted basis. The additional option will have a 10-year term, exercisable at the same price as shares are issued in the financing. Based on the current terms of the financing in Proposal 1, Dr. Williams will be awarded an option to purchase 4,066,308 shares of our Common Stock.

        Dr. Williams and Messrs. Boveroux and DeFranco each are eligible to receive typical health, life and disability insurance benefits that are available to our other salaried employees. These individuals are also eligible to defer a portion of their salary through our 401(k) plan, but the company did not match or make any contributions to the 401(k) plan during the 2003 fiscal year. We do not maintain a pension plan other than the 401(k) plan.

        Officers generally serve at the discretion of the Board of Directors. We do not have any compensatory plans or arrangements resulting from resignation, retirement or any other termination of an executive officer's employment with us. However, the employment agreements for Dr. Williams and Messrs. Boveroux and DeFranco each provide for severance in the event we terminate their employment without cause. Upon termination without cause, Dr. Williams would be entitled to a severance payment equal to one year's salary. If terminated without cause, Mr. Boveroux would be entitled to receive six month's salary and Mr. DeFranco would be entitled to receive severance according to Company's policy in effect at that time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mi3, Oxford and MRNA purchased shares in the institutional financing which closed on November 12, 2002 and are each investors that may receive a benefit under the Agreement dated November 12, 2002 (the "Elan Agreement"). Jonathan Fleming (a director) is General Partner of OBP Management IV L.P. which is the general partner of Oxford and MRNA. William McPhee (a director) is president of Mi3 Services L.L.C., which is the general partner of Mi3. Pursuant to the Elan Agreement, Elan will pay the amounts that certain investors otherwise would have received on liquidation of the Company if the liquidation preference of the Series A Preferred Stock had been eliminated. Tannebaum, LLC also acquired shares of our Common Stock in the financing which closed on November, 12, 2002 through the conversion of outstanding debt into shares of our Common Stock.

        Three of our existing investors, Oxford, MRNA and Mi3 purchased shares of our common stock in the financing transaction described below. These investors also loaned us a total principal amount of $12,719,500, which (together with accrued interest) converted into 33,740,672 shares of our common stock at $0.40 in connection with the financing.

        In addition, two of our non-employee directors have a consulting agreement with us. Dr. Watson is entitled to payments for consulting services on a time and charges basis of up to $60,000, and Dr. Gallagher receives compensation of $10,000 monthly and received an option to purchase 100,000 shares of common stock. As described above, Dr. Williams was awarded an option based on closing the financing transaction in 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the approximate beneficial ownership of our common stock as of July 25, 2004 by directors and executive officers of the Company and any person or group known to us to be the owner of more than five percent of our common stock. Shares beneficially owned by the individuals below through family partnerships or other entities they control are included in the number of shares listed in the table below for that individual.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)		Percent of Class Outstanding(3)
EXECUTIVE OFFICERS AND DIRECTORS:
Brooks Boveroux	558,541	(4)	*
Richard T. Dean 230 Cushing Road Newmarket, NH 03857	15,000	(5)	*
Jack DeFranco	42,500	(6)	*
Darlene M. Deptula-Hicks c/o Implant Sciences Corp. 107 Auduison Road, #5 Wakefield, MA 01880	0		*
Jonathan Fleming/Oxford Bioscience Partners IV L.P. 225 Berkeley St., Suite 1650 Boston, MA 02216	46,484,770	(7)	47.3
Brian M. Gallagher	0		*
William D. McPhee/Mi3 L.P. One Hollis Street, Suite 232 Wellesley, MA 02482	2,881,598	(8)	2.9
Alan D. Watson, Ph.D. One Kendall Square Building 1000, Fifth Floor Cambridge, MA 02139	60,000	(9)	*
Taffy J. Williams, Ph.D.	1,565,139	(10)	1.6
All directors and executive officers as a group (9 persons)	51,607,548		52.4

OTHER SHAREHOLDERS:
Stuart P. Levine 500 Lake Cook Road, Suite 130 Deerfield, IL 60015	1,277,386	(11)	1.3
Robert J. Weinstein, M.D. and Lois Weinstein 500 Lake Cook Road, Suite 130 Deerfield, IL 60015	1,314,003	(11)	1.3
Oxford Bioscience Partners IV L.P. 225 Berkeley Street, Suite 1650 Boston, MA 02216	See above.
Tannebaum, LLC 875 N. Michigan Avenue Suite 2930 Chicago, IL 60611-1901	2,344,957	(12)	2.4
Parties to Voting Agreement (6 persons)	54,303,374	(13)	55.2

*
Constitutes one percent or less of the percent of class outstanding.

(1)
Unless otherwise indicated, the address of each person named in the table is c/o: IMCOR Pharmaceutical Co., 6175 Lusk Boulevard, San Diego, California 92121.

(2)
With respect to directors and executive officers, based on information furnished by the director or executive officer listed.

(3)
The percent of class outstanding includes Common Stock outstanding as of July 25, 2004 (including shares issued in the initial and second closings and shares issued upon conversion of debt), and the shares of Common Stock subject to warrants and options exercisable within 60 days of July 25, 2004 (including the warrants issued in the initial and second closings).

(4)
Includes 558,541 options exercisable within 60 days of July 25, 2004.

(5)
Includes 15,000 options exercisable within 60 days of July 25, 2004.

(6)
Includes 42,500 options exercisable within 60 days of July 25, 2004.

(7)
Includes 401,387 shares (including 5,706 shares issued in the initial closing, 48,929 shares issued in the second closing, 96,866 shares issued in connection with the conversion of debt in the initial closing (includes additional issuance at second closing to reflect conversion at $0.40 per share) and 185,501 shares issued in connection with the conversion of debt in the second closing) and 27,318 warrants (issued in the initial and second closings) held by MRNA Fund II L.P. and 43,333,382 shares (including 568,678 shares in the initial closing, 4,876,687 shares issued in the second closing, 9,654,004 shares issued in connection with the conversion of debt in the initial closing (includes additional issuance at second closing to reflect conversion at $0.40 per share) and 21,816,916 shares to be issued in connection with the conversion of debt in the second closing) and 2,722,683 warrants (issued in the initial and second closings) held by Oxford Bioscience Partners IV L.P., which Mr. Fleming may be deemed to control. Mr. Fleming disclaims beneficial ownership of these shares for all other purposes. Oxford and MRNA are parties to the Voting Agreement described in footnote 13 below. The shares held by the other parties to the Voting Agreement are not included here.

(8)
Includes 2,712,848 shares (including 27,414 shares issued in the initial closing, 235,086 shares issued in the second closing, 1,318,850 shares issued in connection with the conversion of debt in the initial closing (includes additional issuance at second closing to reflect conversion at $0.40 per share) and 668,535 shares to be issued in connection with the conversion of debt in the second closing) and 131,250 warrants (issued in the initial and second closings) held by Mi3, L.P., which Mr. McPhee may be deemed to control. Mr. McPhee disclaims beneficial ownership of Mi3's shares for all other purposes. Mi3, L.P. is a party to the Voting Agreement described in footnote 13 below. The shares held by the other parties to the Voting Agreement are not included here. Includes 37,500 options exercisable within 60 days of July 25, 2004

(9)
Includes 25,000 shares of Common Stock and options to acquire 35,000 shares of Common Stock exercisable within 60 days of July 25, 2004.

(10)
Includes 4,250 shares of Common Stock and 1,560,889 options exercisable within 60 days of July 25, 2004.

(11)
Dr. Weinstein and Mr. Levine are parties to the Voting Agreement described in footnote 15 below. The shares held by the other parties to the Voting Agreement are not included here.

(12)
Includes 2,344,957 shares of Common Stock. Tannebaum, LLC is a party to the Voting Agreement described in footnote 15 below. The shares held by the other parties to the Voting Agreement are not included here.

(13)
Dr. Weinstein, Mr. Levine, Mi3, L.P. (of which Mr. McPhee is Managing General Partner), MRNA Fund II, L.P. (an affiliate of Oxford Bioscience Partners IV L.P.), Oxford Bioscience Partners IV L.P. (of which Mr. Fleming is the Managing Partner), and Tannebaum, LLC are parties to the Voting Agreement described above at page 2. The parties to the Voting Agreement may be deemed to be a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. The provisions of the Voting Agreement include an agreement by the parties to vote their shares for the election of certain directors nominated by the parties to the Voting Agreement.

        The following table sets forth, as of December 31, 2003, information with respect to our securities authorized for issuance under equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	5,789,720	$11.25	279,030
Equity compensation plans not approved by security holders	1,785,764	$2.79	0

2002 Financing Transaction

        In November, 2002, we sold $9,000,000 of our common stock at a price of $1.08 per share to a group of institutional investors which included Mi3, L.P. ("Mi3"), Oxford BioScience Partners IV L.P. and MRNA Fund II L.P. (collectively, the "Institutional Investors"). In this offering, we received $6,500,000 in cash and converted Tannebaum, LLC's $2,500,000 credit facility into 2,314,815 shares of common stock at $1.08 per share. Tannebaum, LLC was at that time controlled in part by Dr. Weinstein, then one of our directors. In December, 2002, we consummated a second closing of the financing transaction and sold an additional 2,804,539 shares of our common stock at $1.08 per share for an aggregate of $3,028,902 to a group of institutional investors and individual accredited investors. The final closing of the financing took place in January, 2003 at which time we sold an additional 27,778 shares of our common stock at $1.08 per share for an aggregate of $30,000 to two individual accredited investors. As part of the financing transaction, we entered into a Registration Rights Agreement requiring us to file a registration statement with the SEC within 45 days of the closing of the financing transaction to cover the Institutional Investors' sales of the shares. The Institutional Investors in the financing transaction have deferred the implementation of this requirement. As part of the financing transaction, the Institutional Investors entered into a Voting, Drag-Along and Right of First Refusal Agreement ("Voting Agreement") with Dr. Weinstein, Stuart Levine (individually and as co-trustees of the Theodore Tannebaum Trust) and Tannebaum, LLC (collectively, the "Chicago Stockholders"). The Voting Agreement provides, among other things, that each of its parties will vote all shares of which it is the beneficial owner as follows:

  •
  To maintain the total number of directors at seven.

  •
  To amend our Articles of Incorporation or Bylaws in accordance with the recommendation of five of the seven directors.

  •
  For the election of the following directors:

  •
  One person nominated by Mi3;

  •
  One person nominated by the holders of 80% of the shares owned by the Institutional Investors;

  •
  One person nominated by the holders of 80% of the shares owned by the Chicago Stockholders;

  •
  One person appointed by our Board of Directors as the Chief Executive Officer; and

  •
  Three persons with industry experience in the healthcare, biotech or pharmaceutical industries, as nominated by our Board of Directors and approved by the holders of 80% of the shares beneficially owned by the Institutional Investors.

  •
  To maintain an Audit Committee and Compensation Committee of the Board, each with three members, and to appoint one director to serve on each Committee nominated by the holders of 80% of the shares owned by the Institutional Investors.

        The Voting Agreement also provides that none of its parties will sell, transfer, pledge, grant any option for, or otherwise dispose of any of their shares of company stock except in compliance with the Voting Agreement.

DESCRIPTION OF SECURITIES

Common Stock

        As of June 30, 2004, there were 79,857,002 shares of our common stock outstanding and held by approximately 281 stockholders of record. Holders of our common stock are entitled to receive such dividends as may be declared by the Board of Directors. Holders of common stock are entitled to one vote per share on matters as to which applicable law entitles them to vote. There are no preemptive rights associated with the common stock.

        The high and low trading prices (adjusted to reflect our one-for four reverse split) for our common stock during each quarter of the last two fiscal years are set forth below.

	Year Ended December 31, 2002 (Amounts in $)		Year Ended December 31, 2003 (Amounts in $)
	High	Low	High	Low
1st Quarter	6.36	2.52	2.73	0.90
2nd Quarter	5.20	3.12	2.60	1.50
3rd Quarter	4.20	1.32	2.44	0.97
4th Quarter	2.64	1.00	1.93	1.07

        For the period January 1, 2004 through June 30, 2004, the high and low trading prices for our common stock were $2.20 and $.30, respectively. Aggregate trading volume for the period January 1, 2004 through June 30, 2004, was approximately 2,750,000 shares. The foregoing information was obtained from the National Association of Securities Dealers. The quotations generally reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The foregoing information reflects trade prices, and not bid or ask prices and has been adjusted to reflect our one-for-four reverse split that was effective November 22, 2002. See "Risk Factors—A small group of stockholders control IMCOR, which may make it difficult for stockholders who are not in that group to influence management" and "The price and trading volume of our common stock fluctuates significantly, like that of many biopharmaceutical companies, which may make it difficult for us or a stockholder to sell our common stock at a suitable price and may cause dilution for existing stockholders when we issue additional shares," above, regarding the possible effects of the concentrated ownership of our stock on the market and price of the stock.

Preferred Stock

        In October 1999, we issued 12,015 shares of Series A Preferred Stock to an affiliate of Elan in conjunction with the formation of Sentigen Ltd., our former joint venture with Elan. As of June 10, 2004, all of the Series A Preferred stock has been converted into 195,263 shares of common stock.

        In February, 2000, we issued 327,240 shares of Series B Preferred Stock to 32 accredited investors in a private placement. In November, 2002, we issued an aggregate of 422,316 shares of common stock to the former holders of the Series B Preferred Stock and (available to common shareholders) the Series B Preferred Stock is no longer outstanding.

Dividend Policy

        We have never paid cash dividends on our common stock. We do not anticipate paying cash dividends in the foreseeable future as we intend to retain future earnings, if any, to finance the growth of the business. The payment of future dividends will depend on such factors as our earnings levels, anticipated capital requirements, operating and financial condition, and other factors deemed relevant by the Board of Directors.

Transfer Agent

        The transfer agent for our common stock is Computershare Investor Services, LLC, and its phone number is (312) 588-4991.

PRIVATE PLACEMENT TRANSACTION

        As of April 19, 2004, we entered into a securities purchase agreement (the "Purchase Agreement") with certain institutional and accredited investors pursuant to which we issued and sold an aggregate of 25,374,999 shares of our common stock and warrants (the "Warrants") to purchase an aggregate of 14,717,502 shares of our common stock. The private placement was consummated in two closings. Between the first and second closing, our stock was delisted from the Nasdaq SmallCap Market. In order to the purchasers' agreement to proceed with the second closing, we reduced the purchase price for the common stock to $.40 per share (from $.75) and we reduced the exercise price of the warrants to $.50 per share (from $1.00). The transaction resulted in gross proceeds to the Company of approximately $10,150,000. Net proceeds to the Company were approximately $9,313,000, which will be used for clinical development, payment of debt and for working capital purposes, or as otherwise determined by our Board of Directors. These securities were sold to accredited investors in a private placement transaction exempt from registration under Section 4(2) of the Securities Act and/or pursuant to Rule 506 of Regulation D thereunder.

        The Warrants may be exercised for a period of five years and are immediately exercisable at an exercise price of $.50 per share. Each Warrant contains weighted average anti-dilution protection, which provides that the exercise price of a Warrant will be reduced if we issue any of our common stock or rights, options, warrants or other securities or debt bearing a right to acquire our common stock at a price less than the then-applicable exercise price of such Warrant. We have the right to demand that the holders of the Warrants exercise the Warrants at any time if the price of our common stock exceeds $3.50 per share for a least twenty (20) consecutive trading days.

        If we do not file this registration statement within 30 days after the second closing of the financing, if this registration statement is not declared effective by the SEC within 60 days after it is filed (or 90 days if the SEC has comments), or if after this registration statement is declared effective by the SEC it ceases for any reason to be effective for resales for more than a total of 20 business days (whether or not consecutive), then, in addition to any other rights available to the selling stockholder under the registration rights agreement or under applicable law, we must pay liquidated damages freely tradeable stock equal to 2% each month of the aggregate investment amount paid by each selling stockholder. Except on the first date on which such an event occurs (in which case the entire 2% is due), the liquidated damages amount is pro rated for any portion of a month until the event is corrected.

        This prospectus relates to the resale of 25,374,999 shares of our common stock and an aggregate of 14,717,502 shares of common stock issuable upon exercise of the Warrants acquired by certain of the selling security holders pursuant to the Purchase Agreement.

SELLING SECURITY HOLDERS

        We are registering for resale shares of our common stock issued to the selling stockholders identified below. The selling stockholders identified in the following table are offering for sale up to 40,092,501 shares of common stock, of which 14,717,502 shares are issuable upon exercise of warrants, issued to the selling stockholders in private placement transactions. The following table sets forth:

  •
  the name of each selling stockholder;

  •
  the nature of any material relationship within the past three years between any selling stockholder and IMCOR or any of our affiliates based on information currently available to us;

  •
  the number of shares of our common stock beneficially owned by each selling stockholder prior to this offering;

  •
  the number of shares of our common stock offered hereunder by each selling stockholder; and

  •
  the number and percent of shares of our common stock beneficially owned by each selling stockholder after this offering is complete. This calculation assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling stockholder prior to the termination of this offering.

        Each of the selling stockholders is offering for sale with this prospectus the number of shares listed below subject to the limitations described in the section of this prospectus entitled "Plan of Distribution". Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Except as indicated in the footnotes to this table and subject to applicable community property laws, each of the selling stockholders named in this table has sole voting power with respect to all shares of common stock listed as beneficially owned by such selling stockholders.

        The applicable percentages of beneficial ownership set forth below are based on an aggregate of 79,857,002 shares of our common stock issued and outstanding on July 25, 2004.

				Shares Beneficially Owned After Offering is Complete
			Shares Offered Pursuant to this Prospectus from Exercise of Warrants
Name of Selling Security Holder	Number of Shares Beneficially Owned Prior to Offering	Shares Offered Pursuant to this Prospectus
				Number	Percent
Alexandra Global Master Fund Ltd.	0	625,000	312,500	0	0.0%
Cranshire Capital, L.P.	0	625,000	312,500	0	0.0%
Fountainhead Fund	0	425,000	212,500	0	0.0%
Perry Partners International, Inc.	0	2,109,375	1,054,688	0	0.0%
Perry Partners LP	0	703,125	351,563	0	0.0%
SRG Capital LLC	0	249,999	125,000	0	0.0%
Sunrise Equity Partners, L.P.	0	750,000	375,000	0	0.0%
David I. Goodfriend	0	22,500	11,250	0	0.0%
Amnon Mandelbaum	0	225,000	112,500	0	0.0%
Topaz Partners	0	625,000	312,500	0	0.0%
280 Ventures LLC	0	62,500	31,250	0	0.0%
Granite Associates LLC	0	25,000	12,500	0	0.0%
Katie & Adam Bridge Partners, L.P.	0	162,500	81,250	0	0.0%
SB Venture Capital II LLC	0	250,000	125,000	0	0.0%
SB Venture Capital III LLC	0	1,500,000	750,000	0	0.0%
SB Venture Capital IV LLC	0	500,000	250,000	0	0.0%
SB Venture Capital LLC	0	250,000	125,000	0	0.0%
MedCap Partners L.P.	0	3,750,000	1,875,000	0	0.0%
SF Capital Partners Ltd. (1)	0	2,500,000	1,250,000	0	0.0%
Bluegrass Growth Fund LP	0	1,250,000	625,000	0	0.0%
Bristol Investment Fund, Ltd. (2)	0	1,125,000	562,500	0	0.0%
Omicron Master Trust	0	625,000	312,500	0	0.0%
Enable Growth Partners L.P.	0	375,000	187,500	0	0.0%
TCMP[3] Partners	0	250,000	125,000	0	0.0%
Oxford Bioscience IV L.P. (3)	37,888,017	5,445,365	2,722,683	37,888,017	38.5%
MRNA Fund II L.P. (3)	346,752	54,635	27,318	346,752	0.4%
Mi3 LP (3)	2,450,348	262,500	131,250	2,450,348	2.5%
Lerner David Littenberg Krumholz & Mentlik, LLP (4)	0	337,500	168,750	0	0.0%
Gerard P. Norton (4)	0	37,500	18,750	0	0.0%
Roth Capital Partners, LLC (5)	0	0	1,015,000	0	0.0%
Rodman & Renshaw, LLC (5)	0	252,500	1,141,250	0	0.0%

(1)
Michael A. Roth and Brian J. Stock possess voting and dispositive power over all of the shares owned by SF Capital Partners Ltd.

(2)
Bristol Capital Advisors, LLC is the investment manager to Bristol Investment Fund, Ltd. Paul Kessler is the manager of Bristol Capital Advisors, LLC, and as such has voting and investment control over these securities. Mr. Kessler disclaims beneficial ownership of these securities.

(3)
Oxford, MRNA and Mi3 (collectively, the "Investors") purchased shares in the institutional financing which closed on November 12, 2002. Jonathan Fleming (a director) is General Partner of

  OBP Management IV L.P. which is the general partner of Oxford and MRNA. William McPhee (a director) is president of Mi3 Services L.L.C., which is the general partner of Mi3. The Investors also purchased shares of our common stock in the 2004 financing transaction described above and loaned us a total principal amount of $12,719,500, which (together with accrued interest) converted into 33,740,672 shares of our common stock at $0.40 in connection with the financing. The Investors are parties to the Voting Agreement and may be deemed to be a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. The provisions of the Voting Agreement include an agreement by the parties to vote their shares for the election of certain directors nominated by the parties to the Voting Agreement.

(4)
Lerner David Littenberg Krumholz & Mentlik, LLP and Gerard P. Norton have represented the company in connection with intellectual property litigation matters.

(5)
Roth Capital Partners, LLC and Rodman & Renshaw, LLC have acted as co-placement agents for the company in connection with this transaction.

PLAN OF DISTRIBUTION

        The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

  •
  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

        The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder's business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

        The Company has advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

        We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. If the selling stockholders use this prospectus for any sale of the common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Our Articles of Incorporation limit the personal liability of our officers and directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada Business Corporation Act (the "NBCA"). Our Articles of Incorporation and Bylaws

also provide for the Company to indemnify directors and officers to the fullest extent permitted by the NBCA. In addition, we have indemnification agreements with its directors and executive officers.

        The indemnification provisions described above would provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to our Articles of Incorporation, Bylaws, indemnification agreements, the NBCA, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INTEREST OF NAMED EXPERTS AND COUNSEL

        The validity of the issuance of common stock will be passed upon for us by Grippo & Elden LLC, 227 West Monroe, Suite 3600, Chicago, Illinois 60606. As of the date of this prospectus, principals of Grippo & Elden LLC who are representing us in this offering beneficially own approximately 29,454 shares of our common stock.

EXPERTS

        The audited financial statements included in this Prospectus beginning on page F-19 and in the Registration Statement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report (which contain an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

        The audited financial statements included in this Prospectus beginning on page F-19 and in the Registration Statement have also been audited by Moss Adams LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report (which contain an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. Such reports and other information may be inspected and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's web site is http://www.sec.gov.

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. The prospectus, which forms a part of such registration statement, and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted a few parts of the registration statement according to the rules and regulations of the Securities and Exchange Commission. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. We do not intend to distribute annual reports or audited financial statements to our shareholders. This information may be found in our filings with the Securities and Exchange Commission.

INDEX TO FINANCIAL STATEMENTS

Financial Statements for period as of or ended March 31, 2004	F-1
Financial Statements for period as of or ended December 31, 2003	F-17

F-i

FINANCIAL STATEMENTS

Report for the Period Ended March 31, 2004

IMCOR Pharmaceutical Co.

(formerly Photogen Technologies, Inc.)

(A Development Stage Company)

Consolidated Condensed Balance Sheets

All amounts in $

	Mar 31, 2004	Dec 31, 2003
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$76,234	$1,657,594
Accounts Receivable	17,500
Deposits	108,721	108,721
Prepaid expenses	334,075	492,718

Total Current Assets	536,530	2,259,033
Property, Plant and Equipment, less accumulated depreciation of $1,439,266 and $996,091, respectively	5,855,905	6,294,560
Patent Costs, net of amortization of $201,215 and $183,854, respectively	298,785	316,146
Deposits	438,383	338,383
Purchased Technology, net of amortization of $984,011 and $658,217, respectively	14,654,134	14,979,929
Investment in and Advances to Affiliate	2,607,218	2,803,114

Total Assets	$24,390,955	$26,991,165

Liabilities and Shareholders' Equity/(Deficit)
Current Liabilities
Accounts payable	$2,101,833	$1,884,791
Accrued expenses	2,821,597	3,281,792
Accrued equipment lease	719,939	586,052
Promissory notes	398,607	329,679
Lines of Credit	13,356,009	11,735,036
Notes payable	1,250,000	1,250,000

Total Current Liabilities	20,647,985	19,067,351
Deferred contract revenue	1,958,333	2,000,000
Accrued Equipment Lease	—	133,888
Puttable Shares	1,779,668	1,969,668
Mezzanine Equity: Preferred stock; par value $.01 per share; 5,000,000 shares authorized including Series A Preferred Stock; 12,015 shares authorized, issued and outstanding, liquidation preference $1,000 per share (in aggregate $12,015,000)	12,015,000	12,015,000
Shareholders' Equity/(Deficit)
Preferred stock; par value $.01 per share; 5,000,000 shares authorized including:
Series A Preferred Stock; 841 shares authorized, issued and outstanding, liquidation preference $1,000 per share (in aggregate $841,000)	8	8
Common stock; par value $.001 per share; 150,000,000 shares authorized, 21,524,798 and 19,464,548 shares issued and outstanding, respectively	21,715	19,465
Additional paid-in capital	44,193,595	38,184,323
Common stock to be issued	140,700	5,120,159
Deficit accumulated during the development stage	(56,366,049)	(51,518,697)

Total Shareholders' Equity/(Deficit)	(12,010,031)	(8,194,743)

Total Liabilities and Shareholders' Equity/(Deficit)	$24,390,955	$26,991,165

IMCOR Pharmaceutical Co.

(formerly Photogen Technologies, Inc.)

(A Development Stage Company)

Consolidated Condensed Statements of Operations

(Unaudited)

All amounts in $

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003	Cumulative Amounts From November 3, 1996 (inception) to March 31, 2004
			(Unaudited)
License Revenue	$41,667	$—	$41,667
Operating Expenses
Research and development	960,831	554,163	7,847,147
Sales, general and administrative	3,689,106	4,195,358	34,578,395
Restructuring charges	—	—	1,541,455
Provision for future lease payments	—	—	1,264,208

Total Operating Expenses	4,649,937	4,749,521	45,231,206
Loss from Joint Venture	(195,897)	(195,897)	(12,500,251)
Investment and Other Income	224,236	4,522	1,440,571
Interest Expense	(267,419)	—	(1,217,481)

Loss from continuing operations	$(4,847,352)	$(4,940,896)	$(57,466,701)
Discontinued Operations
Loss from operations of discontinued therapeutic business	—	—	(10,679,101)
Gain from split-off of therapeutic business	—	—	11,779,752

Income (loss) from discontinued operations	—	—	1,100,651

Net Loss	$(4,847,352)	$(4,940,896)	$(56,366,049)

Dividends on Preferred Stock	(276,870)	(258,466)

Net Loss Applicable to Common Shareholders	$(5,124,222)	$(5,199,362)

Basic and Diluted Loss per Common Share	$(0.24)	$(0.31)

Weighted Average Number of Common Shares Outstanding—Basic and Diluted	21,479,176	16,670,181

IMCOR Pharmaceutical Co.

(formerly Photogen Technologies, Inc.)

(A Development Stage Company)

Consolidated Condensed Statements of Shareholders' Equity/(Deficit)

(Unaudited)

	Preferred Stock
	Series A		Series B		Common Stock			Common Stock To be Issued		Deficit Accumulated Development Stage
							Members' Capital		Additional Paid-in Capital
	Shares	Amount	Shares	Amount	Shares	Amount					Total
Contribution of capital	—	$—	—	$—	—	$—	$7,268	—	$—	$—	$7,268
Net loss for the period ended December 31, 1996	—	—	—	—	—	—	(1,779)	—	—	—	(1,779)
Balance, at May 15, 1997	—	$—	—	$—	—	$—	$9,000	—	$—	$(3,511)	$5,489
Issuance of common stock	—	—	—	—	1,578,208	1,578	—	—	1,801,872	—	1,803,450
Effect of recapitalization and merger	—	—	—	—	7,421,792	7,422	(9,000)	—	1,203,765	1,732	1,203,919
Cost associated with recapitalization and merger	—	—	—	—	—	—	—	—	(371,111)	—	(371,111)
Net loss for the period May 16, 1997 to December 31, 1997	—	—	—	—	—	—	—	—	—	(554,702)	(554,702)

Balance, at December 31, 1997	—	—	—	—	9,000,000	9,000	—	—	2,634,526	(556,481)	2,087,045
Issuance of common stock	—	—	—	—	218,755	219	—	—	6,999,781	—	7,000,000
Costs associated with common stock issuance	—	—	—	—	—	—	—	—	(50,000)	—	(50,000)
Options issued to consultants	—	—	—	—	—	—	—	—	45,446	—	45,446
Net loss for the year ended December 31, 1998	—	—	—	—	—	—	—	—	—	(1,973,913)	(1,973,913)

Balance, at December 31, 1998	—	—	—	—	9,218,755	9,219	—	—	9,629,753	(2,530,394)	7,108,578
Exercise of stock options	—	—	—	—	1,125	1	—	—	50,062	—	50,063
Issuance of warrants and options	—	—	—	—	—	—	—	—	3,664,749	—	3,664,749
Issuance of common stock	—	—	—	—	125,967	126	—	—	6,082,528	—	6,082,654
Issuance of preferred stock	12,015	120	—	—	—	—	—	—	11,578,839	—	11,578,959
Reclassification of Series A shares as mezzanine equity in accordance with EITF D-98	(12,015)	(120)	—	—	—	—	—	—	(11,578,839)	—	(11,578,959)
Net loss for the year ended December 31, 1999	—	—	—	—	—	—	—	—	—	(6,052,841)	(6,052,841)

Balance, at December 31, 1999 (restated)	—	—	—	—	9,345,847	9,346	—	—	19,427,092	(8,583,235)	10,853,203
Stock option compensation	—	—	—	—	—	—	—	—	125,020	—	125,020
Issuance of warrants and options	—	—	—	—	—	—	—	—	1,366,050	—	1,366,050
Issuance of preferred stock dividend	841	8	—	—	—	—	—	—	(8)	—	—
Issuance of preferred stock	—	—	337,056	3,370	—	—	—	—	5,272,970	—	5,276,340
Beneficial accretion of Series A shares reclassified as mezzanine equity									(240,464)		(240,464)

Net loss for the year ended December 31, 2000	—	—	—	—	—	—	—	—	—	(10,787,062)	(10,787,062)

Balance, at December 31, 2000 (restated)	841	8	337,056	3,370	9,345,847	9,346	—	—	25,950,660	(19,370,297)	6,593,087

Stock option compensation	—	—	—	—	—	—	—	—	64,729	—	64,729
Issuance of common stock for cash	—	—	—	—	49,245	49	—	—	418,674	—	418,723
Issuance of common stock in satisfaction Of anti-dilution provision	—	—	—	—	190,856	191	—	—	(191)	—	—
Issuance of preferred stock dividend	—	—	20,224	202	—	—	—	—	(202)	—	—
Beneficial accretion of Series A shares reclassified as mezzanine equity									(195,577)		(195,577)

Net loss for the year ended December 31, 2001	—	—	—	—	—	—	—	—	—	(9,723,016)	(9,723,016)

Balance, at December 31, 2001 (restated)	841	$8	357,280	$3,572	9,585,948	$9,586	$—	$—	$26,238,093	$(29,093,313)	$(2,842,054)
Stock option compensation	—	—	—	—	—	—	—	—	73,870	—	73,870
Issuance of warrants for service	—	—	—	—	—	—	—	—	322,000	—	322,000
Issuance of options in settlement of lawsuit	—	—	—	—	—	—	—	—	806,415	—	806,415
Employee compensation from stock options	—	—	—	—	—	—	—	—	988,184	—	988,184
Issuance of preferred stock dividends	—	—	40,194	402	—	—	—	—	(402)	—	—
Conversion of Series B to common stock	—	—	(397,474)	(3,974)	422,316	422	—	—	3,552	—	—
Beneficial inducement costs for convertible debt converted	—	—	—	—	—	—	—	—	206,348	—	206,348
Conversion of line of credit with Élan to common stock	—	—	—	—	128,437	128	—	—	3,082,359	—	3,082,487
Conversion of line of credit with entity controlled by director of company to common stock	—	—	—	—	2,314,815	2,315	—	—	2,497,685	—	2,500,000
Retirement of common stock returned in shareholder transaction (Note 6(f))	—	—	—	—	(5,137,109)	(5,137)	—	—	(12,221,182)	—	(12,226,319)
Issuance of common stock for cash	—	—	—	—	8,823,058	8,823	—	—	9,133,078	—	9,141,901
Net loss for the year ended December 31, 2002	—	—	—	—	—	—	—	—	—	348,119	348,119

Balance, at December 31, 2002 (restated)	841	$8	—	$—	16,137,465	$16,137	$—	$—	$31,130,000	$(28,745,194)	$2,400,951

Issuance of common stock for cash	—	—	—	—	27,778	28	—	—	29,972	—	30,000
Issuance of common stock for standstill agreement	—	—	—	—	750,000	750	—	—	1,173,000	—	1,173,750
Conversion of Series B to common stock	—	—	—	—	100	—	—	—	—	—	—
Options issued to consultants for services	—	—	—	—	—	—	—	—	9,200	—	9,200
Shares issued to consultant for services	—	—	—	—	68,750	69	—	—	132,193	—	132,262
Employee compensation from stock options	—	—	—	—	—	—	—	—	1,236,566	—	1,236,566
Shares issued in Technology Purchase	—	—	—	—	2,198,137	2,198	—	—	5,581,070	—	5,583,268
Shares to be issued in Technology Purchase	—	—	—	—	—	—	—	5,043,226	—	—	5,043,226
Shares previously subject to rescission	—	—	—	—	124,627	125	—	—	649,875	—	650,000
Shares issued to Xmark for penalties	—	—	—	—	98,826	99	—	—	163,577	—	163,676
Shares issued to Xmark for interest	—	—	—	—	21,649	22	—	—	48,575	—	48,597
Shares to be issued to Xmark and other former Alliance creditors for interest and penalties	—	—	—	—	—	—	—	76,933	—	—	76,933
Options exercised through cashless exercise	—	—	—	—	37,216	37	—	—	(37)	—	—
Xmark puttable shares classified as mezzanine equity	—	—	—	—	—	—	—	—	(1,969,668)	—	(1,969,668)
Net loss for the year ended December 31, 2003	—	—	—	—	—	—	—	—	—	(22,773,504)	(22,773,504)

Balance, at December 31, 2003 (restated)	841	$8	—	$—	19,464,548	$19,465	$—	$5,120,159	$38,184,323	$(51,518,698)	$(8,194,743)

Shares issued to consultant for services	—	—	—	—	6,250	6	—	—	7,683	—	7,689
Employee compensation from stock options	—	—	—	—	—	—	—	—	633,651	—	633,651
Approved shares issued related to technology purchase	—	—	—	—	1,985,522	1,986	—	(5,043,226)	5,041,240	—
Shares issued for late stock issuance penalties					68,478	68			136,888		136,956
Shares to be issued for late stock registration penalties								30,449			30,449
Shares to be issued to Xmark for interest	—	—	—	—	—	—	—	33,318		—	33,318
Xmark puttable shares issued from mezzanine equity	—	—	—	—	—	190	—	—	189,810	—	190,000
Net loss for the three months ended March 31, 2004	—	—	—	—	—	—	—	—	—	(4,847,352)	(4,847,352)

Balance, at March 31, 2004 (restated)	841	$8	—	$—	21,524,798	$21,715	$—	$140,700	$44,193,595	$(56,366,049)	$(12,010,031)

IMCOR Pharmaceutical Co.

(formerly Photogen Technologies, Inc.)

(A Development Stage Company)

Consolidated Condensed Statements of Cash Flows

(Unaudited)

All amounts in $

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003	Cumulative Amounts From November 3, 1996 (Inception)
			(Unaudited)
Cash Flows From Operating Activities
Net loss	$(4,847,352)	$(4,940,896)	$(56,366,050)
Loss from discontinued operations	—		10,679,101
Depreciation and amortization	786,331	11,889	3,487,315
Loss on disposal of fixed assets	—	—	38,424
Gain on sale of marketable securities	—	—	(18,503)
United States Treasury Notes Amortization	—	—	12,586
Gain on sale of therapeutic business	—	—	(11,779,752)
Allowance for notes receivable	—	1,491,500	658,217
Stock option compensation	633,651	160,377	3,557,989
Accrued interest on line of credit	234,102		552,137
Note payable for services rendered	53,298		382,979
Recognition of deferred contract revenue	(41,667)		(41,667)
Issuance of stock for standstill agreement	—	1,173,750	1,337,426
Beneficial inducement costs for convertible notes	—	—	206,348
Issuance of warrants in exchange for services rendered	—	—	4,317,091
Issuance of stock options in settlement of lawsuit	—	—	806,415
Issuance of stock for services rendered	7,688	28,125	139,949
Loss from investment in affiliate	195,897	195,897	12,500,251
Issuance of stock for interest payments and penalties	200,722	—	326,252
Receipt of deferred contract revenue	—	—	2,000,000
Changes in operating assets and liabilities:
Prepaid expenses	158,643	193,083	(334,075)
Accounts receivable	(17,500)	—	(17,500)
Accounts payable	217,043	(202,495)	2,171,833
Accrued expenses	(460,196)	(34,132)	(364,862)
Accrued equipment lease	—	(66,944)	1,050,589

Net cash used in operating activities (continuing operations)	(2,879,340)	(1,989,846)	(24,697,507)

Net cash used in discontinued operations	—	—	(10,679,101)

Cash Flows From Investing Activities
Sale of marketable securities	—	—	2,164,464
Purchases of marketable securities	—	—	(2,182,967)
Purchases of United States Treasury Notes	—	—	(38,656,973)
Sales of United States Treasury Notes	—	—	39,778,548
Purchase of capital assets	(4,520)	—	(641,397)
Proceeds from sale of equipment	—	—	145,551
Costs to acquire patent	—	—	(237,335)
Investment in and advances to affiliate	—	(1,728,000)	(15,107,468)
Increase in deposit	(100,000)	(10,000)	(877,753)
Investment in Alliance Pharmaceutical Corp.	—	—	(1,255,000)
Purchase of Imagent business	—	—	(5,074,761)
Principal payment on acquisition debt	—	—	(1,250,000)

Net cash used in investing activities	(104,520)	(1,738,000)	(23,195,091)

Net cash used in investing activities of discontinued operations	—	—	(1,306,676)

Cash Flows From Financing Activities
Principal payments on capital leases	—	—	(291,704)
Net proceeds from issuance of equity	—	30,000	40,539,340
Proceeds from capital contributions by shareholders	—	—	1,911,674
Proceeds from issuance of debt	1,402,500	—	18,166,410
Cost of recapitalization	—	—	(371,111)

Net cash provided by financing activities	1,402,500	30,000	59,954,609

Increase (decrease) in Cash and Cash Equivalents	(1,581,360)	(3,697,846)	76,234
Cash and Cash Equivalents, at beginning of period	1,657,594	6,090,904	—

Cash and Cash Equivalents, at end of period	$76,234	$2,393,058	$76,234

1.     Basis of Presentation

        The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information pursuant to Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals as well as adjustments related to the acquisition of the medical imaging business ("Imagent Business," "Purchased Technology" or "Technology Purchase") of Alliance Pharmaceutical Corp. ("Alliance") considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

2.     Liquidity and Basis of Presentation—Going Concern

        The accompanying financial statements are prepared assuming the Company is a going concern. The Company has reported accumulated losses since inception of $56,366,049. The Company believes it lacks sufficient working capital to fund operations for the entire fiscal year ending December 31, 2004. Substantial additional capital resources will be required to fund its ongoing operations. Management believes there are a number of potential alternatives available to meet the continuing capital requirements such as public or private financings or collaborative agreements. The Company is taking continuing actions to reduce its ongoing expenses. If adequate funds are not available, the Company will be required to significantly curtail its operating plans and my have to sell or license out significant portions of the Company's technology or potential products.

        At March 31, 2004, we had a net deficit position (our liabilities exceeded our assets) totaling $12,010,031. Among other factors, we have reclassified $12,015,000 of our Series A Preferred Stock as mezzanine equity to acknowledge the holder's right to exchange that security for that number of additional shares of Sentigen to increase its ownership of Sentigen to 50%.

        Under the Certificate of Designations of the Series A Preferred Stock the holder has a Series A Liquidation Preference entitling it as of March 31, 2004 to the first $16,313,680 of funds available for distribution to stockholders upon liquidation of the Company and has the right to convert shares of Series A Preferred Stock into common stock at any time after October 20, 2001 at a conversion price of $84.68 per share. The conversion price is subject to adjustment for certain dilutive events. Alternatively, the holder of Series A Preferred Stock may exchange the initial 12,015 shares of Series A Preferred Stock for common shares of Sentigen so that the holder of Series A Preferred Stock owns 50% of the equity of Sentigen. The exchange right terminates six years after issuance, or October 19, 2005. As the initial 12,015 shares of the Series A Preferred Stock are exchangeable at the holder's option into additional shares of Sentigen, we have reclassified $12,015,000 as mezzanine equity until such time that the exchange right terminates either by the passage of time or the agreement of the holder to terminate or irrevocably to not exercise the right. We believe that as the development program for N1177 will require several years to complete and as no research had been conducted on N1177 during 2003 or the first quarter of 2004 due to our capital constraints that the probability of the holder exercising his exchange right prior to the expiration of that right is remote.

        On December 16, 2003, we entered into a License Agreement (the "Kyosei Agreement") with Kyosei Pharmaceutical Co. Ltd. ("Kyosei"), a member of the Sakai Group in Japan. The Kyosei Agreement gives Kyosei an exclusive license to develop and market Imagent® (perflexane lipid microspheres) for all indications in Japan. The terms of the Kyosei Agreement provide for the payment to the company of up to $10 million in fees and development milestone payments plus royalties on commercial sales. Kyosei will also pay the company to manufacture Imagent for Kyosei's clinical and commercial requirements and we will receive royalties based on commercial sales. In each of December 2003 and April 2004, we received a payment of $2,000,000, less withholding taxes. Additional payments are expected in 2005 and beyond. Future payments from Kyosei are based on certain milestones of clinical development, including the commencement of and completion of clinical studies and approval for sale by Japanese regulatory authorities. Commencement of clinical studies is not expected to be earlier than 2005, and the development program, including regulatory approval, is expected to take four or more years. Accordingly, commercial sales, upon which we will earn royalties, are not expected to commence earlier than 2008. While we believe that Imagent clinical studies will be successful, there can be no assurance that such studies conducted in Japan will be successful or that the product will be approved for sale by Japanese authorities. Please see Licensing and Deferred Revenue, below.

        During the next twelve months we will focus our efforts primarily on exploring various options concerning our business, including securing additional financing, joint ventures, licensing or selling all or a portion of our technology and other possible strategic transactions. Our ability to commercialize Imagent and develop PH-50 and N1177 depends on the successful implementation of one or more of these transactions.

        Depending on the availability of capital and whether or not we pursue a sale or licensing strategy for Imagent, we will focus our operating efforts on the sales and marketing of Imagent and the development of PH-50. Subject to the availability of sufficient capital, we expect to continue to incur losses for at least the next three years as we intensify research and development, preclinical and clinical testing and associated regulatory approval activities and engage in or provide for the manufacture and/or sale of any products that we have or may develop.

        Greater capital resources would also enable us to quicken and expand our marketing and research and development activities, and our failure to raise additional capital will (absent a suitable collaborative agreement providing for a third party to take over these functions) significantly impair or curtail our ability to conduct further activities. In any event, complete development and commercialization of our technology will require substantial additional funds. We are seeking to raise capital through the sale of our common stock or other securities in a private placement to fund our immediate and longer-term capital needs.

        The financial statements do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of this uncertainty.

3.     Basic and Diluted Loss Per Common Share

        Basic and diluted loss per common share is computed based on the weighted average number of common shares outstanding. Basic and diluted loss per share excludes the impact of outstanding options, warrants and convertible preferred stock, as they are antidilutive. Potential common shares excluded from the calculation at March 31, 2004 are 7,157,780 options, 377,431 warrants and 193,378 shares issuable upon the conversion of Series A Convertible Preferred Stock.

4.     Purchased Technology

        On June 18, 2003, we closed on the acquisition of assets, including Purchased Technology, related to the medical imaging business, including Imagent, an FDA-approved product, of Alliance. Imagent is an intravenous contrast agent for use with ultrasound imaging equipment to improve visualization of blood vessels for better diagnosis of disease and assessment of organ function. Imagent consists of perfluorochemical-based "microbubbles" that are highly echogenic (reflect ultrasound signals strongly) in the bloodstream, thereby significantly enhancing ultrasound images. We also entered into a number of agreements related to that acquisition. Included in the purchase was an FDA-approved manufacturing facility, the marketing, manufacturing and supporting infrastructure for the product and an intellectual property portfolio of approximately thirty patents in the area of ultrasound imaging.

        Intangible assets resulting from the acquisition of the Imagent Business are estimated by management based on the fair value of the assets received. These intangible assets consist entirely of purchased technology. Purchased Technology related to the Imagent Business is amortized on a straight-line basis over the estimated remaining life equal to twelve years. Purchased Technology is stated at cost, less accumulated amortization.

        Below is supplemental unaudited pro forma information that discloses the results of operations for the Purchased Technology for the current three-month period ending March 31, 2004, as well as the corresponding period for the preceding year ended March 31, 2003. The pro forma information is as if the acquisition had been completed as of the beginning of the periods presented. The unaudited pro forma information give effect to actual operating results prior to the acquisition, adjusted to include the unaudited pro forma effect of amortization of intangibles and weighted shares outstanding:

	Actual	Pro Forma
	Three Months ended March 31, 2004	Three Months ended March 31, 2003
License Revenue	$41,667	$—
Expenses:
Research & development	960,831	2,753,183
Sales, general and administrative	3,689,106	5,566,887
Restructuring charge	—	—

Total Expenses	4,649,937	8,320,070
Loss from joint venture	(195,897)	(195,897)
Investment income	224,236	4,522
Interest expense	(267,419)	—

Loss from continuing operations	(4,847,352)	(8,511,445)
Discontinued operations—net	—	—

Net income (Loss)	$(4,847,352)	$(8,511,445)

Dividends on Preferred Stock	(276,870)	(258,466)

Net income (loss) applicable to common shareholder	(5,124,222)	(8,769,911)

Pro forma net income (loss) per share	$(0.24)	$(0.42)

Weighted average number of common shares outstanding—basic and diluted	21,479,176	20,853,741

        As an integrated operation of Alliance, the Imagent business did not, in the normal course of operations, prepare separate financial statements in accordance with accounting principles generally accepted in the United States. The accompanying financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") for presentation of less than full financial statements and for inclusion in our Current Report on Form 8-K. These financial statements are not intended to be a complete presentation of the Imagent business' financial position and operating results. The Statement of Revenues and Direct Expenses include direct charges for expenses and indirect charges for other common expenses and corporate expenses. Common expenses include, but are not limited to, shared services, such as human resources, accounting, information technology, and legal services. Common and corporate expenses are charged to the business unit based on direct labor hours, which is deemed to be a practical and reasonable method. There was no direct interest expense incurred by or allocated to the Imagent business, therefore, no interest expense has been reflected in these financial statements. These financial statements are not necessarily indicative of the results of operations that would have occurred if the Imagent business had been an independent company.

        The pro forma portion of the data give effect to actual operating results prior to the acquisition, adjusted to include the pro forma effect of:

  •
  Amortization of intangibles (initially totaling $15,136,282) of the Purchased Technology for the three-month period ended March 31, 2002. The estimated life of the purchased technology is twelve years.

  •
  The issuance of 4,183,659 shares of common stock related to the acquisition of the Purchased Technology incorporated into the calculation of weighted shares outstanding.

        This unaudited pro forma information is not necessarily indicative of the actual results that would have been achieved had the Purchased Technology been acquired the first day of the Company's three-month period ended March 31, 2003, nor is it necessarily indicative of future results.

5.     Licensing and Deferred Revenue

        In December 2003, the Company entered into a license agreement with Kyosei Pharmaceutical Co., Ltd. ("Kyosei"), a unit of the Sakai Group in Japan, for the development and marketing of Imagent in Japan for all radiology and cardiology indications. Terms of the agreement call for the payment to IMCOR of up to $10 million in fees and development milestone payments plus royalties on commercial sales. Kyosei will also pay IMCOR to manufacture Imagent for Kyosei's clinical and commercial requirements. At the closing, we received a gross payment of $2 million from Kyosei. Recognition of this payment is being made ratably over the anticipated life of the agreement.

        The Company has received a notice from Schering asserting a right against a portion of the proceeds received from Kyosei. The Company contests the assertion. If a payout were required, the Company does not believe the balance would be material to the financial statements.

        The company recognizes revenue from license agreements based on an evaluation of the period of the agreement over which it is earned. Unamortized revenue is recorded as deferred revenue. Revenue from the first payment under the Kyosei Agreement is being recognized over twelve years. During the period ended March 31, 2004, the Company recognized $41,667 of license revenue under the Kyosei license agreement.

6.     Joint Venture/Investment in Affiliate

        On October 7, 1999, the Company formed a joint venture with Elan International Services, Ltd. ("Elan") to develop and commercialize nanoparticulate diagnostic imaging agents for the detection and treatment of cancer through lymphography. Our goal is to demonstrate that the use of N1177 will enable physicians to precisely locate tumorous nodes by first injecting the material in the vicinity of the tumor and then taking an image (picture) using a CT device.

        We plan to commence Phase 2 clinical studies for detection of cancer metastasis in lymph nodes in patients with cervical cancer, subject to the availability of sufficient capital. In this patient population, studies document an increase in survival when lymph nodes containing cancer are removed. Tumor identification by CT imaging will be correlated to the results of biopsy results from patients undergoing surgery to demonstrate effectiveness in locating nodes and identifying those with cancer in them.

        Sentigen Ltd. ("Sentigen") was formed to hold the operations, assets and liabilities of the joint venture. Elan purchased 2,980 shares of Sentigen nonvoting convertible preferred stock for $2,985,000 representing a 19.9% ownership interest. Elan also purchased 12,015 shares of the Company's Series A convertible exchangeable preferred stock for $12,015,000. The Company purchased 12,000 shares of Sentigen's common stock for $12,015,000 representing an 80.1% ownership interest.

        Expenses incurred by the Company and Elan, which relate to the development of the diagnostic imaging agents, are charged to Sentigen.

        Elan has substantive participating rights in Sentigen, including the requirement for approval of the business plan and budgets and equal representation on the management committee which decides all day-to-day functions. As a result, the Company's investment in Sentigen is recorded under the equity method.

        Following is summarized financial information for Sentigen Ltd. at and as of the three months ended March 31, 2004 and 2003:

March 31,	2004	2003
Cash	$410	$410
License purchased from Élan, net of amortization and impairment of $11,673,923 and $2,445,659, respectively	3,326,077	10,054,341

Total assets	$3,326,487	$10,054,751

Due to affiliates	$378,099	$378,099
Total shareholders' equity	2,948,388	9,676,652

Total liabilities and equity	$3,326,487	$10,054,751

Research and development Expense	$—	$—
General and administrative expense	—	—
Amortization of license	244,566	244,566
Impairment of license	—	—

Net loss	$244,566	$244,566

        As part of our annual audits, we, on behalf of Sentigen, prepared cash flow projections of the product, N1177 including assumptions of research and clinical development costs, market size, market share and resulting potential revenues and the costs (manufacturing, marketing and sales along with administrative costs) to generate the projected revenue stream. These cash flows, assuming that the research is successful, were then discounted to a present value. During the year, we incorporated these projections as part of the analysis of any impairment in the value of the joint venture.

        As part of our review of our financial statements at year end 2002, and further, as part of our review of our financial statements for the quarter ended June 30, 2003, we evaluated the carrying value of the Sentigen license in light of the projection of cash flows, the availability of capital to conduct the research in a timely manner, the knowledge that this area of research was no longer an area stated by Elan to be an area of focus for that company, and the priority of committing capital to the further development of N1177 in light of our other priorities, namely the continued development of PH-50 and the manufacturing and marketing of its recently acquired Imagent Business. Accordingly, we advised Sentigen to reduce the carrying value of the Elan license by an aggregate of $8,250,000, it being also determined, in the judgment of certain of our directors with experience in these matters, that a value of approximately $4,000,000 could be fair should Sentigen either sell or license N1177 to a third party.

7.     Equity Transactions

        In January 2004, the Company recognized the issuance of 6,250 shares of its Common Stock as compensation for services provided by a consultant.

        On March 5, 2004, the Company issued the 2,054,000 shares of its Common Stock to certain creditors of Alliance upon approval by the Company's shareholders. The value of 1,985,522 of these shares was part of the acquisition consideration at fair market value for the Purchased Technology and previously recorded as "Common Stock to be Issued" at December 31, 2003. The remaining 68,478 shares, valued at $136,956, was a penalty incurred due to delays in securing shareholder approval of the issuance of the shares to be issued in conjunction with the acquisition of the Purchased Technology during 2003.

        During the quarter ended March 31, 2004, Xmark sold 190,000 shares for which it held a put right. Under certain circumstances, these puttable shares would require the Company to purchase the shares from Xmark at a price of $1.00 per share. At March 31, 2004, the puttable share balance in mezzanine equity totaled $1,779,668. Separately, the Company accrued 30,449 shares of the Company's Common Stock issuable to certain entities for late stock registration penalties.

        Under the Certificate of Designations of the Series A Preferred Stock the holder has a Series A Liquidation Preference entitling it as of March 31, 2004 to the first $16,313,680 of funds available for distribution to stockholders upon liquidation of the Company and has the right to convert shares of Series A Preferred Stock into common stock at any time after October 20, 2001 at a conversion price of $84.68 per share. The conversion price is subject to adjustment for certain dilutive events. Alternatively, the holder of the Series A Preferred Stock may exchange the initial 12,015 shares of Series A Preferred Stock for common shares of Sentigen so that the holder of Series A Preferred Stock owns 50% of the equity of Sentigen. Shares attributable to dividends are not exchangeable and thus not reclassified as mezzanine equity. The exchange right terminates six years after issuance, or October 19, 2005. As the initial 12,015 shares of the Series A Preferred Stock are exchangeable at the holder's option into additional shares of Sentigen, we have reclassified $12,015,000 as mezzanine equity until such time that the exchange right terminates either by the passage of time or the agreement of the holder to terminate or irrevocably to not exercise the right. We believe that as the development program for N1177 will require several years to complete and as no research had been conducted on N1177 during 2003 and the first quarter of 2004 due to our capital constraints that the probability of the holder exercising his exchange right prior to the expiration of that right is remote.

8.     Stock Options

        The Company expenses the fair value of stock options granted to non-employees. In 2003, the Company issued stock options in connection with the Technology Purchase with an exercise price less than the market price on the date of grant, which vest over four years. In 2004, the Company issued stock options to employees with an exercise price less than the market price on the date of grant, which vest over four years. Accordingly, compensation expense of $633,651 has been recorded in the first quarter of 2004.

        For stock options granted to employees and directors during the first three months of 2004, the Company has estimated the fair value of each option granted using the Black-Scholes option-pricing model with the following assumptions:

2004
Weighted average fair value per options granted	$1.37
Significant assumptions (weighted average)
Risk-free interest rate at grant date	2.62%
Expected stock price volatility	98%
Expected option life (years)	5

        If the Company had elected to recognize compensation expense based on the fair value at the grant dates, consistent with the method prescribed by SFAS No. 123, net loss per share would have been changed to the pro forma amounts indicated below:

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Net Loss Applicable to Common Shareholders, as reported	$(5,124,222)	$(5,199,362)
Add stock based employee compensation expense included in reported net income	633,651	151,177
Less total stock-based employee compensation expense determined under the fair value based method for all awards	(3,507,931)	(559,222)

Pro forma net loss	$(7,998,502)	$(5,607,407)
Basic and diluted loss per common share, as reported	$(0.24)	$(0.31)
Basis and diluted loss per common share, pro forma	$(0.37)	$(0.34)

9.     Secured Debt

        Notes payable—We have entered into a series of agreements with Xmark. We remain obligated to make the second principal payment of $1,250,000 under an obligation assumed in the acquisition of the Imagent Business. The remaining payment was due on the earlier of (i) November 3, 2003 or (ii) the consummation of one or more institutional financings resulting in aggregate gross proceeds to us of at least $18,000,000. We have exercised our right to extend the November 3rd due date monthly until May 3, 2004 for a fee ranging from $50,000 to $100,000 per month.

        Our obligations to Xmark are secured by a first priority security interest on the Imagent related tangible and intangible assets. Xmark would be entitled to foreclose on its lien covering these assets if we default on our obligations to Xmark, if we lose FDA approval for Imagent, if we fail to pay other debts, or if we file for bankruptcy protection or similar matters.

        On May 3, 2004, we repaid the last Senior Secured Note in the principal amount of $1,250,000 to Xmark (See Note 12). An additional 19,888 shares of our common stock are issuable to Xmark in payment of interest as of March 31, 2004. As a result, Xmark's remaining security interest in assets of the Imagent Business relates solely to its put right, which at March 31, 2004 totaled $1,779,668.

        Except as specifically amended by the Letter Agreement, the terms of the Going Forward Agreement and the other agreements governing our obligations to Xmark remain in effect, including Xmark's put right with respect to our common stock that Xmark owns.

        Lines of Credit—Three of our existing institutional investors have provided capital to us in exchange for our Promissory Notes in an aggregate principal amount of up to $12,719,500 at March 31, 2004, which is included within "Lines of Credit". The notes bear interest at a rate of 7.25% per annum, compounded monthly. A total of $4,160,000 of these notes are convertible into our common stock. The notes were payable on the earlier of August 5, 2003 or the date that we commit various defaults or become subject to bankruptcy or similar proceedings. We defaulted on the payment of $4,160,000 of these notes on August 5, 2003; however while under no obligation to do so, these investors continued to loan us capital under demand notes that bear interest at the rate of 7.25% per annum, compounded monthly.

        The entire principal and interest outstanding under our convertible notes to these investors automatically converts into shares of our common stock on the same terms and at the same price as the shares issued in a financing for additional long-term capital. To secure the obligations under our notes to these investors, we granted them a security interest in all of our tangible and intangible assets, including intellectual property. This lien covers our Imagent-related assets, but as to these assets the investors' lien is subordinate to the security interest held by Xmark. On April 19, 2004, the $4,160,000 of convertible notes, plus accrued interest, were converted into shares of our common stock at an exchange ratio of $.75 per share (see Note 12).

        The Company's remaining Line of Credit balance is due to I) these three institutional shareholders upon demand (See Note 12) and ii) to one other institution (principal amount of $100,000).

10.   Accrued Expenses

        Accrued expenses consist of the following at March 31, 2004 and December 31, 2003:

	March 31, 2004	December 31, 2003
Alliance liabilities assumed from acquisition	$2,357,943	$2,530,434
New Hope office abandonment provision	—	136,947
Accrued general trade payables	175,199	291,908
Payroll liabilities	288,455	322,503

	$2,821,597	$3,281,792

        During the period ended March 31, 2004, the Company removed the provision recorded for the New Hope office abandonment as the landlord has relieved the Company of its obligation.

11.   Commitments

        Leases:    The Company has leased its facilities and certain equipment under non-cancelable operating leases, which expire at various times through 2008. The leases require the Company to pay for all maintenance, insurance and property taxes.

        Minimum future rental payments under these leases are as follows:

Operating Leases
Nine months ending December 31, 2004	$999,083
Twelve months ending December 31, 2005	979,944
Twelve months ending December 31, 2006	920,625
Twelve months ending December 31, 2007	877,514
Twelve months ending December 31, 2008	147,081

Total minimum lease payments	$3,924,247

        License Agreements:    In September 1997, Alliance entered into the Schering License Agreement, which provided Schering with worldwide exclusive marketing and manufacturing rights, drug compositions, and medical devices and systems related to perfluorocarbon ultrasound imaging products, including Imagent. In February 2002, the agreement with Schering was modified to give Alliance exclusive rights to market the product in the U.S. for cardiology indications for a five-year period, with Schering to be paid a nominal royalty on such sales. At the expiration of the five-year period, Alliance had the option to acquire all of Schering's rights to the product on a worldwide basis for total consideration including royalties of $20,000,000 or, alternatively, to allow Schering the opportunity to obtain co-promotion rights along with Alliance. The rights Alliance had under the Schering License Agreement were transferred to IMCOR at the consummation of its acquisition of the Imagent Business.

        Related Party Agreement:    Concurrent with the restructuring of the Schering agreement in 2002, Alliance entered into a five-year exclusive agreement with Cardinal Health, Inc. ("Cardinal") to assist with the marketing of Imagent. Under the agreement, Cardinal performed certain packaging, distribution, and sales services for Alliance under a fee-for-service arrangement. IMCOR assumed the Cardinal agreement from Alliance at the consummation of the Imagent acquisition. At March 31, 2004, the Company owed Cardinal $562,601, which is included within accounts payable.

        Litigation:    On June 18, 2003, we filed a complaint against Amersham Health, Inc. and two other Amersham affiliates alleging that certain Amersham products infringe on claims in our patents covering Imagent. The case is captioned as Photogen Technologies, Inc. and Alliance Pharmaceutical Corp. v. Amersham Health Inc. et. Al., Civil Action No. 03CV2853(SRC), in the United States District Court for the District of New Jersey. Our complaint alleges that principally through their Optison® product, Amersham Health Inc. and related Amersham entities infringe on seven patents owned by us. We are also seeking a declaration that the claims of fourteen Amersham patents are invalid and are not infringed by our Imagent product. Alliance, the party from whom we recently acquired the Imagent product, is also a plaintiff in the suit. We are seeking damages, an injunction against Amersham, a declaratory judgment and other relief.

        Amersham filed an answer dated July 18, 2003 denying the material allegations of our claims and asserting certain affirmative defenses and counterclaims. Amersham's counterclaims against us include claims of patent infringement, breach of contract, breach of good faith and fair dealing, and tortuous interference with contract. We are studying Amersham's answer, defenses and counterclaims in consultation with our counsel.

        It is not presently feasible to determine whether there is a reasonable possibility that a loss may have occurred. Such a determination will only be possible after the facts and circumstances of the litigation have been established and, potentially, litigated before a court of competent jurisdiction. Intellectual property disputes are often settled through licensing arrangements, which if resolved unfavorably, could be costly to us or ultimately make it unfeasible to market the product. In any intellectual property litigation, it is possible that licenses necessary to settle the dispute would not be available on commercially reasonable terms or that we would not be able to redesign our technologies to avoid any claimed infringement thus resulting in our inability to sell the product.

        On July 29, 2003, the European Patent Office revoked Amersham's European Patent (EP) No. 620744 with claims directed to contrast agents. We had brought the opposition proceeding against the EP '744 patent in the European Patent Office. The EP '744 is a counterpart to the patents that are the subject of our suit against Amersham in the United States described above. See "Risk Factors—We filed a suit against Amersham for patent infringement, which, if resolved unfavorably, could impede our ability to utilize our patents for Imagent," below.

12.   Subsequent Events

        On April 14, 2004, the Company announced that it had received commitments to purchase approximately $10.1 million of its common stock at a price of $0.75 per share plus half a warrant to purchase an additional share exercisable at $1.00 per share (the "April 2004 Financing"). Pursuant to NASD Marketplace regulations requiring shareholder approval prior to the company's issuance of greater than 20% of its common stock outstanding, the Company is closing the financing in two tranches. On April 19, 2004, the Company closed the first tranche selling approximately 2,650,000 shares of common stock plus warrants to purchase approximately 1,325,000 shares exercisable at $1.00 per share. Proceeds were $1,805,851 net of investment agent cash fees of $181,654. At the first closing, the company also issued an aggregate of approximately 212,000 warrants, with an estimated value of $150,647, to its agents in the April 2004 Financing.

        Concurrent with the April 2004 Financing, holders of all the $4,160,000 principal amount of the Company's Revolving Notes converted these Revolving Notes, plus accrued interest, into the Company's common stock at a conversion price of $0.75 per share. At March 31, 2004, these Notes are represented as a portion of the Lines of Credit balance on the Balance Sheet. Shareholder approval for this issuance was obtained at the Company's shareholder meeting of February 5, 2004. The Company issued approximately 5,903,850 shares of its common stock in this transaction.

        Following shareholder approval, expected to be received at the Company's Annual Meeting scheduled for June 2004, the Company expects to close on the second tranche of the April 2004 Financing. Based on commitments received, the Company expects to issue an additional 10,884,000 shares of its common stock and 5,442,000 warrants in this second closing and to receive estimated proceeds of approximately $8,162,000. At the second closing, the Company also expects to issue an aggregate of approximately 870,700 warrants to its agents in the April 2004 Financing. As a condition precedent to the second closing, the Company expects the holders of approximately $8,559,000 principal amount of its Secured Promissory Notes ("Promissory Notes") to convert these Promissory Notes, plus accrued interest, into shares of its Common Stock at a value of $0.75 per share.

        The terms of the securities Purchase Agreement provide for the sale of up to $15 million of the company's common stock, plus warrants. Accordingly the Company may sell an additional $4.85 million of its common stock at the second closing. In addition, the Company may sell a further $2.25 million of its common stock (without warrants) as an over allotment option to purchasers of the securities in the April 2004 Financing.

        On May 3, 2004, the Company repaid its last Senior Secured Note in the principal amount of $1,250,000 to Xmark. As a result, Xmark's remaining security interest in assets of the Imagent Business relates solely to its put right, which at March 31, 2004 totaled $1,779,668.

Report for the Period Ended December 31, 2003

Report of Independent Public Accounting Firm

Board of Directors
IMCOR Pharmaceutical Co. (formerly Photogen Technologies, Inc.)

        We have audited the accompanying consolidated balance sheet of IMCOR Pharmaceutical Co.(formerly Photogen Technologies, Inc.), a development stage company, as of December 31, 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IMCOR Pharmaceutical Co. (formerly Photogen Technologies, Inc.) at December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has reported accumulated losses since inception of $51,518,697, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moss Adams, LLP San Diego, CA March 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Photogen Technologies, Inc.
New Hope, Pennsylvania

        We have audited the accompanying consolidated balance sheet of Photogen Technologies, Inc., a development stage company, as of December 31, 2002, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years ended December 31, 2001 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Photogen Technologies, Inc. at December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2002, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has reported accumulated losses $28,592,845 through December 31, 2002 and without additional financing, lacks sufficient working capital to fund operations for the entire year ending December 31, 2003, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP
Chicago, Illinois
March 7, 2003

IMCOR Pharmaceutical Co.

(A Development Stage Company)

Consolidated Balance Sheets

December 31,	2002	2003
Assets
Current Assets
Cash and cash equivalents	$6,090,904	$1,657,594
Deposits	98,721	108,721
Prepaid expenses	693,313	492,718

Total Current Assets	$6,882,938	$2,259,033
Property, Plant and Equipment, less accumulated depreciation of $14,651 and $996,091, respectively.	36,000	6,294,560
Patent Costs, net of amortization of $142,359 and $183,854, respectively	357,641	316,146
Deposits	14,383	338,383
Investment in Alliance	1,255,000	—
Purchased Technology, net of amortization of $0 and $658,217, respectively	—	14,979,929
Investment in and Advances to Affiliate	8,192,452	2,803,114

Total Assets	$16,738,414	$26,991,165

Liabilities and Shareholders' Equity/(Deficit)
Current Liabilities
Accounts payable	$835,003	$1,884,791
Accrued expenses	34,132	3,281,792
Accrued equipment lease	401,664	586,052
Lines of Credit	—	12,064,716
Notes Payable	—	1,250,000

Total Current Liabilities	1,270,799	19,067,351
Deferred contract revenue	—	2,000,000
Accrued Equipment Lease	401,664	133,888
Shares Subject to Rescission	650,000	—
Puttable Shares	—	1,969,668
Mezzanine Equity: Preferred stock; par value $.01 per share; 5,000,000 shares authorized including: Series A Preferred Stock; 12,015 shares authorized, issued and outstanding, liquidation preference $1,000 per share (in aggregate $12,015,000)	12,015,000	12,015,000
Shareholders' Equity/(Deficit)
Preferred stock; par value $.01 per share; 5,000,000 shares authorized including: Series A Preferred Stock; 841 shares authorized, issued and outstanding, liquidation preference $1,000 per share (in aggregate $841,000)	8	8
Common stock; par value $.001 per share; 150,000,000 shares authorized; 16,137,465 and 19,464,548 shares issued and outstanding, respectively	16,137	19,465
Additional paid-in capital	31,130,000	38,184,323
Common Stock to be issued	—	5,120,159
Deficit accumulated during the development stage	(28,745,194)	(51,518,697)

Total Shareholders' Equity/(Deficit)	2,400,951	(8,194,743)

Total Liabilities and Shareholders' Equity/(Deficit)	$16,738,414	$26,991,165

See accompanying notes to consolidated financial statements.

IMCOR Pharmaceutical Co.

Consolidated Statements of Operations

	Year Ended Dec 31, 2001	Year Ended Dec 31, 2002	Year Ended Dec 31, 2003	Cumulative Amounts From Nov 3, 1996 (Inception) to Dec 31, 2003
Operating Expenses
Research and development	$437,958	$1,227,897	$2,529,679	$6,886,316
Sales, general and administrative	3,220,584	4,030,083	14,241,767	30,889,289
Restructuring charges	—	807,483	136,947	1,541,455
Provision for future lease payments	1,264,208	—	—	1,264,208

Total operating expenses	4,922,750	6,065,463	16,908,393	40,581,268
Loss From Joint Venture	(1,952,758)	(3,452,837)	(5,389,338)	(12,304,354)
Investment Income	110,741	1,563	7,394	1,216,335
Interest Expense	(48,429)	(418,466)	(483,167)	(950,062)

Loss from continuing operations	(6,813,196)	(9,935,203)	(22,773,504)	(52,619,349)
Discontinued Operations
Loss from operations of discontinued therapeutic business	(2,909,820)	(1,496,430)	—	(10,679,101)
Gain from split-off of therapeutic business	—	11,779,752	—	11,779,752

Income (loss) from discontinued operations	(2,909,820)	10,283,322	—	1,100,651

Net Income (Loss)	(9,723,016)	348,119	(22,773,504)	$(51,518,698)

Dividends on Preferred Stock	(2,943,755)	(1,997,723)	(1,066,280)

Net Loss Applicable to Common Shareholders	$(12,666,771)	$(1,649,604)	$(23,839,784)

Basic and Diluted Loss Per Common Share from Continuing Operations	$(1.03)	$(1.17)	$(1.24)

Basic and Diluted Income (Loss) Per Common Share from Discontinued Operations	$(0.30)	$1.01	$—

Basic and Diluted Loss Per Common Share	$(1.33)	$(0.16)	$(1.24)

Weighted Average Number of Common Shares Outstanding—Basic and Diluted	9,507,693	10,187,619	19,265,599

See accompanying notes to consolidated financial statements.

IMCOR Pharmaceutical Co.

Consolidated Statement of Shareholders' Equity/(Deficit)

	Preferred Stock
	Series A		Series B		Common Stock			Common Stock To be Issued		Deficit Accumulated Development Stage
							Members' Capital		Additional Paid-in Capital
	Shares	Amount	Shares	Amount	Shares	Amount					Total
Contribution of capital	—	$—	—	$—	—	$—	$7,268	—	$—	$—	$7,268
Net loss for the period ended December 31, 1996	—	—	—	—	—	—	(1,779)	—	—	—	(1,779)
Balance, at May 15, 1997	—	$—	—	$—	—	$—	$9,000	—	$—	$(3,511)	$5,489
Issuance of common stock	—	—	—	—	1,578,208	1,578	—	—	1,801,872	—	1,803,450
Effect of recapitalization and merger	—	—	—	—	7,421,792	7,422	(9,000)	—	1,203,765	1,732	1,203,919
Cost associated with recapitalization and merger	—	—	—	—	—	—	—	—	(371,111)	—	(371,111)
Net loss for the period May 16, 1997 to December 31, 1997	—	—	—	—	—	—	—	—	—	(554,702)	(554,702)

Balance, at December 31, 1997	—	—	—	—	9,000,000	9,000	—	—	2,634,526	(556,481)	2,087,045
Issuance of common stock	—	—	—	—	218,755	219	—	—	6,999,781	—	7,000,000
Costs associated with common stock issuance	—	—	—	—	—	—	—	—	(50,000)	—	(50,000)
Options issued to consultants	—	—	—	—	—	—	—	—	45,446	—	45,446
Net loss for the year ended December 31, 1998	—	—	—	—	—	—	—	—	—	(1,973,913)	(1,973,913)

Balance, at December 31, 1998	—	—	—	—	9,218,755	9,219	—	—	9,629,753	(2,530,394)	7,108,578
Exercise of stock options	—	—	—	—	1,125	1	—	—	50,062	—	50,063
Issuance of warrants and options	—	—	—	—	—	—	—	—	3,664,749	—	3,664,749
Issuance of common stock	—	—	—	—	125,967	126	—	—	6,082,528	—	6,082,654
Issuance of preferred stock	12,015	120	—	—	—	—	—	—	11,578,839	—	11,578,959
Reclassification of Series A shares as mezzanine equity in accordance with EITF D-98	(12,015)	(120)	—	—	—	—	—	—	(11,578,839)	—	(11,578,959)
Net loss for the year ended December 31, 1999	—	—	—	—	—	—	—	—	—	(6,052,841)	(6,052,841)

Balance, at December 31, 1999 (restated)	—	—	—	—	9,345,847	9,346	—	—	19,427,092	(8,583,235)	10,853,203
Stock option compensation	—	—	—	—	—	—	—	—	125,020	—	125,020
Issuance of warrants and options	—	—	—	—	—	—	—	—	1,366,050	—	1,366,050
Issuance of preferred stock dividend	841	8	—	—	—	—	—	—	(8)	—	—
Issuance of preferred stock	—	—	337,056	3,370	—	—	—	—	5,272,970	—	5,276,340
Beneficial accretion of Series A shares reclassified as mezzanine equity									(240,464)		(240,464)

Net loss for the year ended December 31, 2000	—	—	—	—	—	—	—	—	—	(10,787,062)	(10,787,062)

Balance, at December 31, 2000 (restated)	841	8	337,056	3,370	9,345,847	9,346	—	—	25,950,660	(19,370,297)	6,593,087
Stock option compensation	—	—	—	—	—	—	—	—	64,729	—	64,729
Issuance of common stock for cash	—	—	—	—	49,245	49	—	—	418,674	—	418,723
Issuance of common stock in satisfaction Of anti-dilution provision	—	—	—	—	190,856	191	—	—	(191)	—	—
Issuance of preferred stock dividend	—	—	20,224	202	—	—	—	—	(202)	—	—
Beneficial accretion of Series A shares reclassified as mezzanine equity									(195,577)		(195,577)

Net loss for the year ended December 31, 2001	—	—	—	—	—	—	—	—	—	(9,723,016)	(9,723,016)

Balance, at December 31, 2001 (restated)	841	8	357,280	3,572	9,585,948	9,586	—	—	26,238,093	(29,093,313)	(2,842,054)
Stock option compensation	—	—	—	—	—	—	—	—	73,870	—	73,870
Issuance of warrants for service	—	—	—	—	—	—	—	—	322,000	—	322,000

Issuance of options in settlement of lawsuit	—	—	—	—	—	—	—	—	806,415	—	806,415
Employee compensation from stock options	—	—	—	—	—	—	—	—	988,184	—	988,184
Issuance of preferred stock dividends	—	—	40,194	402	—	—	—	—	(402)	—	—
Conversion of Series B to common stock	—	—	(397,474)	(3,974)	422,316	422	—	—	3,552	—	—
Beneficial inducement costs for convertible debt converted	—	—	—	—	—	—	—	—	206,348	—	206,348
Conversion of line of credit with Élan to common stock	—	—	—	—	128,437	128	—	—	3,082,359	—	3,082,487
Conversion of line of credit with entity controlled by director of company to common stock	—	—	—	—	2,314,815	2,315	—	—	2,497,685	—	2,500,000
Retirement of common stock returned in shareholder transaction (Note 6(f))	—	—	—	—	(5,137,109)	(5,137)	—	—	(12,221,182)	—	(12,226,319)
Issuance of common stock for cash	—	—	—	—	8,823,058	8,823	—	—	9,133,078	—	9,141,901
Net loss for the year ended December 31, 2002	—	—	—	—	—	—	—	—	—	348,119	348,119

Balance, at December 31, 2002 (restated)	841	$8	—	$—	16,137,465	$16,137	$—	$—	$31,130,000	$(28,745,194)	$2,400,951
Issuance of common stock for cash	—	—	—	—	27,778	28	—	—	29,972	—	30,000
Issuance of common stock for standstill agreement	—	—	—	—	750,000	750	—	—	1,173,000	—	1,173,750
Conversion of Series B to common stock	—	—	—	—	100	—	—	—	—	—	—
Options issued to consultants for services	—	—	—	—	—	—	—	—	9,200	—	9,200
Shares issued to consultant for services	—	—	—	—	68,750	69	—	—	132,193	—	132,262
Employee compensation from stock options	—	—	—	—	—	—	—	—	1,236,566	—	1,236,566
Shares issued in Technology Purchase	—	—	—	—	2,198,137	2,198	—	—	5,581,070	—	5,583,268
Shares to be issued in Technology Purchase	—	—	—	—	—	—	—	5,043,226	—	—	5,043,226
Shares previously subject to rescission	—	—	—	—	124,627	125	—	—	649,875	—	650,000
Shares issued to Xmark for penalties	—	—	—	—	98,826	99	—	—	163,577	—	163,676
Shares issued to Xmark for interest	—	—	—	—	21,649	22	—	—	48,575	—	48,597
Shares to be issued to Xmark and other former Alliance creditors for interest and penalties	—	—	—	—	—	—	—	76,933	—	—	76,933
Options exercised through cashless exercise	—	—	—	—	37,216	37	—	—	(37)	—	—
Xmark puttable shares classified as mezzanine equity	—	—	—	—	—	—	—	—	(1,969,668)	—	(1,969,668)
Net loss for the year ended December 31, 2003	—	—	—	—	—	—	—	—	—	(22,773,504)	(22,773,504)

Balance, at December 31, 2003 (restated)	841	$8	—	$—	19,464,548	$19,465	$—	$5,120,159	$38,184,323	$(51,518,698)	$(8,194,743)

See accompanying notes to consolidated financial statements.

IMCOR Pharmaceutical Co.

Consolidated Statements of Cash Flows

	Year Ended Dec 31, 2001	Year Ended Dec 31, 2002	Year Ended Dec 31, 2003	Cumulative Amounts From Nov 3, 1996 (Inception) to Dec 31, 2003
Cash Flows From Operating Activities
Net income (loss)	$(9,723,016)	$348,119	$(22,773,504)	$(51,518,698)
Loss from discontinued operations	2,909,820	1,496,430	—	10,679,101
Depreciation and amortization	442,191	371,319	1,681,297	3,359,201
Loss (gain) on disposal of equipment and leasehold improvements	(4,617)	—	—	38,424
Gain on sale of marketable securities	—	—	—	(18,503)
United States Treasury Notes amortization	(1,029)	—	—	12,586
Gain on sale of therapeutic business	—	(11,779,752)	—	(11,779,752)
Stock option compensation	64,729	1,062,054	1,245,768	2,924,338
Accrued interest on line of credit	—	—	318,035	318,035
Note payable for services rendered	—	—	329,681	329,681
Beneficial inducement costs for convertible notes	—	206,348	—	206,348
Issuance of warrants in exchange for services rendered	760,363	322,000	—	4,317,091
Issuance of stock options in settlement of lawsuit	—	806,415	—	806,415
Issuance of stock for standstill agreement	—	—	1,337,426	1,337,426
Issuance of stock for services rendered	—	—	132,262	132,262
Issuance of stock for interest payments and penalties	—	—	125,530	125,530
Loss from investment in affiliate	1,952,758	3,452,837	5,389,338	12,304,354
Changes in operating assets and liabilities
Prepaid expenses	152,340	(663,538)	200,595	(492,718)
Interest receivable	93,219	—	—	—
Receipt of deferred contract revenue	—	—	2,000,000	2,000,000
Accounts payable	(267,945)	531,229	1,049,787	1,954,790
Accrued expenses	(11,278)	(298,465)	(174,375)	95,334
Accrued equipment lease	1,123,740	10,237	(83,388)	1,050,589

Net cash used in continuing operating activities	(2,508,725)	(4,134,767)	(9,221,549)	(21,818,167)

Net cash used in discontinued operations	(2,909,820)	(1,496,430)	—	(10,679,101)

Cash Flows From Investing Activities
Sale of marketable securities	$—	$—	$—	$2,164,464
Purchases of marketable securities	—	—	—	(2,182,967)
Purchases of United States Treasury Notes	(4,870,000)	—	—	(38,656,973)
Sales of United States Treasury Notes	9,815,000	—	—	39,778,548
Purchase of equipment and leasehold Improvements	(45,938)	—	—	(636,877)
Proceeds from sale of equipment	145,551	—	—	145,551
Costs to acquire patent	—	—	—	(237,335)
Investment in and advances to affiliate	(2,245,948)	(650,609)	—	(15,107,468)
Increase in note receivable	—	(1,255,000)	—	(1,255,000)
Decrease (increase) in deposit	(14,383)	100,000	(334,000)	(777,753)
Purchase of Imagent business	—	—	(5,074,761)	(5,074,761)

Net cash provided by (used in) investing activities	2,784,282	(1,805,609)	(5,408,761)	(21,840,571)

Net cash used in investing activities of discontinued operations	—	—	—	(1,306,676)

Cash Flows From Financing Activities
Principal payments on capital leases	$(18,356)	$—	$—	$(291,704)
Net proceeds from issuance of equity	1,068,723	9,141,901	30,000	40,539,340
Proceeds from capital contributions by shareholders	—	—	—	1,911,674
Proceeds from issuance of debt	2,314,005	3,032,905	11,417,000	16,763,910
Cost of recapitalization	—	—	—	(371,111)
Principal payment on acquisition of debt	—	—	(1,250,000)	(1,250,000)

Net cash provided by financing activities	3,364,372	12,174,806	10,197,000	57,302,109

Net Increase (Decrease) in Cash and Cash Equivalents	730,109	4,738,000	(4,433,310)	1,657,594
Cash and Cash Equivalents, at beginning of year	622,795	1,352,904	6,090,904	—

Cash and Cash Equivalents, at end of year	$1,352,904	$6,090,904	$1,657,594	$1,657,594

Noncash Investing and Financing Activities

2003

In 2003, the Company assumed $3,422,036 in accrued expenses and $2,500,000 of notes payable from Alliance Pharmaceutical Company as part of the acquisition of the Imagent business.

2002

The split-off of the therapeutic business in 2002 included equipment and leasehold improvements of $516,567 and accounts payable of $70,000 in exchange for the Company's common stock valued at $12,226,319.

In 2002, debt of $5,346,910 and accrued interest of $235,577 were converted to common stock.

Payments due on the accrued equipment lease were made through a reduction in deposits due to the Company in the amount of $330,649.

IMCOR Pharmaceutical Co.

Notes to Consolidated Financial Statements

1.     Organization and Significant Accounting Policies

Nature of Operations

        IMCOR Pharmaceutical Co. ((formerly Photogen Technologies, Inc.), the "Company") is an emerging, development-stage specialty pharmaceutical company focused on developing and marketing medical imaging pharmaceutical products. The company has one FDA approved product, Imagent® (perflexane lipid microspheres), an ultrasound imaging contrast agent that it acquired in June 2003, and two additional contrast agents in development for use in computed tomography (CT) and x-ray imaging with potential applications (1) as a blood pool agent, to diagnose diseased tissue in the cardiovascular system and other organs, which is called PH-50, and (2) to diagnose cancer metastasizing into the lymphatic system, which is called N1177. The product designations PH-50 and N1177 refer to the same chemical entity. The two names distinguish commercialization rights between cardiovascular imaging (and all other indications) (PH-50) to which we retain rights, and the field of lymphography (N1177), which is licensed to our joint venture (Sentigen, Ltd.) with affiliates of Elan. On February 5, 2004, we changed our name to IMCOR Pharmaceutical Co., reflecting the changed nature of our business to imaging pharmaceuticals.

        In December 2001, we announced positive preclinical results of PH-50. Based on these studies, the extensive preclinical toxicology and other study work, including the product's use in approximately 65 patients for lymphography, we shifted the strategic research direction of IMCOR to focus on the cardiovascular and lymphography applications. We accomplished this shift in focus also by splitting off our therapeutic line of business, and, in June 2003 acquiring the medical imaging business (the "Imagent business") of Alliance Pharmaceutical Corp. ("Alliance") led by Imagent® (perflexane lipid microspheres), an FDA approved diagnostic imaging agent. Please see Note 3 "Purchased Technology" below.

        For the two years up to the time of our acquisition of the Imagent business, substantially all of our research and development efforts were focused on the preclinical testing of PH-50. During that period, we operated with a very small staff and conducted substantially all of our research activities through contracts with academic institutions and contract research laboratories. In addition, we had conducted research and development activities on the development of certain therapeutic photodynamic therapy applications (namely a product we called PH-10 for the treatment of certain dermatological conditions) and the development of a medical laser. These operations were split off to our founding scientists as of November 12, 2002 and have been recorded as discontinued operations in our financial statements.

        PH-50 and N1177 are still in early stages of development. Of these products, based on the availability of capital, we intend to focus our research efforts first on the continued development of PH-50 and secondly, N1177.

        Pharmaceutical imaging agents are used with echocardiography, computed tomography ("CT"), nuclear medicine and magnetic resonance imaging ("MRI") equipment in order to increase the diagnostic capabilities of these techniques. By enhancing the contrast between different types of tissues, these intravenously administered contrast agents provide critical anatomical and disease state information that is not obtainable using the equipment alone. There are numerous potential applications for a contrast agent used in imaging parts or all of the cardiovascular system as well as other organs. Our products have the potential to enhance a physician's ability to diagnose certain cardiovascular abnormalities and the spread of cancer in the lymphatic system.

        IMCOR is based in San Diego, California. We have approximately 30 full time employees and a 50,000 square foot cGMP (current Good Manufacturing Practices) manufacturing facility at our San

Diego location. Our personnel have expertise in sales, marketing and manufacturing, clinical development, clinical trial design and regulatory approval processes. We also work closely with consultants experienced in drug development and regulatory requirements.

Liquidity and Basis of Presentation—Going Concern

        The accompanying financial statements are prepared assuming the Company is a going concern. The Company has reported accumulated losses since inception of $51,518,697. The Company believes it lacks sufficient working capital to fund operations for the entire fiscal year ending December 31, 2004. Substantial additional capital resources will be required to fund its ongoing operations. Management believes there are a number of potential alternatives available to meet the continuing capital requirements such as public or private financings or collaborative agreements. The Company is taking continuing actions to reduce its ongoing expenses. If adequate funds are not available, the Company will be required to significantly curtail its operating plans and my have to sell or license out significant portions of the Company's technology or potential products.

        At December 31, 2003, we had a net deficit position (our liabilities exceeded our assets). Among other factors, we have reclassified $12,015,000 of our Series A Preferred Stock as mezzanine equity to acknowledge the holder's right to exchange that security for that number of additional shares of Sentigen to increase its ownership of Sentigen to 50%. As discussed below, we believe that the probability of the holder exercising the exchange right is remote.

        Under the Certificate of Designations of the Series A Preferred Stock the holder has a Series A Liquidation Preference entitling it as of December 31, 2003 to the first $16,036,810 of funds available for distribution to stockholders upon liquidation of the Company and has the right to convert shares of Series A Preferred Stock into common stock at any time after October 20, 2001 at a conversion price of $84.68 per share. The conversion price is subject to adjustment for certain dilutive events. Alternatively, the holder of Series A Preferred Stock may exchange the initial 12,015 shares of Series A Preferred Stock for common shares of Sentigen so that the holder of Series A Preferred Stock owns 50% of the equity of Sentigen. Shares attributable to dividends are not exchangeable and thus not reclassified as mezzanine equity. The exchange right terminates six years after issuance, or October 19, 2005. As the initial value of the Series A Preferred Stock is exchangeable at the holder's option into additional shares of Sentigen, we have reclassified $12,015,000 as mezzanine equity until such time that the exchange right terminates either by the passage of time or the agreement of the holder to terminate or irrevocably to not exercise the right. We believe that as the development program for N1177 will require several years to complete and as no research had been conducted on N1177 during 2003 due to our capital constraints that the probability of the holder exercising his exchange right prior to the expiration of that right is remote.

        On December 16, 2003, we entered into a License Agreement (the "Kyosei Agreement") with Kyosei Pharmaceutical Co. Ltd. ("Kyosei"), a subsidiary of the Sakai Group. The Kyosei Agreement gives Kyosei an exclusive license to develop and market Imagent for all indications in Japan. The terms of the Kyosei Agreement provide for the payment to the company of up to $10 million in fees and development milestone payments plus royalties on commercial sales. Kyosei will also pay the company to manufacture Imagent for Kyosei's clinical and commercial requirements and we will receive royalties based on commercial sales. In each of December 2003 and April 2004, we received a payment of $2,000,000, less withholding taxes. Additional payments are expected in 2005 and beyond. Future payments from Kyosei are based on certain milestones of clinical development, including the commencement of and completion of clinical studies and approval for sale by Japanese regulatory authorities. Commencement of clinical studies is not expected to be earlier than 2005, and the development program, including regulatory approval, is expected to take four or more years. Accordingly, commercial sales, upon which we will earn royalties, are not expected to commence earlier than 2008. While we believe that Imagent clinical studies will be successful, there can be no assurance that such studies conducted in Japan will be successful or that the product will be approved for sale by Japanese authorities. Please see Revenue Recognition and Deferred Revenue, below.

        During the next twelve months we will focus our efforts primarily on exploring various options concerning our business, including securing additional financing, joint ventures, licensing or selling all or a portion of our technology and other possible strategic transactions. Our ability to commercialize Imagent and develop PH-50 and N1177 depends on the successful implementation of one or more of these transactions.

        Depending on the availability of capital and whether or not we pursue a sale or licensing strategy for Imagent, we will focus our operating efforts on the sales and marketing of Imagent. If additional capital becomes available, we also expect to conduct preclinical and human clinical studies of our products in development. Subject to the availability of sufficient capital, we expect to continue to incur losses for at least the next three years as we intensify research and development, preclinical and clinical testing and associated regulatory approval activities and engage in or provide for the manufacture and/or sale of any products that we have or may develop.

        Greater capital resources would also enable us to quicken and expand our marketing and research and development activities, and our failure to raise additional capital will (absent a suitable collaborative agreement providing for a third party to take over these functions) significantly impair or curtail our ability to conduct further activities. In any event, complete development and commercialization of our technology will require substantial additional funds. We are seeking to raise capital through the sale of our common stock or other securities in a private placement to fund our immediate and longer-term capital needs.

        The financial statements do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of this uncertainty.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from the estimates and assumptions that the Company uses in the preparation of its financial statements.

Cash Equivalents

        Highly liquid investments with a maturity of three months or less when purchased are classified as cash equivalents.

Property, Plant and Equipment

        Property, plant and equipment and leasehold improvements are stated at cost. Depreciation and amortization of equipment are provided for using the straight-line method over the estimated useful lives of the assets. Computers and laboratory equipment are being depreciated over three years, and furniture and fixtures are being depreciated over seven years. Leasehold improvements are being amortized on a straight-line basis over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

Long-Lived Assets

        The Company reviews the carrying values of its long-lived assets for possible impairment whenever an event or change in circumstances indicates that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

Patent Costs

        Internal patent costs are expensed in the period incurred. Patents purchased are capitalized and amortized over the remaining life of the patent. Patent amortization expense was $41,666 for each of 2001 2002, and 2003. Amortization of patent costs is expected to be $41,666 annually over the remaining life of the patent, approximately 7.5 years at December 31, 2003.

Purchased Technology

        On June 18, 2003, we closed on the acquisition of assets, including Purchased Technology, related to the diagnostic imaging business, including Imagent, an FDA-approved product, of Alliance. Imagent is an intravenous contrast agent for use with ultrasound imaging equipment to improve visualization of blood vessels for better diagnosis of disease and assessment of organ function. Imagent consists of perfluorochemical-based "microbubbles" that are highly echogenic (reflect ultrasound signals strongly) in the bloodstream, thereby significantly enhancing ultrasound images. We also entered into a number of agreements related to that acquisition. Included in the purchase were an FDA-approved manufacturing facility, the marketing, manufacturing and supporting infrastructure for the product and an intellectual property portfolio of approximately thirty patents in the area of ultrasound imaging.

        Intangible assets resulting from the acquisition of the Imagent business are estimated by management based on the fair value of the assets received. These intangible assets consist entirely of purchased technology. Purchased Technology related to the Imagent business is amortized on a straight-line basis over the estimated remaining life equal to twelve years. Purchased Technology is stated at cost, less accumulated amortization.

Research and Development

        Research and development costs are charged to expense when incurred.

Revenue Recognition and Deferred Revenue

        The company recognizes revenue from license agreements ratably over the period of the agreement. Unamortized revenue is recorded as deferred revenue. Revenue from the Kyosei Agreement is being recognized over ten years.

Income Taxes

        The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax basis and financial reporting basis of certain assets and liabilities based upon currently enacted tax rates expected to be in effect when such amounts are realized or settled.

Basic and Diluted Loss Per Common Share

        Basic and diluted loss per common share is computed based on the weighted average number of common shares outstanding. Loss per share excludes the impact of outstanding options, warrants and convertible preferred stock as they are antidilutive. Potential common shares excluded from the calculation at December 31, 2001 are 6,519,000 options, 1,149,724 warrants, 1,124,268 shares issuable upon the conversion of Series A and B Preferred Stock and 130,162 shares issuable upon conversion of long-term debt. Potential common shares excluded from the calculation at December 31, 2002 are 4,535,481 options, 237,431 warrants and 151,819 shares issuable upon the conversion of Series A Preferred Stock. Potential common shares excluded from the calculation at December 31, 2003 are 7,210,280 options, 377,431 warrants and 193,378 shares issuable upon the conversion of Series A Preferred Stock. Basic and diluted loss per common share in 2003 includes 1,985,522 shares to be issued upon shareholder approval (see Note 3).

Financial Instruments

        The carrying amounts reported in the consolidated balance sheets for cash, accounts payable and accrued expenses approximate fair value because of the short-term nature of these amounts. The Company's note payable and lines of credit approximate fair value based on instruments with similar terms.

Stock Options

        In December 2002, SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment to FASB Statement No. 123 was issued. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25). In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123, Accounting for Stock Based Compensation. The company adopted the disclosure requirements of SFAS No. 123 effective December 31, 2002. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic value-based method of accounting proscribed in APB No. 25 and, accordingly, does not recognize compensation expense for stock option grants made to employees at an exercise price equal to or in excess of the fair value of the stock a the date of grant.

        If the Company had elected to recognize compensation expense based on the fair value at the grant dates, consistent with the method prescribed by SFAS No. 123, net loss per basic and diluted share would have been changed to the pro forma amount indicated below:

	2001	2002	2003
Net loss, as reported	$(12,666,771)	$(1,649,604)	$(22,773,504)
Add stock based employee compensation expense included in reported net loss	—	988,184	1,245,768
Less total stock-based employee compensation expense determined under the fair value based method for all awards	(11,314,458)	(6,084,842)	(5,771,226)

Pro forma net loss	$(23,981,229)	$(6,746,262)	$(27,298,962)

Basic and diluted loss per common share, as reported	$(1.33)	$(0.16)	$(1.24)
Basis and diluted loss per common share, pro forma	$(2.52)	$(0.66)	$(1.42)

        The Company expenses the fair value of stock options granted to nonemployees. During 2002 and 2003, the Company issued stock options to employees with an exercise price less than the market price on the date of grant. Accordingly, compensation expense of $1,245,768 has been recorded in 2003 and $988,184 was recorded in 2002.

        The pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if the Company has accounted for its stock-based compensation under the fair value method prescribed in SFAS No. 123. The fair value of the options was estimated at the date of grant using the Black-Scholes pricing model with the following assumptions:

	2001	2002	2003
Weighted average fair value per options granted	$3.64	$1.31	$1.82
Significant assumptions (weighted average)
Risk-free interest rate at grant date	4.8%	2.8%	2.56%
Expected stock price volatility	95.5%	98.0%	98%
Expected option life (years)	5	5	5

Recent Accounting Pronouncements

        In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective as of July 1, 2003. The adoption of SFAS No. 150 did not have a material impact on the results of operations or the financial position of the Company.

        In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have an impact on the results of operations or the financial position of the Company.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure", effective for fiscal years ending after December 15, 2002. This rule amends SFAS No. 123 to provide several alternatives for adopting the stock option expense provisions of SFAS No. 123, as well as additional required interim financial statement disclosures. SFAS No. 148 does not require companies to expense stock options in current earnings. The Company has not adopted the provisions of SFAS No. 123 for expensing stock based compensation (see "—Employee stock option and stock purchase plans"); however, the Company has adopted the additional interim disclosure provisions of the statement. The impact of the adoption of SFAS No. 148 did not have a material impact on the results of operations or the financial position of the Company.

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 eliminates Emerging Issues Task Force, or EITF, Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." Under SFAS No. 146, liabilities for costs associated with an exit or disposal activity are recognized when the liabilities are incurred, as opposed to being recognized at the date of entity's commitment to an exit plan under EITF No. 94-3. Examples of costs covered by the standard include lease termination cost and certain employee severance costs that are associated with a restructuring; discontinued operation, plant closing or other exit or disposal activity. Furthermore, SFAS No. 146 establishes that fair value is the objective for initial measurement of the liabilities. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002. During 2003 the Company recognized $136,947 of restructuring costs for lease termination and restructuring associated with the closure of its Pennsylvania facility and move to the Alliance facility in San Diego, CA.

        In January 2003, the FASB issued FASB Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities," which was originally effective on July 1, 2003. In December 2003, the FASB deferred the effective date for applying the provisions of FIN 46 to March 31, 2004 for interests held by public companies in variable interest entities or potential variable interest entities created before February 1, 2003. The Company has completed its evaluation of the provisions of FIN 46 and does not have any significant interests in variable interest entities. Accordingly, the adoption of FIN 46 did not have a material impact on the results of operations or the financial position of the Company.

        In November 2002, the FASB issued Interpretation No. (FIN) 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 requires a guarantor to include disclosure of certain obligations, and if applicable, at the inception of the guarantee, recognize a liability for the fair value of other certain obligations undertaken in issuing a guarantee. The recognition requirement is effective for guarantees issued or modified after December 31, 2002 and did not have a material impact on the Company.

2.     Recapitalization and Merger

        On May 16, 1997, MT Financial Group, Inc. (an inactive public company), through its wholly owned subsidiary, effected a reverse merger with Photogen, Inc. ("Photogen"), successor to Photogen, L.L.C. Photogen, L.L.C. was formed on September 10, 1996 and commenced operations November 3, 1996. Photogen, L.L.C. was formed to develop proprietary laser-based technologies related to photodynamic therapy. Legally, Photogen was a wholly owned subsidiary of Photogen Technologies, Inc. (formerly known as MT Financial Group, Inc.), which is, as of February 5, 2004, now known as IMCOR Pharmaceutical Co.

        For financial reporting purposes, Photogen was deemed to be the acquiring entity. The transaction has been reflected in the accompanying financial statements as (1) a recapitalization of Photogen (consisting of a 48,000-for-one stock split and change in par value) and (2) an issuance of shares by Photogen in exchange for all of the outstanding shares of MT Financial Group, Inc.

        As part of the recapitalization, the Company sold 1,578,208 shares of common stock for a total purchase price of approximately $1,803,450. Legal and brokerage fees of approximately $371,000 were charged to additional paid-in capital as costs of the recapitalization and merger. Included in the paid-in capital is the net cash of approximately $109,000 from MT Financial Group, Inc.

3.     Purchased Technology

        On June 18, 2003, the Company acquired the medical imaging business including Imagent® (perflexane lipid microspheres), an FDA-approved product, of Alliance Pharmaceutical Corp. The Company's financial statements include the results of operations for the Purchased Technology from the closing date of the transaction, June 18, 2003, through the end of the reporting period

        Included in the purchase were an FDA-approved manufacturing facility, the marketing, manufacturing and supporting infrastructure for the product, and an intellectual property portfolio of approximately thirty patents in the area of ultrasound imaging. Imagent has been approved for marketing by the FDA for use in patients with sub optimal echocardiograms to opacify the left ventricle and thereby improve visualization of the main pumping chamber of the heart, and to improve delineation of the endocardial borders of the heart. As a result, ultrasound with Imagent may better distinguish normal and abnormal heart structure and function—two critical indicators of cardiac health. Echocardiography is the most widely used imaging modality for the diagnosis of heart disease, the leading cause of death in the U.S. The attractiveness of the ultrasound imaging market potential together with the acquisition of an approved product and an extensive intellectual property portfolio were fundamental reasons for the acquisition and primary determinants of the purchase price.

        The Purchased Technology acquisition costs and allocation to the assets acquired and liabilities assumed including adjustments in the third and fourth quarters 2003 is as follows:

Summary of Purchase Transaction:
Fair value of common stock issued	$5,583,268
Fair value of common stock to be issued	5,043,226
Cash advances in prior year applied	1,255,000
Net current year cash advances applied	2,763,052
Cash paid at closing	669,117
Direct current year payments to vendors on behalf of Alliance	388,387
Assumption of debt to Xmark	2,500,000
Assumption of certain Alliance liabilities	3,422,036
Acquisition costs	1,254,205

Purchase Price	$22,878,291
Fair Value of Assets Acquired and Liabilities Assumed:
Property, plant & equipment	$7,240,145
Purchased technology	15,638,146

Fair Value of Assets Acquired	$22,878,291

        At the closing, the Company paid approximately $669,000 in cash and delivered 2,198,137 shares of its common stock. In addition to bridge financing the Company provided to Alliance before the closing, its purchase of a $1,250,000 interest in Alliance's obligations to two of its creditors, Xmark Fund, Ltd. and Xmark Fund, L.P. (collectively "Xmark"), and its assumption of specified Alliance operating liabilities related to Imagent, the Company is obligated to pay, at various times between 90 and 365 days after the closing, (i) an aggregate of $2,500,000 to Xmark, (ii) subject to reaching satisfactory agreements with certain Alliance secured and unsecured creditors, an aggregate amount of up to $3,304,793 to creditors other than Xmark and (iii) subject to stockholder approval, deliver an aggregate of approximately 1,985,522 shares of its common stock. On February 5, 2004, the shareholders approved the issuance of the additional shares of common stock.

        We are currently in default under obligations to pay $775,000 to creditors of Alliance Pharmaceutical Co. in connection with our acquisition of Imagent and we are in default under an equipment lease and the lessor has demanded approximately $787,000. We also have not registered the resale of shares we issued in connection with that acquisition, which in some cases is a condition to the effectiveness of agreements to release us from any claims by the Alliance creditor.

        The Company must also pay Alliance further consideration in the form of an earn out based on Imagent revenue, subject to certain reductions, after the closing and through June 2010. This earn out equals, for each year of the earn out: 7.5% of Imagent revenue up to $20,000,000; 10% of Imagent revenue between $20,000,000 and $30,000,000; 15% of Imagent revenue between $30,000,000 and $40,000,000; and 20% of Imagent revenue above $40,000,000. The earn out will be reduced by amounts the Company pays pursuant to a license agreement with Schering Aktiengesellschaft ("Schering"), net of payments received from Schering under the license, and amounts of any indemnification claims the Company has against Alliance. The earn out is subject to three additional offsets (which are to be applied in the manner described in the Asset Purchase Agreement dated as of June 10, 2003 with Alliance) that entitle the Company to retain portions of the earn out otherwise payable to Alliance. Due to the absence of current or expected revenue from Imagent, management is not able to, and has not, included the present value of future estimated earn out payments in determination of the consideration paid in the acquisition. Future royalty obligations will be expensed in the period reasonably estimatable.

        Intangible assets resulting from the acquisition of the Imagent business are estimated by management based on the fair value of the assets received. These intangible assets consist entirely of purchased technology. Purchased Technology related to the Imagent business is amortized on a straight-line basis over the estimated remaining life equal to twelve years. Purchased Technology is stated at cost, less accumulated amortization.

        Following is summarized statements of revenues and direct expenses for the Purchased Technology for the year ended December 31, 2002 and the approximate six-month period ended June 18, 2003 (date of purchase):

	Year ended 12/31/02	Six-Month period ended 6/18/03	Total for Periods
Expenses:
Research & development	$12,775,041	$4,501,299	$17,276,341
Sales, general and administrative	5,080,021	1,363,973	6,443,995

Total Expenses	$17,855,062	$5,865,272	$23,720,336

        Below is supplemental unaudited pro forma information that discloses the results of operations for the Purchased Technology for the current three and twelve month periods ending December 31, 2003, as well as the corresponding periods for the preceding year ending December 31, 2002. The pro forma information is as if the acquisition had been completed as of the beginning of the periods presented. The unaudited pro forma information give effect to actual operating results prior to the acquisition, adjusted to include the unaudited pro forma effect of amortization of intangibles and weighted shares outstanding:

	Pro Forma
	12 Months ended Dec 31, 2003	12 Months ended Dec 31, 2002
Expenses:
Research & development	$7,030,978	$14,002,984
Sales, general and administrative	16,387,260	10,399,159
Restructuring charge	—	807,483

Total Expenses	23,418,238	25,209,626
Loss from joint venture	(5,389,338)	(3,452,837)
Investment income	7,394	1,563
Interest expense	(483,167)	(418,466)

Loss from continuing operations	(29,283,349)	(29,079,366)
Discontinued operations—net	—	10,283,322

Net income (Loss)	$(29,283,349)	$(18,796,044)

Dividends on Preferred Stock	(1,066,280)	(1,997,723)

Net income (loss) applicable to common shareholder	(30,349,629)	(20,793,767)

Pro forma net income (loss) per share	$(1.58)	$(1.45)

Weighted average number of common shares outstanding—basic and diluted	19,265,599	14,371,265

As an integrated operation of Alliance, the Imagent business did not, in the normal course of operations, prepare separate financial statements in accordance with accounting principles generally accepted in the United States. The accompanying financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") for presentation of less than full financial statements and for inclusion in our Current Report on Form 8-K. These financial statements are not intended to be a complete presentation of the Imagent business' financial position and operating results. The Statement of Assets Acquired and Liabilities Assumed include assets and liabilities that are purchased or assumed by the Company. The Statement of Revenues and Direct Expenses include direct charges for expenses and indirect charges for other common expenses and corporate expenses. Common expenses include, but are not limited to, shared services, such as human resources, accounting, information technology, and legal services. Common and corporate expenses are charged to the business unit based on direct labor hours, which is deemed to be a practical and reasonable method. There was no direct interest expense incurred by or allocated to the Imagent business, therefore, no interest expense has been reflected in these financial statements. These financial statements are not necessarily indicative of the results of operations that would have occurred if the Imagent business had been an independent company.

        The pro forma data give effect to actual operating results prior to the acquisition, adjusted to include the pro forma effect of:

  •
  Amortization of intangibles (totaling $15,136,282) of the Purchased Technology of $1,261,357 and $630,678 for the twelve- and six-month periods ended December 31, 2002 and June 30, 2003, respectively. The estimated life of the purchased technology is twelve years.

  •
  The issuance of 4,183,659 shares of common stock related to the acquisition of the Purchased Technology incorporated into the calculation of weighted shares outstanding.

        This unaudited pro forma information is not necessarily indicative of the actual results that would have been achieved had the Purchased Technology been acquired the first day of the Company's twelve- or six-month periods, nor is it necessarily indicative of future results.

4.     Joint Venture/Investment in Affiliate

        On October 7, 1999, the Company formed a joint venture with Elan International Services, Ltd. ("Elan") to develop and commercialize nanoparticulate diagnostic imaging agents for the detection and treatment of cancer through lymphography. Our goal is to demonstrate that the use of N1177 will enable physicians to precisely locate tumorous nodes by first injecting the material in the vicinity of the tumor and then taking an image (picture) using a CT device.

        We plan to commence Phase 2 clinical studies for detection of cancer metastasis in lymph nodes in patients with cervical cancer, subject to the availability of sufficient capital. In this patient population, studies document an increase in survival when lymph nodes containing cancer are removed. Tumor identification by CT imaging will be correlated to the results of biopsy results from patients undergoing surgery to demonstrate effectiveness in locating nodes and identifying those with cancer in them.

        Sentigen Ltd. ("Sentigen") was formed to hold the operations, assets and liabilities of the joint venture. Elan purchased 2,980 shares of Sentigen nonvoting convertible preferred stock for $2,985,000 representing a 19.9% ownership interest. Elan also purchased 12,015 shares of the Company's Series A convertible exchangeable preferred stock for $12,015,000. In connection with the issuance of the preferred stock to Elan, the Company granted warrants to Elan to purchase 100,000 shares of the Company's common stock at $84.68 per share which was valued at $678,000. As a result, a preferred stock dividend of $436,041 was recorded for the accretion of the preferred stock to its face value of $12,015,000 over the period until it is first convertible. Beginning in 2000, in accordance with EITF 00-27, the Company recorded an additional preferred stock dividend to represent the beneficial conversion feature associated with the intrinsic value of the Series A Preferred conversion option. As a result, an additional preferred stock dividend of $436,041 was recorded over the period until it is first convertible. As of December 31, 2001, the beneficial conversion feature was fully recorded.

        The Company purchased 12,000 shares of Sentigen's common stock for $12,015,000 representing an 80.1% ownership interest.

        Sentigen used the $15,000,000 received from the Company and Elan to purchase from Elan a worldwide license to certain patented Elan technology related to the joint venture. The acquisition of the license by Sentigen was for certain issued patents with multiple applications and not for the use of pending or in process research and development, and therefore capitalized. Expenses incurred by the Company and Elan, which relate to the development of the diagnostic imaging agents, are charged to Sentigen.

        As part of our annual audits, we, on behalf of Sentigen, prepared cash flow projections of the product, N1177 including assumptions of research and clinical development costs, market size, market share and resulting potential revenues and the costs (manufacturing, marketing and sales along with administrative costs) to generate the projected revenue stream. These cash flows, assuming that the research is successful, were then discounted to a present value. During the year, we incorporated these projections as part of the analysis of any impairment in the value of the joint venture.

        As part of our review of our financial statements at year end 2002, we evaluated the carrying value of the Sentigen license in light of the projection of cash flows and availability of capital to conduct the research in a timely manner. Accordingly, we advised Sentigen to reduce the carrying value of the Elan license by $2,500,000.

        Further, as part of our review of our financial statements for the quarter ended June 30, 2003, we again evaluated the carrying value of the Sentigen license in light of the projection of cash flows, the availability of capital to conduct the research in a timely manner, the knowledge that this area of research was no longer an area stated by Elan to be an area of focus for that company, and the priority of committing capital to the further development of N1177 in light of our other priorities, namely the continued development of PH-50 and the manufacturing and marketing of its recently acquired Imagent Business. Accordingly, we advised Sentigen to reduce the carrying value of the Elan license by $5,750,000 to a value of approximately $4,060,000, it being also determined, in the judgment of certain of our venture capital investors, that a value of approximately $4,000,000 could be fair should Sentigen either sell or license N1177 to a third party.

        Elan granted the Company a line of credit of $4,806,000 to be used by the Company to fund its portion of Sentigen's research and development. Principal and interest under the line of credit, if any, become due and payable in 2005 or, at the option of Elan, can be converted into the Company's common stock at $72.60 per share. Any borrowings under the line of credit would bear interest at 8%. At December 31, 2001, borrowings on this line of credit were $2,314,005 and accrued interest was $48,429. During 2002, the Company borrowed an additional $532,905 and incurred additional accrued interest of $187,148. On November 12, 2002, the total borrowings of $2,846,910 and accrued interest of $235,577 were converted to common stock at a conversion price of $24 per share and the line of credit was cancelled. A beneficial conversion amount of $206,348 was recorded as a result of the decrease in the original conversion price.

        In connection with the joint venture agreement, Elan also purchased 115,385 shares of the Company's common stock for $6,000,000. The total cash proceeds from the equity issuance to Elan of $18,015,000 were allocated to the common stock, preferred stock and the warrants. If in the Company's next third-party offering after the issuance of the Series A Preferred, it sells common stock at a price less than $52 per share, the Company must issue additional shares to Elan so that Elan's overall price for its common stock equals the effective price in that third-party offering. During 2001, the Company issued 190,857 shares of common stock to satisfy this requirement. Additionally, proceeds received under the line of credit amounting to $4,806,000 was allocated to common stock upon conversion.

        Elan has substantive participating rights in Sentigen, including the requirement for approval of the business plan and budgets and equal representation on the management committee which decides all day-to-day functions. As a result, the Company's investment in Sentigen is recorded under the equity method.

        Following is summarized unaudited financial information for Sentigen at December 31, 2002 and 2003 and for the years then ended:

	2002	2003
Cash	$410	$410
License purchased from Elan, net of amortization and impairment of $4,701,693 and $11,429,357 respectively	10,298,907	3,570,643

Total assets	$10,299,317	$3,571,053

Due to affiliates	$378,099	$378,099
Total shareholders' equity	9,921,218	3,192,954

Total liabilities and equity	$10,299,317	$3,571,053

Research and development expense	$823,409	$—
General and administrative expense	18,329	—
Amortization of license	978,264	978,264
Impairment of license	2,500,000	5,750,000

Net loss	$(4,320,002)	$(6,728,264)

5.     Property, Plant and Equipment

        Property, plant and equipment consist of the following at December 31, 2002 and 2003:

December 31,	2002	2003
Leasehold improvements	$33,131	$5,527,738
Furniture, fixtures and equipment	17,520	1,762,913

Total	50,651	7,290,651
Accumulated depreciation and amortization	(14,651)	(996,091)

Property, plant and equipment, net	$36,000	$6,294,560

        Maintenance and repairs are charged to operations as incurred. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

        Depreciation and amortization expense on property, plant and equipment amounted to $400,525, $329,653, and $981,440 during 2001, 2002 and 2003, respectively and $2,517,130 for the period from inception to December 31, 2003.

6.     Accruals

        Accrued expenses consist of the following:

December 31,	2002	2003
Alliance liabilities assumed from acquisition	$—	$2,530,434
New Hope office abandonment provision	—	136,947
Accrued general trade payables	—	291,908
Payroll liabilities	34,132	322,503

	$34,132	$3,281,792

7.     Commitments and Contingencies

        Leases:    The Company has leased its facilities and certain equipment under non-cancelable operating leases, which expire at various times through 2008. The leases require the Company to pay for all maintenance, insurance and property taxes.

        On August 31, 2003, the Company closed its Pennsylvania corporate headquarters and transferred its headquarters to its Imagent facility in San Diego, California.    At December 31, 2003, the remaining obligation under the lease amounts to $136,947.

        The Company also has an operating lease for laboratory equipment which expires during 2004. During 2001, the Company determined that equipment leased by the Company under this operating lease would no longer be used by the Company in its research. As a result, in 2001, the Company recorded a provision for all future lease payments of $1,264,208. At December 31, 2003, $786,884 remains to be paid. Minimum future rental payments under these leases are as follows:

Year ending December 31,	Operating Leases
2004	$1,455,180
2005	979,944
2006	920,625
2007	877,514
2008	147,081

Total minimum lease payments	$4,380,344

        Total rental expense charged to operations for the years ended December 31, 2001, 2002, and 2003 aggregated approximately $358,000, $227,000, and $984,945, respectively.

        License Agreements:    In September 1997, Alliance entered into the Schering License Agreement, which provided Schering with worldwide exclusive marketing and manufacturing rights, drug compositions, and medical devices and systems related to perfluorocarbon ultrasound imaging products, including Imagent. In February 2002, the agreement with Schering was modified to give Alliance exclusive rights to market the product in the U.S. for cardiology indications for a five-year period, with Schering to be paid a nominal royalty on such sales. At the expiration of the five-year period, Alliance had the option to acquire all of Schering's rights to the product on a worldwide basis or, alternatively, to allow Schering the opportunity to obtain co-promotion rights along with Alliance. The rights Alliance had under the Schering License Agreement were transferred to IMCOR at the consummation of its acquisition of the Imagent Business.

        Concurrent with the restructuring of the Schering agreement in 2002, Alliance entered into a five-year exclusive agreement with Cardinal Health, Inc. ("Cardinal") to assist the marketing of Imagent. Under the agreement, Cardinal will perform certain packaging, distribution, and sales services for Alliance under a fee-for-service arrangement. IMCOR assumed the Cardinal agreement from Alliance at the consummation of the Imagent acquisition.

        Litigation:    On June 18, 2003, we filed a complaint against Amersham Health, Inc. and two other Amersham affiliates alleging that certain Amersham products infringe on claims in our patents covering Imagent. The case is captioned as Photogen Technologies, Inc. and Alliance Pharmaceutical Corp. v. Amersham Health Inc. et. al., Civil Action No. 03CV2853(SRC), in the United States District Court for the District of New Jersey. Our complaint alleges that principally through their Optison® product, Amersham Health Inc. and related Amersham entities infringe on seven patents owned by us. We are also seeking a declaration that the claims of fourteen Amersham patents are invalid and are not infringed by our Imagent product. Alliance, the party from whom we recently acquired the Imagent product, is also a plaintiff in the suit. We are seeking damages, an injunction against Amersham, a declaratory judgment and other relief.

        Amersham filed an answer dated July 18, 2003 denying the material allegations of our claims and asserting certain affirmative defenses and counterclaims. Amersham's counterclaims against us include claims of patent infringement, breach of contract, breach of good faith and fair dealing, and tortuous interference with contract. We are studying Amersham's answer, defenses and counterclaims in consultation with our counsel.

        It is not presently feasible to determine whether there is a reasonable possibility that a loss may have occurred. Such a determination will only be possible after the facts and circumstances of the litigation have been established and, potentially, litigated before a court of competent jurisdiction. Intellectual property disputes are often settled through licensing arrangements, which if resolved unfavorably, could be costly to us or ultimately make it unfeasible to market the product. In any intellectual property litigation, it is possible that licenses necessary to settle the dispute would not be available on commercially reasonable terms or that we would not be able to redesign our technologies to avoid any claimed infringement thus resulting in our inability to sell the product.

        On July 29, 2003, the European Patent Office revoked Amersham's European Patent (EP) No. 620744 with claims directed to contrast agents. We had brought the opposition proceeding against the EP '744 patent in the European Patent Office. The EP '744 is a counterpart to the patents that are the subject of our suit against Amersham in the United States described above. See "Risk Factors—We filed a suit against Amersham for patent infringement, which, if resolved unfavorably, could impede our ability to utilize our patents for Imagent," below.

8.     Secured Debt

        Notes payable—At the closing of the Technology Purchase, the Company issued to Xmark promissory notes in the total principal amount of $2,500,000. The notes were payable in two equal installments on August 5 and November 3, 2003 or (if sooner) at the time the Company completed a financing of at least $18,000,000 of gross proceeds and bear interest at 3% over the prime rate. Interest is payable in shares of common stock.

        Obligations to Xmark (including obligations under the put right) are secured by a first priority security interest on the Imagent related tangible and intangible assets.

        The Company defaulted on the principal payment due to Xmark on August 5, 2003 and Xmark delivered a notice stating that it was accelerating all amounts due under the notes. On August 18, 2003, the Company and Xmark executed a Letter Agreement pursuant to which the Company made an immediate payment of $1,250,000 and Xmark rescinded the default notice. In addition, as part of the Letter Agreement:

  •
  The Company has the right to extend the November 3, 2003 payment due date monthly until April 3, 2004 for a fee (and not as a reduction of any amounts due and owing under the promissory notes) ranging from $50,000 to $100,000 per month. The Company has been exercising its right to extend the November 3, 2003 payment.

  •
  The demand registration rights held by Xmark became piggyback registration rights.

  •
  The definition of "Event of Default" was amended. The provision that an Event of Default included any default by the Company in the payment of borrowed money indebtedness was eliminated. Instead, the Company agreed that it would be an Event of Default if it made any repayments of borrowed money indebtedness.

  •
  If the Company makes payments to certain institutions, it will make a pro-rata payment to Xmark.

        Lines of Credit—To obtain funds for operations and certain cash payments related to the Technology Purchase, the Company issued $11,417,000 in notes, of which $4,160,000 are Revolving Convertible Senior Secured Promissory Notes ("Revolving Notes") and the balances are non-convertible ("Demand Notes") (collectively, the "Promissory Notes") to three institutional investors ("Investors"). The Promissory Notes are secured by a first priority security interest on all the Company's assets (but as to the lien on Imagent related assets, the lien is subordinate to the security interest held by Xmark see Notes 3, 8 and 9), bear interest at 7.25% per annum, compounded monthly, and were due on the earlier of August 5, 2003 (in the case of the Revolving Notes) or are due upon demand (in the case of the Demand Notes) or are due upon the occurrence of an "acceleration event" (in the case of all Promissory Notes). All principal and interest under the Revolving Notes was to convert into the Company's common stock upon completion of a qualified financing that closes before August 5, 2003 at the same price and on the same terms as are in effect for the other investors in the qualified financing; and the Investors will have the same rights, benefits and obligations as other investors in that financing. No such financing had occurred as of August 5, 2003. The acceleration events include a breach of the Company's obligations or representations under a security agreement in favor of the Investors; if the Company files for bankruptcy protection or similar events occur indicating insolvency; if the Company liquidates, or if the Company incurs any debt senior or pari passu to the debt of the Investors.

        The Company defaulted on $4,160,000 of its Revolving Notes due to the Investors on August 5, 2003. The Investors have not asserted any of their rights under the default provisions of the Revolving Notes and (although under no obligation to do so) have continued to advance capital, pursuant to the Demand Notes, to the Company. All other terms and conditions of these Revolving Notes remain unchanged.

9.     Stockholders' Equity Transactions, Series A Preferred Stock Classification and Puttable Shares

        (a)   The Company applies the recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and applies the fair value-based method of accounting for stock options issued to nonemployees,. The Company has issued options and warrants in exchange for consulting services rendered. The Company issued 10,000 options in 1998, 2,500 options and 125,500 warrants in 1999, 5,250 options and 128,750 warrants in 2000, 7,500 options in 2001, 200,000 warrants in 2002 and 10,000 options in 2003 to nonemployees. During 2002 the Company issued 190,000 warrants to vest upon achievement of certain milestones. As of December 31, 2003 the warrants are unvested and no expense has been recognized. As the fair market value of these services was not readily determinable, these services were valued based on the fair market value of the options and warrants issued, determined using the Black-Scholes option pricing model (see Note 1). Fair market value for options and warrants issued for consulting services were determined to be $3.08 in 2001, $1.01 to $1.81 in 2002 and $1.60 in 2003. Consulting costs charged to operations were $825,092 in 2001, $395,870 in 2002 and $16,521 in 2003. In 2002, the Company also issued 390,556 options in settlement of a lawsuit associated with restructuring costs. The value of these options under the Black-Scholes option pricing model was $806,415 which was recorded as restructuring charges in 2002.

        (b)   Series A Preferred Stock—In October 1999 the Company issued 12,015 shares of preferred stock as Series A Preferred Stock ("Series A Preferred"). For the first six years from issuance, the preferred stock has a mandatory dividend of 7%. Such dividends are cumulative and compound on a semiannual basis and are payable semiannually solely by the issuance of additional preferred Series A stock. The Company has a deficit and, as a result, the dividends have been recorded against paid-in capital.    In accordance with the provisions of the agreement, the Company issued additional preferred shares of 841 in 2000 in settlement of dividend requirements. Therefore, at December 31, 2003, there were 12,856 shares of Series A Preferred outstanding. The Company has accrued and will issue 3,181 preferred shares in fulfillment of the 2001, 2002 and 2003 dividend requirements. The Series A Preferred shall rank senior to any future series of preferred stock unless the majority of the Series A shareholders agree to rank pari passu with any future issuances. The liquidation preference is $1,000 per share.

        Under the Certificate of Designations of the Series A Preferred Stock the holder has a Series A Liquidation Preference entitling it as of December 31, 2003 to the first $16,036,810 of funds available for distribution to stockholders upon liquidation of the Company and has the right to convert shares of Series A Preferred Stock into common stock at any time after October 20, 2001 at a conversion price of $84.68 per share. The conversion price is subject to adjustment for certain dilutive events. Alternatively, the holder of Series A Preferred Stock may exchange the initial 12,015 shares of Series A Preferred Stock for common shares of Sentigen so that the holder of Series A Preferred Stock owns 50% of the equity of Sentigen. The exchange right terminates six years after issuance, or October 19, 2005. As the initial 12,015 shares of the Series A Preferred Stock are exchangeable at the holder's option into additional shares of Sentigen, we have reclassified $12,015,000 as mezzanine equity until such time that the exchange right terminates either by the passage of time or the agreement of the holder to terminate or irrevocably to not exercise the right. We believe that as the development program for N1177 will require several years to complete and as no research had been conducted on N1177 during 2003 due to our capital constraints that the probability of the holder exercising his exchange right prior to the expiration of that right is remote.

        The holder of Series A Preferred is only entitled to vote on matters that adversely affect or change the rights of holders of Series A Preferred and does not have the right to vote on the election of directors of the Company. The holder of Series A Preferred also had a preemptive right until October 2003 to participate in any offering of the Company.

        (c)   Series B Preferred Stock—In February 2000, the Company completed a private placement of its Series B Convertible Preferred Stock ("Series B Preferred"). The Company received cash proceeds, net of related expenses, of $5,276,340 in exchange for 337,056 shares of the Series B Preferred. The Series B Preferred had an annual dividend rate of 6%. In accordance with the provisions of the agreement, the Company issued additional preferred shares of 20,224 in 2001 and 40,194 in 2002 in settlement of dividend requirements.

        In conjunction with the financing on November 12, 2002 all of the Series B Preferred was converted into common stock. In exchange for this conversion, the then conversion ratio of 0.36175 was changed to 1.0625. As a result, the Series B Preferred was converted into 422,316 shares of common stock and a beneficial conversion amount of $668,464 has been recorded. The Series B Preferred is no longer outstanding, nor is there any liquidation preference associated with the Series B Preferred.

        (d)   Common Stock—The Company is subject to six sets of registration rights agreements covering an aggregate of approximately 15,028,000 shares of the Company's common stock, options and warrants that have vested covering the Company's common stock, its common stock issued/issuable pursuant to the acquisition of the Imagent Business (including shares issued/issuable to Xmark) and common stock issuable upon conversion of the Company's Series A Preferred. Excluded from this total are shares of common stock issuable pursuant to the Company's Revolving Convertible Senior Secured Promissory

Notes as this conversion rate is dependant upon the pricing of the Company's next Qualified Equity Financing, as defined in the terms of the notes. All of the agreements contain piggyback registration rights and two contain demand registration rights upon the occurrence of certain events and subject to various terms and conditions. Of the 15,028,000 shares, 4,502,000 shares are entitled to piggyback registration only, 50,000 shares are entitled to both demand and piggyback registration and 10,244,000 shares will be registered by the Company within the time frames set forth in the respective registration agreements. Warrants that have vested covering 187,431 shares of the Company's common stock have weighted average anti-dilution rights.

        On March 13, 1998, the Company completed a private placement of 218,755 shares of common stock for $32 per share to a number of accredited investors. The Company received $6,950,000, net of related expenses of approximately $50,000 from this offering.

        On February 9, 2001, the Company's shelf registration on Form S-3 was declared effective. Under the shelf registration, the Company could have issued up to $40,000,000 of common stock. As of December 31, 2002, 173,872 shares had been issued under the shelf registration for cash proceeds of $1,068,723, net of related expenses of $56,252. The Company's registration statement is no longer effective.

        As of April 2, 2001, the Company no longer met the eligibility requirements to continue selling shares under the S-3. Prior to realizing it was ineligible to continue using the S-3, the Company sold 124,627 shares of common stock for $650,000. Through June 2003, this amount had been reclassified from permanent equity to mezzanine equity as the Company could be required to repay a portion of this amount to the purchaser. In the second quarter of 2003 the Company recognized in permanent equity the issuance of these shares.

        On November 12, 2002, the Company completed a private placement of 8,333,334 shares of common stock for $1.08 per share to a number of accredited investors. The Company received proceeds of $8,677,000, net of related expenses of $387,000. Proceeds included cash of $6,113,000 and the conversion of a credit facility with an entity controlled by a then director of the Company with borrowings of $2,500,000 which converted into 2,314,815 shares of common stock.

        In December 2002, the Company completed a second closing of the November 12, 2002 private placement in which 2,804,539 shares of common stock were sold for $1.08 per share for gross proceeds of $3,028,902.

        On November 12, 2002, the Company also effected the split-off of Photogen, Inc. and the assets and liabilities related to the Company's therapeutic line of business to the five founding stockholders of the Company (the "Tennessee Stockholders") in exchange for all of their common stock in the Company. The Tennessee Stockholders owned 5,137,109 shares of the Company and those shares were cancelled prior to December 31, 2002. The market value of the 5,137,109 shares on the date of the split-off was $12,226,319.

        In conjunction with the November 12, 2002 transactions, the Company implemented a one-for-four reverse split of its common stock. All amounts have been retroactively stated to reflect this reverse stock split.

        Pursuant to a Standstill and Make Whole Agreement dated as of December 30, 2002 with Xmark, secured creditors of Alliance, the Company issued a total of 750,000 shares to Xmark in January through March 2003. Xmark agreed to not exercise any rights against Alliance as a creditor. The value of these shares was treated as an expense at fair market value amounting to $1,173,750.

        On May 2, 2003, the Company executed a Going Forward Agreement with Xmark that provided, among other things, for the issuance of shares of the Company's common stock upon the acquisition of the Purchased Technology as payment for interest owed by Alliance to Xmark. On June 18, 2003, the

Company issued 2,198,137 shares of its common stock to certain creditors of Alliance, including 1,056,144 shares to Xmark pursuant to the Going Forward Agreement, as partial consideration for the Technology Purchase. Following approval by shareholders, the Company will issue an additional approximately 1,985,522 shares to certain other creditors as part of the Purchased Technology. The value of these shares was treated as acquisition consideration at fair market value (see Note 3). Such approval was obtained at the Company's shareholder meeting held on February 5, 2004.

        On May 27, 2003 the Company issued 11,250 shares of its Common Stock to Xmark as a penalty for failure to timely register certain shares held by Xmark. The value of these shares was treated as an expense at fair market value amounting to $25,200.

        On July 31, 2003 the Company issued 82,977 shares of its Common Stock to Xmark for interest and penalties, including the failure to timely register certain shares of its Common Stock held by Xmark as of that date. The value of these shares was treated as an expense at fair market value amounting to $158,987.

        On September 2, 2003, pursuant to a Letter Agreement dated as of August 18, 2003 with Xmark, the Company issued 26,248 shares of its Common Stock to Xmark for the failure to timely register certain shares of its Common Stock held by Xmark as of that date. The value of these shares was treated as an expense at fair market value amounting to $28,085.

        Total shares issued to Xmark as a result of the agreements noted above are 1,926,619. In addition, an aggregate of 43,048 shares of the Company's Common Stock are issuable to Xmark for payment of accrued interest. Xmark has a put right for all these shares that would, under certain circumstances, require the Company to purchase the shares from Xmark at a price of $1.00 per share. As a result, $1,969,668 has been classified as mezzanine equity at December 31, 2003.

        During 2003, in addition to the above issuances, the Company issued an aggregate of 140,094 shares pursuant to several factors including cash, compensation for service and cashless exercise of stock options.

10.   Stock Incentive Plans and Warrants

        The Company maintains three long-term incentive compensation plans, which are described as follows:

  •
  The 1998 Long-Term Incentive Compensation Plan, which provides for the granting of up to 500,000 stock options to key employees, directors and consultants;

  •
  The 2000 Long-Term Incentive Compensation Plan, which provides for the granting of up to 4,568,750 stock options to key employees, directors and consultants;

  •
  The 2000 Senior Executive Long-Term Incentive Compensation Plan, which provides for the granting of up to 1,000,000 stock options to senior executives. Options exercised under this plan contain certain registration rights.

        Options granted under these plans may be either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, or nonqualified options. In 2003, 1,050,000 options were issued outside of the option plans in a grant to an executive officer subject to the approval of shareholders. Shareholders representing more than fifty percent of the Company's outstanding stock have agreed to approve this option grant. In 2002, the Company issued 358,000 options outside of the option plans as settlement of certain obligations; these were fully expensed in 2002.

        The stock options are exercisable over a period determined by the Board of Directors (through its Compensation Committee), but generally no longer than 10 years after the date they are granted.

        Information with respect to the plans follows:

Year ended December 31,	2001	2002	2003
Options outstanding at beginning of year	1,411,000	1,629,750	4,535,481
Options granted	218,750	2,914,356	2,930,250
Options forfeited	—	(8,625)	(255,451)

Options outstanding at end of year	1,629,750	4,535,481	7,210,280

Option prices per share granted	$4.56 - 21.24	$1.08 - 4.20	$0.93 - $2.05

Weighted average exercise price
Options granted	$8.12	$1.14	$1.19
Options granted at less than market price	—	1.08	1.19
Options granted at the market price	8.12	1.55	1.21
Options forfeited	—	18.41	0.93
Options outstanding at end of year	37.16	14.05	9.72
Options exercisable at end of year	43.04	19.85	19.74
Number of shares exercisable	458,333	2,057,208	3,077,577

        In 2003 all stock options granted, except for 40,000 options granted to directors and a consultant, were granted to employees at an exercise price less than the market value at grant date. The weighted average fair value of the options issued below market is $1.83.

	Options Outstanding			Options Exercisable
Range of Exercise Price	Number Outstanding at Dec 31, 2003	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Number Outstanding at Dec 31, 2003	Weighted Average Exercise Price
$0.93 - $1.08	3,354,597	$1.08	8.32	1,212,425	$1.08
$1.09 - $4.56	2,281,431	$1.36	9.24	433,057	$1.79
$4.57 - $11.00	539,128	$10.17	5.56	397,471	$10.18
$11.01 - $27.50	13,125	$23.04	2.87	13,125	$23.04
$27.51 - $53.00	269,499	$34.13	6.45	268,999	$34.10
$53.01 - $60.25	752,500	$60.00	6.38	752,500	$60.00

Total	7,210,280	$9.27	8.12	3,077,577	$19.74

        Information with respect to the warrants follows:

Year ended December 31,	2001	2002	2003
Warrants outstanding at beginning of year	287,431	287,431	427,431
Warrants granted	—	390,000	—
Warrants exercised	—	—	(50,000)
Warrants forfeited	—	(250,000)	—

Warrants outstanding at end of year	287,431	427,431	377,431

Warrant prices per share outstanding	$37.80 - 84.68	$1.08 - 84.68	$1.08 - 84.68

Weighted average exercise price
Warrants granted	$—	$1.78	$—
Warrants forfeited	$—	$37.80	$—
Warrants outstanding at end of year	$43.08	$7.94	$8.84
Warrants exercisable at end of year	$43.08	$12.27	$15.25
Number of warrants exercisable	287,431	237,431	187,431
	Warrants Outstanding			Warrants Exercisable
Range of Exercise Price	Number Outstanding at Dec 31, 2003	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Number Outstanding at Dec 31, 2003	Weighted Average Exercise Price
$1.08 - 2.52	340,000	$1.78	4.5	150,000	$1.08
$44.20 - 47.78	12,431	$46.67	3.8	12,431	$46.67
$84.68	25,000	$84.68	1.7	25,000	$84.68

        As of December 31, 2003, the 1998 Long-Term Incentive Compensation Plan had options outstanding for 490,500 shares with 9,500 shares remaining available, under the 2000 Long-Term Incentive Compensation Plan, options were outstanding for 4,299,220 shares with 269,530 shares remaining available, and under the 2000 Senior Executive Long-Term Incentive Compensation Plan options were outstanding for 1,000,000 shares with zero shares remaining available.

11.   Dividends

        Dividends are comprised of the following:

Year ended December 31,	2001	2002	2003
Accrual of dividend on Series A Convertible Preferred	$930,090	$996,335	$1,066,280
Deemed dividend associated with beneficial conversion feature of Series A Convertible Preferred	391,154	—	—
Accrual of dividend on Series B Convertible Preferred	359,292	332,924	—
Deemed dividend associated with beneficial conversion feature of Series B Convertible Preferred	1,263,219	—	—
Deemed dividend associated with beneficial conversion of Series B Convertible Preferred to Common Stock	—	668,464	—

Total	$2,943,755	$1,997,723	$1,066,280

12.   Restructuring

        In 2003, the Company closed its Pennsylvania corporate headquarters and transferred its headquarters to its Imagent facility in San Diego, California. The Company recorded a charge of $244,459 in the third quarter ($199,529 for remaining lease payments for the office, $12,103 for certain remaining equipment leases and $32,827 to write off certain leasehold improvements) related to the closing of the office. At December 31, 2003, the remaining obligation under the lease amounts to $136,947.

        In 2000, the Company recorded a restructuring charge of $597,025, included in operating expenses, relating to the closure of its operations in Westborough, Massachusetts. The restructuring charge includes accruals related to estimated lease termination costs and accruals related to employee severance and related expenses in connection with their termination. All employees at the Westborough facility were terminated. The activities previously performed at the Westborough facility were continued at other company locations or with outside consultants. In 2002, the Company recorded an additional restructuring charge related to an additional termination costs for one of the Westborough employees. As of December 31, 2002, all restructuring costs have been settled.

13.   Income Taxes

        In 2002, the Company had taxable income due to the gain from the split-off of the therapeutic business. This resulted in current income tax expense of approximately $2,300,000 which was completely off-set by net operating losses.

        The Company has not recorded an income tax benefit for net operating losses remaining of approximately $29,500,000 primarily expiring in 2018 through 2022, or for equity losses in affiliate of approximately $12,000,000. The Company is in the development stage and realization of the losses is not considered more likely than not. An income tax valuation allowance has been provided for the deferred tax assets related to the net operating loss carryforwards and the losses in affiliate.

        A portion of the net operating loss carryforwards will not remain with the Company as a result of the split-off of the therapeutic business. However, the amount of these net operating losses is not known.

        Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of the Company's net operating losses could be limited in the event of cumulative changes in ownership of more than 50%. However, the Company does not believe such limitation will have a material effect upon the Company's ability to utilize the carryforwards.

14.   Selected Quarterly Financial Data (Unaudited)

        Summarized quarterly financial data for 2003 and 2002 is as follows:

	Quarter
2003
	First	Second	Third(a)	Fourth(a)
Operating expenses(b)	$4,749,521	$2,536,510	$4,868,947	$4,753,415
Loss from continuing operations(c)	(4,940,896)	(7,389,855)	(5,261,431)	(5,181,322)
Net income (loss)	(4,940,896)	(7,389,855)	(5,261,431)	(5,181,322)
Basic and diluted loss per share from continuing operations(d)	(0.30)	(0.42)	(0.25)	(0.24)
Basic and diluted income (loss) per share(d)	(0.31)	(0.44)	(0.26)	(0.25)

	Quarter
2002
	First	Second	Third	Fourth
Operating expenses(e)	$1,208,285	$906,957	$1,218,083	$2,732,138
Loss from continuing operations(f)	(1,813,246)	(1,341,652)	(1,594,897)	(5,185,408)
Income (loss) from discontinued operations(g)	(502,449)	(544,657)	(244,719)	11,575,147
Net income (loss)	(2,315,695)	(1,886,309)	(1,839,616)	6,389,739
Basic and diluted loss per share from continuing operations(d)	(0.23)	(0.17)	(0.20)	(0.51)
Basic and diluted income (loss) per share from discontinued operations (d)	(0.05)	(0.06)	(0.03)	0.96
Basic and diluted income (loss) per share(d)	(0.28)	(0.23)	(0.23)	0.45

(a)
Includes the results of operations following the acquisition on June 18, 2003 of the Imagent Business from Alliance Pharmaceutical Corp.

(b)
Operating expenses for the first quarter 2003 includes a reserve of $1,491,500 for the value of notes receivable from Alliance.

(c)
Loss from continuing operations in the second quarter 2003 includes an increase in loss from joint venture of $4,605,000 resulting from the impairment of the value of the joint venture's licensed technology

(d)
Earnings (loss) per share calculations for each of the quarters are based on the weighted average shares outstanding for each period. The sum of the quarters may not necessarily be equal to the full year earnings per share amounts.

(e)
Operating expenses for the fourth quarter 2002 includes a charge of $988,184 from the issuance of stock options to employees.

(f)
Loss from continuing operations for the fourth quarter 2002 includes an increase in loss from joint venture of $2,000,000 resulting from the impairment of the joint venture's licensed technology.

(g)
Income (loss) from discontinued operations for the fourth quarter 2002 includes a gain of $11,779,752 from the sale of the therapeutic business.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers.

        Section 78.7502 of the Nevada Business Corporation Act ("NBCA") generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) if such person, among other things, has not been indemnified by another organization, acted in good faith and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        As permitted under the NBCA, the Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the director's duty of care in the affairs of the Company. The NBCA does not permit elimination of liability for breach of a director's duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith and acts resulting in an improper personal benefit to the director. The By-Laws of the Company provide that the Company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, in accordance with and to the full extent permitted by, the NBCA. The Company also is a party to indemnification agreements with its directors and executive officers providing for indemnification and advancement of expenses and setting out procedures to determine if the individual is eligible for indemnification.

        The indemnification provisions described above would provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, indemnification agreements, the NBCA, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In addition, the registrant has purchased directors and officers liability insurance.

Item 25. Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses in connection with the securities being registered pursuant to this registration statement. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Item	Amount
Securities and Exchange Commission registration fee	$1,067
Printing and EDGAR formatting fees and expenses	$15,000
Accounting fees and expenses	$20,000
Legal fees and expenses	$25,000
Total	$61,067

        The Company will bear all expenses shown above, and the selling security holders will not bear any portion of these expenses.

Item 26. Recent Sales of Unregistered Securities.

        The Company issued securities without registration under the Securities Act in the transactions listed below. In each transaction, except where indicated, these securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        On January 24, 2000, we issued warrants covering 3,750 shares of our common stock to a consultant. The warrants are exercisable at any time before January 24, 2010 for an exercise price of $44.23.

        On February 18, 2000, we issued 327,240 shares of Series B Preferred Stock to 32 accredited investors in a private placement, for a purchase price of $16.88 per share and 9,816 shares of Series B Preferred Stock and warrants to acquire 32,724 shares of our common stock at an exercise price of $16.88 per share to the placement agent in connection with services rendered in our private placement of Series B Preferred Stock. All of the issued and outstanding shares of Series B Preferred Stock were converted into an aggregate of 422,316 shares of common stock at the conversion ratio of 4.25 shares of common for each share of Series B Preferred Stock on November 12, 2002. Upon effecting the one-for-four reverse split the number of shares subject to the warrants was adjusted to 8.181 and the exercise price was adjusted to $47.78 per share.

        On August 9, 2000, we issued warrants to acquire a total of 500,000 shares of common stock to Farcap Group, LLC as consideration for consulting services Farcap agreed to perform for us. The warrants are exercisable at any time before August 9, 2004 for an exercise price of $9.45 per share. In connection with our sale of 8,333,334 shares of common stock to a group of institutional investors in November, 2002, Farcap agreed to adjust the number of shares subject to the warrants to 50,000 post-reverse split shares and to adjust the exercise price to $1.08 per share.

        During 2000, we also awarded 383,565 options to acquire our common stock pursuant to our 1998 Long Term Incentive Compensation Plan and 1,000,000 options to acquire common stock pursuant to our Senior Executive Long Term Incentive Compensation Plan. Those options are exercisable at prices ranging from $11.00 to $60.25 and are subject to various vesting criteria.

        During 2001, we awarded 86,250 options to acquire our common stock pursuant to our 1998 Long Term Incentive Plan and 127,500 options to acquire our common stock pursuant to our 2000 Plan.

        Pursuant to the terms of a Settlement Agreement dated June 13, 2002, and as amended on February 28, 2003, we issued options to acquire an aggregate of 390,556 shares of our common stock to Dr. Wolf.

        In a series of closings occurring in November and December, 2002, and January, 2003, we sold and issued 11,165,551 shares of our common stock to a group of institutional and individual accredited investors at $1.08 per share.

        During 2002, we awarded 2,523,800 options to acquire our common stock under the 2000 Plan.

        In each of December, 2002 and January and February, 2003, we issued 250,000 shares (an aggregate of 750,000 shares) to Xmark Fund, L.P. and Xmark Fund, Ltd. in connection with the Standstill and Make Whole Agreement dated as of December 30, 2002.

        In 2003, we granted qualified and non-qualified stock options pursuant to our 2000 Plan to purchase an aggregate of 1,840,250 shares of common stock each at an exercise price of $1.25 per share to employees joining the Company as part of the Imagent business acquisition and two options for 10,000 shares each granted at exercise prices of $0.93 and $2.05, respectively. The options vest at various times up to four years from the date of the grant.

        In July 2003, we granted our Chief Executive Officer options to acquire 1,050,000 shares of our common stock at an exercise price of $1.08 per share, subject to shareholder approval. Shareholders holding over 50% of our common stock have committed to vote in favor of this option.

        Pursuant to the terms of the Standstill and Make Whole Agreement dated as of December 30, 2002, in each of January, February and March 2003, we issued 250,000 shares (an aggregate of 750,000 shares) to Xmark in exchange for Xmark's agreement to forbear from exercising its remedies as a creditor against Alliance.

        Pursuant to the terms of a Consulting Agreement dated as of January 30, 2003, we issued 75,000 shares of our common stock to a consultant in exchange for consulting services.

        In January 2003 we sold 27,778 shares of our common stock for cash at $1.08 per share to certain accredited investors.

        On May 27, 2003, we issued an aggregate of 11,250 shares to Xmark as a penalty for failing to register for resale the shares of common stock issued to Xmark.

        In June 2003, we issued an aggregate of 10,000 shares of our common stock pursuant to cashless exercise of options.

        In connection with the acquisition of the Imagent business, we issued an aggregate of 2,198,137 shares of our common stock to various creditors of Alliance (who qualify as accredited investors) on June 18, 2003. These shares were issued without registration under the Securities Act at prices ranging from $1.00 to $2.30 per share. An additional 1,987,500 shares (pursuant to this transaction) are issuable at $2.00 to $2.30 per share to certain accredited investors following approval by our shareholders. This approval was obtained at our shareholder meeting of February 5, 2004, and the shares have subsequently been issued.

        In July 2003 we issued 27,216 shares of our common stock as a cashless exercise of certain warrants.

        In July 2003 we issued 82,977 shares of our common stock to Xmark for interest and penalty for failing to timely register shares of common stock issued to Xmark.

        In September 2003 we issued 26,248 shares of our common stock to Xmark as a penalty for failing to timely register shares of common stock issued to Xmark.

        In June 2003 we recorded the issuance of 124,627 shares of our common stock that had previously been subject to rescission.

        In May and June, 2003, we issued revolving convertible senior secured promissory notes to three of our investors in an aggregate principal amount of $4,160,000 bearing interest at 7.25% annually, compounded monthly. In the second, third and fourth quarters of 2003 we issued senior secured promissory notes, payable upon demand, to these investors in an aggregate principal amount of $7,257,000 bearing interest at 7.25% annually, compounded monthly.

        During January 2004, the Company awarded 65,000 options to acquire our common stock under the 2000 Plan.

        On March 5, 2004 the Company issued 2,054,000 shares of its Common Stock to certain creditors of Alliance. The value of 1,985,522 of these shares was treated as acquisition consideration at fair market value for the Purchased Technology. The value of the remaining 68,478 shares was treated as a penalty due to delays in securing shareholder approval of the issuance of these shares.

        In June 2004 the Company issued 616,580 shares of its Common Stock in partial settlement of certain equipment lease obligations.

        In June 2004 the Company issued 195,263 shares of its Common Stock upon conversion of its Series A Preferred Stock.

        During May and June 2004, the Company awarded 438,000 options to acquire our common stock under the 2000 Plan, subject to shareholder approval of an increase in authorized shares under the Plan.

        In April and June 2004, the Company sold $10,150,00 of its Common Stock to certain institutional and accredited investors. The Company issued an aggregate of 25,374,999 shares of its Common Stock and 14,717,502 warrants to purchase Common Stock at $.50 per share to these investors.

        In April and June 2004, investors holding an aggregate of $4,160,000 principal amount of Convertible Notes and $8,559,500 principal amount of Demand Notes converted these Notes, including accrued interest, into an aggregate of 33,740,672 shares of Common Stock.

        In May 2004, the holder of an aggregate of 1,623,289 puttable shares exchanged these shares for an aggregate of $2,128,447 secured debt.

        In June 2004 the Company became obligated to issue an option for 4,066,308 shares of its Common Stock to its Chief Executive Officer, subject to shareholder approval. Shareholders holding over 50% of the Company's outstanding Common Stock have agreed to vote in favor of this award.

Item 27. Exhibits.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 28. Undertakings.

        (a)   The registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned in San Diego, California on August 2, 2004.

IMCOR Pharmaceutical Co.
By:	/s/ TAFFY J. WILLIAMS
Taffy J. Williams Chief Executive Officer

Power of Attorney and Signatures

        Know all by these presents, that each individual whose signature appears below constitutes and appoints Taffy J. Williams his or her true and lawful attorney-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ TAFFY J. WILLIAMS	President, Chief Executive Officer, Director	August 2, 2004
/s/ BRIAN GALLAGHER	Chairman of the Board	August 2, 2004
/s/ JONATHAN FLEMING	Director	August 2, 2004
/s/ WILLIAM D. MCPHEE	Director	August 2, 2004
/s/ RICHARD DEAN	Director	August 2, 2004
/s/ ALAN WATSON	Director	August 2, 2004
/s/ BROOKS BOVEROUX	VP- Finance, Chief Financial Officer	August 2, 2004

EXHIBIT INDEX

Exhibit No.	Description
+2.1	Asset Purchase Agreement dated as of June 10, 2003 by and between IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and Alliance Pharmaceutical Corp. (Filed as Exhibit 2.1 to the company's Form 8-K dated June 20, 2003 and incorporated herein by reference.)
+3.1	Articles of Incorporation of IMCOR Pharmaceutical Co., as amended (Filed as Exhibit E to the company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
+3.2	Amended and Restated Bylaws of IMCOR Pharmaceutical Co. (Filed as Exhibit C to the company's Information Statement on Form DEF 14C dated December 23, 2002 and incorporated herein by reference.)
+4.1	Registration Rights Agreement entered into as of November 12, 2002 by and among IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.), Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P. and Tannebaum, LLC. (Filed as Exhibit D to the company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
+4.2	Form of Registration Rights Agreement dated as of December 30, 2002 entered into by and between IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and each of Oxford Bioscience Partners IV L.P., MRNA Fund II L.P., DMG Legacy Institutional Fund LLC, DMG Legacy Fund LLC, and DMG Legacy International Ltd. (Filed as Exhibit 10.7 to the company's Annual Report on Form 10-K for dated December 31, 2002 and incorporated herein by reference.)
+4.3	Incentive Stock Option Award Agreement entered into by and between IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and Taffy J. Williams, Ph.D. dated May 17, 2000. (Filed as Exhibit 10.4 to the company's Current Report on Form 8-K dated May 17, 2001 and incorporated herein by reference.)
+4.4	Incentive Stock Option Award Agreement entered into by IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and Brooks Boveroux dated August 1, 2000. (Filed as Exhibit 10.13 to the company's Annual Report on Form 10-K dated December 31, 2000 and incorporated herein by reference.)
+4.5	Warrant Agreement dated as of November 12, 2002 between Broadmark Capital LLC and IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.). (Filed as Exhibit 10.27 to the company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.)
+4.6	Non-Qualified Stock Option Award Agreement dated as of January 14, 2004 by and between IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and Taffy J. Williams, Ph.D. (Filed as Exhibit 4.11 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 and incorporated herein by reference.)
+4.7	Form of Securities Purchase Agreement dated as of April 19, 2004 between IMCOR Pharmaceutical CO. and each of the purchasers signatory thereto (Filed as Exhibit 4.11 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2004 and incorporated herein by reference.)
+4.8	Form of Warrant Agreement dated as of April 19, 2004 between IMCOR Pharmaceutical Co. and each of the purchasers signatory to the Securities Purchase Agreement dated as of April 19, 2004. (Filed as Exhibit 4.12 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2004 and incorporated herein by reference.)

+4.9	Form of Registration Rights Agreement dated as of April 19, 2004 entered into by and between IMCOR Pharmaceutical Co. and each of the purchasers signatory to the Securities Purchase Agreement dated as of April 19, 2004. (Filed as Exhibit 4.13 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2004 and incorporated herein by reference.)
+4.10	Form of Securities Purchase Agreement dated as of April 19, 2004, by and among IMCOR Pharmaceutical Co., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P. and Mi3 LP. (Filed as Exhibit 4.14 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2004 and incorporated herein by reference.)
+4.11	Form of Registration Rights Agreement dated as of April 19, 2004 by and among IMCOR Pharmaceutical Co. and each of Oxford Bioscience Partners IV L.P., MRNA Fund II L.P. and Mi3 LP. (Filed as Exhibit 4.15 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2004 and incorporated herein by reference.)
*4.12	Senior Secured Promissory Note dated June 4, 2004 between IMCOR Pharmaceutical Co. and Xmark Fund, L.P.
*4.13	Senior Secured Promissory Note dated June 4, 2004 between IMCOR Pharmaceutical Co. and Xmark Fund, Ltd.
*5.1	Opinion of Grippo & Elden LLC
+9.1	Voting, Drag-Along and Right of First Refusal Agreement entered into as of November 12, 2002 by and among Robert J. Weinstein, M.D., Stuart P. Levine, Tannebaum, LLC, Mi3 L.P., Oxford Bioscience Partners IV L.P. and MRNA Fund II L.P. (Filed as Exhibit G to the company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
+10.1	Letter Agreement entered into as of August 29, 2002 by and between IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and Clinical Regulatory Strategies, LLC (Filed as Exhibit 10.2 to the company's quarterly report on Form 10-Q for the quarter ended September 30, 2002 and incorporated herein by reference.)
+10.2	Employment Agreement entered into by and between the company and Brooks Boveroux, dated October 28, 2002. (Filed as Exhibit 10.9 to the company's Annual Report on Form 10-K for dated December 31, 2002 and incorporated herein by reference.)
+10.3	Form of Indemnification Agreement entered into by and between IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and each Director and Senior Vice President of the company. (Filed as Exhibit 10.13 to the company's Annual Report on Form 10-K for dated December 31, 2002 and incorporated herein by reference.)
+10.4	Tufts University Sponsored Research Agreement dated August 1, 1999 by and between Photogen, Inc. and Tufts University, a/k/a Trustees of Tufts College. (Filed as Exhibit 10.3 to the company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999 and incorporated herein by reference.) Confidential portions of this exhibit were redacted.
+10.5	License Agreement effective as of September 30, 1999 between The General Hospital Corporation and Photogen, Inc. (Filed as Exhibit 10.7 to the company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999 and incorporated herein by reference.) Confidential portions of this exhibit were redacted.
+10.6	Equipment Lease between Picker Financial Group, L.L.C. and Photogen, Inc. dated October 25, 1999. (Filed as Exhibit 10.37 to the company's Annual Report on Form 10-KSB for the year ended December 31, 1999 and incorporated herein by reference.)
+10.7	Security Agreement dated as of June 18, 2003 by and among IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.), Xmark Fund, L.P. and Xmark Fund, Ltd. (Filed as Exhibit 10.2 to the Company's 8-K filed on June 20, 2003 and incorporated herein by reference.)

+10.8	Patent and Trademark Security Agreement dated as of June 18, 2003 by and among IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.), Xmark Fund, L.P., and Xmark Fund, Ltd. (Filed as Exhibit 10.3 to the Company's 8-K filed on June 20, 2003 and incorporated herein by reference.)
+10.9	Equipment Lease dated as of June 18, 2003 by and between IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and Baxter Healthcare Corporation. (Filed as Exhibit 10.8 to the Company's 8-K filed on June 20, 2003 and incorporated herein by reference.)
+10.10	Letter Agreement dated June 6, 2003 by and between IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and Jack DeFranco. (Filed as Exhibit 10.18 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 and incorporated herein by reference.)
+10.11	Letter Agreement dated July 23, 2003 by and between IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and Taffy J. Williams, Ph.D. (Filed as Exhibit 10.5 to the company's Form 10-QSB for the quarter ended September 30, 2003 and incorporated herein by reference).
+10.12	Form of Letter Agreement by and between IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and each outside director. (Filed as Exhibit 10.20 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 and incorporated herein by reference.)
+10.13	License Agreement dated December 16, 2003 by and between IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and Kyosei Pharmaceutical Co. Ltd. (Filed as Exhibit 10.1 to the Company's report on Form 8-K filed on December 18, 2003 and incorporated herein by reference.) Confidential portions of this exhibit were redacted.
*10.22	Forbearance Agreement dated June, 2004 by and between IMCOR Pharmaceutical Co. (f/k/a Photogen Technologies, Inc.) and Philips Medical Capital, LLC.
*10.23	Exchange Agreement dated as of June 4, 2004 by and among IMCOR Pharmaceutical Co., Xmark Fund, L.P., Xmark Fund, Ltd., Oxford BioScience Partners IV L.P., MRNA Fund II, L.P. and Mi3 L.P.
+21	List of subsidiaries of the company (Filed as Exhibit 21 to the Company's Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.)
*23.1	Consent of BDO Seidman, LLP
*23.2	Consent of Moss Adams LLP
*23.3	Consent of Grippo & Elden LLC (included in Exhibit 5.1)
24	Power of Attorney (See signature page)

*
Filed herewith
+
Incorporated herein by reference

QuickLinks

TABLE OF CONTENTS
PROSPECTUS SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
DESCRIPTION OF THE BUSINESS
DESCRIPTION OF PROPERTY
LEGAL PROCEEDINGS
MANAGEMENT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
PRIVATE PLACEMENT TRANSACTION
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
INTEREST OF NAMED EXPERTS AND COUNSEL
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO FINANCIAL STATEMENTS
FINANCIAL STATEMENTS
IMCOR Pharmaceutical Co. (formerly Photogen Technologies, Inc.) (A Development Stage Company) Consolidated Condensed Balance Sheets All amounts in $
IMCOR Pharmaceutical Co. (formerly Photogen Technologies, Inc.) (A Development Stage Company) Consolidated Condensed Statements of Operations (Unaudited) All amounts in $
IMCOR Pharmaceutical Co. (formerly Photogen Technologies, Inc.) (A Development Stage Company) Consolidated Condensed Statements of Shareholders' Equity/(Deficit) (Unaudited)
IMCOR Pharmaceutical Co. (formerly Photogen Technologies, Inc.) (A Development Stage Company) Consolidated Condensed Statements of Cash Flows (Unaudited) All amounts in $
Report for the Period Ended December 31, 2003
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
IMCOR Pharmaceutical Co. (A Development Stage Company) Consolidated Balance Sheets
IMCOR Pharmaceutical Co. Consolidated Statements of Operations
IMCOR Pharmaceutical Co. Consolidated Statement of Shareholders' Equity/(Deficit)
IMCOR Pharmaceutical Co. Consolidated Statements of Cash Flows
IMCOR Pharmaceutical Co. Notes to Consolidated Financial Statements
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
Power of Attorney and Signatures
EXHIBIT INDEX